UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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FIDELITY NATIONAL FINANCIAL, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fidelity National Financial, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204
April 12, 2013
Dear Shareholder:
On behalf of the Board of Directors, I cordially invite you to attend the annual meeting of the shareholders of Fidelity National Financial, Inc. The meeting will be held on May 22, 2013 at 10:00 a.m., Eastern Time, in the Peninsular Auditorium at 601 Riverside Avenue, Jacksonville, Florida 32204. The formal Notice of Annual Meeting and Proxy Statement for this meeting are attached to this letter.
The Notice of Annual Meeting and Proxy Statement contain more information about the annual meeting, including:

•	who can vote; and
•	the different methods you can use to vote, including the telephone, Internet and traditional paper proxy card.
Whether or not you plan to attend the annual meeting, please vote by one of these outlined methods to ensure that your shares are represented and voted in accordance with your wishes.
On behalf of the Board of Directors, I thank you for your cooperation.
Sincerely,
George P. Scanlon
Chief Executive Officer

Fidelity National Financial, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204
_________________

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS
________________

To the Shareholders of Fidelity National Financial, Inc.:
Notice is hereby given that the 2013 Annual Meeting of Shareholders of Fidelity National Financial, Inc. will be held on May 22, 2013 at 10:00 a.m., Eastern Time, in the Peninsular Auditorium at 601 Riverside Avenue, Jacksonville, Florida 32204 for the following purposes:

1.
to elect three Class II directors to serve until the 2016 Annual Meeting of Shareholders and one Class I director to serve until the 2015 Annual Meeting of Shareholders or, in each case, until their successors are duly elected and qualified or until their earlier death, resignation or removal;

2.	to approve a non-binding advisory resolution on the compensation paid to our named executive officers;
3.	to approve the amendment and restatement of our Amended and Restated 2005 Omnibus Incentive Plan to increase the authorized shares available for issuance thereunder by 5,500,000 shares;
4.	to approve amendments to our Certificate of Incorporation to permit shareholders to act by written consent upon a majority vote;
5.	to approve amendments to our Certificate of Incorporation to eliminate all supermajority voting provisions;
6.	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2013 fiscal year; and
7.	to transact such other business as may properly come before the meeting or any adjournment thereof.
The Board of Directors set March 28, 2013 as the record date for the meeting. This means that owners of Fidelity National Financial, Inc. common stock at the close of business on that date are entitled to:

•	receive notice of the meeting; and
•	vote at the meeting and any adjournments or postponements of the meeting.
All shareholders are cordially invited to attend the annual meeting in person. However, even if you plan to attend the annual meeting in person, please read these proxy materials and cast your vote on the matters that will be presented at the annual meeting. You may vote your shares through the Internet, by telephone, or by mailing the enclosed proxy card. Instructions for our registered shareholders are described under the question “How do I vote?” on page 2 of the proxy statement.

Sincerely,
Michael L. Gravelle
Corporate Secretary
Jacksonville, Florida
April 12, 2013

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE (OR VOTE VIA TELEPHONE OR INTERNET) TO ASSURE REPRESENTATION OF YOUR SHARES.

i

Fidelity National Financial, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204
_________________

PROXY STATEMENT
_________________

The enclosed proxy is solicited by the Board of Directors (the “Board”) of Fidelity National Financial, Inc. (the “Company” or “FNF”) for use at the Annual Meeting of Shareholders to be held on May 22, 2013 at 10:00 a.m., Eastern Time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The annual meeting will be held in the Peninsular Auditorium at 601 Riverside Avenue, Jacksonville, Florida.
It is anticipated that such proxy, together with this proxy statement, will first be mailed on or about April 12, 2013 to all shareholders entitled to vote at the meeting.
The Company’s principal executive offices are located at 601 Riverside Avenue, Jacksonville, Florida 32204, and its telephone number at that address is (904) 854-8100.

GENERAL INFORMATION ABOUT THE COMPANY
Prior to October 17, 2005, the Company was known as Fidelity National Title Group, Inc. and was a wholly-owned subsidiary of another publicly traded company, also called Fidelity National Financial, Inc. (“old FNF”). On October 17, 2005, old FNF distributed to its shareholders a minority interest in the Company, making it a majority-owned, publicly traded company (the “Partial Spin-Off”). On October 24, 2006, old FNF transferred certain assets to the Company in return for the issuance of shares of Company common stock to old FNF. Old FNF then distributed to its shareholders all of its shares of Company common stock, making the Company a stand-alone public company (the “Full Spin-Off”). In November 2006, old FNF was then merged with and into another of its subsidiaries, Fidelity National Information Services, Inc. (“FIS”), after which the Company changed its name to Fidelity National Financial, Inc. Unless stated otherwise or the context otherwise requires, all references in this proxy statement to “us,” “we,” “our,” the “Company” or “FNF” are to Fidelity National Financial, Inc. For purposes of the biographical descriptions of our directors and executive officers, service with FNF includes service with old FNF prior to the Full Spin-Off.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
Your shares can be voted at the annual meeting only if you vote by proxy or if you are present and vote in person. Even if you expect to attend the annual meeting, please vote by proxy to assure that your shares will be represented.
Why did I receive this proxy statement?
The Board is soliciting your proxy to vote at the annual meeting because you were a shareholder of the Company at the close of business on March 28, 2013, which we refer to as the record date, and therefore you are entitled to vote at the annual meeting. This proxy statement contains information about the matters to be voted on at the annual meeting, and the voting process, as well as information about the Company's directors and executive officers.
Who is entitled to vote?
All record holders of FNF common stock as of the close of business on March 28, 2013 are entitled to vote. On that day, [ ] shares were issued and outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the annual meeting.
If you hold your shares through a broker, bank or other nominee, you are considered a “beneficial owner,” and you will receive separate instructions from the nominee describing how to vote your shares. As the beneficial owner, you have the right to direct your nominee on how to vote your shares. Beneficial owners may also vote their shares in person at the annual meeting after first obtaining a legal proxy from their nominees by following the instructions provided by their nominees, and presenting the legal proxy to the election inspectors at the annual meeting.
What shares are covered by the proxy card?
The proxy card covers all shares held by you of record (i.e., shares registered in your name) and any shares held for your benefit in FNF’s 401(k) plan.

How do I vote?
You may vote using any of the following methods:

•
In person at the annual meeting. All shareholders may vote in person at the annual meeting by bringing the enclosed proxy card or proof of identification, but if you are a beneficial owner (as opposed to a record holder), you must obtain a legal proxy from your broker, bank or nominee and present it to the inspectors at the annual meeting with your ballot when you vote at the meeting; or

•	By proxy. There are three ways to vote by proxy:

•	by mail, using the enclosed proxy card and return envelope;
•	by telephone, using the telephone number printed on the proxy card and following the instructions on the proxy card; or
•	by the Internet, using a unique password printed on your proxy card and following the instructions on the proxy card.
Even if you expect to attend the annual meeting, please vote by proxy to assure that your shares will be represented.
What does it mean to vote by proxy?
It means that you give someone else the right to vote your shares in accordance with your instructions. In this case, we are asking you to give your proxy to our Executive Chairman, Chief Executive Officer and Corporate Secretary, who are sometimes referred to as the “proxy holders.” By giving your proxy to the proxy holders, you assure that your vote will be counted even if you are unable to attend the annual meeting. If you give your proxy but do not include specific instructions on how to vote on a particular proposal described in this proxy statement, the proxy holders will vote your shares in accordance with the recommendation of the Board for such proposal.
On what am I voting?
You will be asked to consider seven proposals at the annual meeting.

•	Proposal No. 1 asks you to elect the three Class II directors to serve until the 2016 Annual Meeting of Shareholders and one Class I director to serve until the 2015 Annual Meeting of Shareholders.
•	Proposal No. 2 asks you to approve a non-binding advisory resolution on the compensation paid to our named executive officers.
•
Proposal No. 3 asks you to approve the amendment and restatement of the Company's Amended and Restated 2005 Omnibus Incentive Plan to increase the authorized shares available for issuance thereunder by 5,500,000 shares so that we can continue to provide equity-based incentive compensation to our employees on a going-forward basis.

•	Proposal No. 4 asks you to approve amendments to our Certificate of Incorporation to permit shareholders to act by written consent upon a majority vote.
•	Proposal No. 5 asks you to approve amendments to our Certificate of Incorporation to eliminate all supermajority voting provisions.
•	Proposal No. 6 asks you to ratify the appointment of KPMG, LLP as our independent registered public accounting firm for the 2013 fiscal year.
How does the Board recommend that I vote on these proposals?
The Board recommends that you vote:

1.
“FOR” the election of the three Class II director nominees to serve until the 2016 Annual Meeting of Shareholders and one Class I director nominee to serve until the 2015 Annual Meeting of Shareholders;

2.	“FOR” the approval of the non-binding advisory resolution on the compensation paid to our named executive officers;

3.	“FOR” the approval of the amendment and restatement of the Amended and Restated 2005 Omnibus Incentive Plan;

4.	“FOR” the approval of amendments to our Certificate of Incorporation to permit shareholders to act by written consent upon a majority vote;

5.	“FOR” the approval of amendments to our Certificate of Incorporation to eliminate all supermajority voting provisions; and

6.	“FOR” the ratification of the appointment of KPMG, LLP as our independent registered public accounting firm for the 2013 fiscal year.

What happens if other matters are raised at the meeting?
Although we are not aware of any matters to be presented at the annual meeting other than those contained in the Notice of Annual Meeting, if other matters are properly raised at the annual meeting in accordance with the procedures specified in FNF’s Certificate of Incorporation and Bylaws, all proxies given to the proxy holders will be voted in accordance with their best judgment.
What if I submit a proxy and later change my mind?
If you have submitted your proxy and later wish to revoke it, you may do so by doing one of the following: giving written notice to the Corporate Secretary prior to the annual meeting; submitting another proxy bearing a later date (in any of the permitted forms) prior to the annual meeting; or casting a ballot in person at the annual meeting.
Who will count the votes?
Broadridge Investor Communications Services will serve as proxy tabulator and count the votes, and the results will be certified by the inspector of election.
How many votes must each proposal receive to be adopted?
The following votes must be received:

•
For Proposal No. 1 regarding the election of directors, a plurality of votes of the common stock entitled to vote and present in person or represented by proxy is required to elect a director. This means that the four people receiving the largest number of votes cast by the shares entitled to vote at the annual meeting will be elected as directors. Abstentions and broker non-votes, as discussed below, will have no effect.

•
For Proposal No. 2 regarding a non-binding advisory vote on the compensation paid to our named executive officers, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote would be required for approval. Even though your vote is advisory and therefore will not be binding on the Company, the Board will review the voting result and take it into consideration when making future decisions regarding the compensation paid to our named executive officers. Abstentions will have the effect of a vote against this proposal and broker non-votes will have no effect.

•
For Proposal No. 3 regarding the approval of the amendment and restatement of the 2005 Omnibus Incentive Plan, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote would be required for approval. Abstentions will have the effect of a vote against this proposal and broker non-votes will have no effect. To satisfy the voting requirement under Section 162(m) of the Internal Revenue Code, the proposal must be approved by a majority of the votes cast on the proposal.

•
For Proposal No. 4 regarding amendments to our Certificate of Incorporation to permit shareholders to act by written consent upon a majority vote, the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of all outstanding common stock would be required for approval. Abstentions and broker non-votes will have the effect of a vote against this proposal.

•
For Proposal No. 5 regarding amendments to our Certificate of Incorporation eliminating all supermajority voting provisions, the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of all outstanding common stock would be required for approval. Abstentions and broker non-votes will have the effect of a vote against this proposal.

•
For Proposal No. 6 regarding the appointment of KPMG, LLP, under Delaware law, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote would be required for approval. Abstentions will have the effect of a vote against this proposal. Because this proposal is considered a “routine” matter under the rules of the New York Stock Exchange, nominees may vote in their discretion on this proposal on behalf of beneficial owners who have not furnished voting instructions.

What constitutes a quorum?
A quorum is present if a majority of the outstanding shares of common stock entitled to vote at the annual meeting are present in person or represented by proxy. Broker non-votes and abstentions will be counted for purposes of determining whether a quorum is present.
What are broker non-votes? If I do not vote, will my broker vote for me?
Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial owners at least ten days before the meeting. If that happens, the nominees may vote those shares only on matters deemed “routine” by the Securities and Exchange Commission and the rules promulgated by the New York Stock Exchange thereunder.
The Company believes that all the proposals to be voted on at the annual meeting, except for the appointment of KPMG, LLP as our independent registered public accounting firm, are not “routine” matters. On non-routine matters, such as Proposals No. 1 through No. 5, nominees cannot vote unless they receive voting instructions from beneficial owners. Please be sure to give specific voting instructions to your nominee, so that your vote can be counted.

What effect does an abstention have?
With respect to Proposal No. 1, abstentions or directions to withhold authority will not be included in vote totals and will not affect the outcome of the vote. With respect to Proposals Nos. 2 through 6, abstentions will have the effect of a vote against such proposals, since Delaware law requires that a proposal receive the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote.
Who pays the cost of soliciting proxies?
We pay the cost of the solicitation of proxies, including preparing and mailing the Notice of Annual Meeting of Shareholders, this proxy statement and the proxy card. Following the mailing of this proxy statement, directors, officers and employees of the Company may solicit proxies by telephone, facsimile transmission or other personal contact. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians who are holders of record of shares of common stock will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by the Company for their charges and expenses in connection therewith at customary and reasonable rates. In addition, the Company has retained Georgeson Inc. to assist in the solicitation of proxies for an estimated fee of $16,500 plus reimbursement of expenses.
What if I share a household with another shareholder?
We have adopted a procedure approved by the Securities and Exchange Commission, called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Annual Report and Proxy Statement unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings. If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of our Annual Reports and/or Proxy Statements, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the Annual Report and/or Proxy Statement for your household, please contact our transfer agent, Continental Stock Transfer & Trust (in writing at: 17 Battery Place, 8th Floor, New York, NY 10004; by telephone: (212) 509-4000 or (800) 509-5586. If you participate in householding and wish to receive a separate copy of the 2012 Annual Report or this proxy statement, or if you do not wish to participate in householding and prefer to receive separate copies of future Annual Reports and/or Proxy Statements, please contact Continental Stock Transfer & Trust as indicated above. Beneficial shareholders can request information about householding from their banks, brokers or other holders of record. We hereby undertake to deliver promptly upon written or oral request, a separate copy of the annual report to shareholders, or this proxy statement, as applicable, to a shareholder at a shared address to which a single copy of the document was delivered.

CERTAIN INFORMATION ABOUT OUR DIRECTORS
Information About the Nominees for Election
The names of the nominees proposed for election at the annual meeting as Class II and Class I directors of the Company and certain biographical information concerning each of them is set forth below. Expiration terms of nominees for election at the annual meeting are given assuming the nominees are elected.
Nominees for Class II Directors —Term Expiring 2016

			Director
Name	Position with FNF	Age (1)	Since
Daniel D. (Ron) Lane	Director Chairman of the Compensation Committee Member of the Audit Committee	78	1989	(2)
Richard N. Massey	Director Member of the Compensation Committee	57	2006	(2)
Cary H. Thompson	Director Member of the Compensation Committee and the Executive Committee	56	1992	(2)
_______________________________________

(1)	As of April 1, 2013.
(2)	Includes the period of time during which the director served as a director of old FNF.
Daniel D. (Ron) Lane. Daniel D. (Ron) Lane has served as a director of the Company since 1989. Since February 1983, Mr. Lane has been a principal, Chairman and Chief Executive Officer of Lane/Kuhn Pacific, Inc., a corporation that comprises several community development and home building partnerships, all of which are headquartered in Newport Beach, California. Mr. Lane also served as a director of FIS from February 2006 to July 2008, of Lender Processing Services, Inc. (“LPS”) from July 2008 to March 2009, and of CKE Restaurants, Inc. from 1993 through 2010.
Mr. Lane's qualifications to serve on the FNF Board include his extensive experience in and knowledge of the real estate industry, particularly as Chairman and Chief Executive Officer of Lane/Kuhn Pacific, Inc., his financial literacy and his experience as a member of the boards of directors of other companies.
Richard N. Massey. Richard N. Massey has served as a director of the Company since February 2006. Mr. Massey has been a partner of Westrock Capital, LLC, a private investment partnership, since January 2009. Mr. Massey was Chief Strategy Officer and General Counsel of Alltel Corporation from January 2006 to January 2009. From 2000 until 2006, Mr. Massey served as Managing Director of Stephens Inc., a private investment bank, during which time his financial advisory practice focused on software and information technology companies. Mr. Massey also serves as a director of FIS, as Chairman of the Board of Directors of First Federal Bancshares of Arkansas, Inc., and as a director of Oxford American Literary Project, a non-profit literary publication.
Mr. Massey's qualifications to serve on the FNF Board include his experience in corporate finance and investment banking and as a financial and legal advisor to public and private businesses, as well as his expertise in identifying, negotiating and consummating mergers and acquisitions.
Cary H. Thompson. Cary H. Thompson has served as a director of the Company since 1992. Mr. Thompson currently is Vice Chairman of Global Corporate and Investment Banking, Bank of America Merrill Lynch, having joined that firm in May 2008. From 1999 to May 2008, Mr. Thompson was Senior Managing Director and Head of West Coast Investment Banking at Bear Stearns & Co., Inc. Mr. Thompson also serves on the board of directors of SonicWall Corporation and served as a director of FIS from February 2006 to July 2008 and as a director of LPS from July 2008 to March 2009.
Mr. Thompson's qualifications to serve on the FNF Board include his experience in corporate finance and investment banking, his knowledge of financial markets and his expertise in negotiating and consummating financial transactions.

Nominees for Class I Directors —Term Expiring 2015

			Director
Name	Position with FNF	Age (1)	Since
John D. Rood	Nominee for Director	57	N/A
_______________________________________

(1)	As of April 1, 2013
John D. Rood. Mr. Rood has been nominated for election to the FNF Board at the Company's 2013 Shareholder's meeting. Mr. Rood is the founder and Chairman of The Vestcor Companies, Inc., a real estate firm with 30 years of experience in multifamily development and investment. Mr. Rood currently serves on the board of Alico, Inc., as a Governor on the Florida Board of Governors which oversees the State of Florida University System, and on several private boards. From 2004 - 2007, Mr. Rood served as the United States Ambassador to the Commonwealth of the Bahamas, and from 1999 - 2004, Mr. Rood was appointed by Governor Jeb Bush to serve on the Florida Fish and Wildlife Conservation Commission.

Mr. Rood's qualifications to serve on the FNF Board include his experience in the real estate industry, his leadership experience as a United States Ambassador, and his experience as a director on boards of both public and private companies.
Information About Our Directors Continuing in Office
The names of the incumbent directors of the Company who are not up for election at the annual meeting and certain biographical information concerning each of them are set forth below. Expiration terms of the incumbent directors are also provided.
Incumbent Class III Directors — Term Expiring 2014

			Director
Name	Position with FNF	Age (1)	Since
William P. Foley, II	Executive Chairman of the Board	68	1984	(2)
	Chairman of the Executive Committee
Douglas K. Ammerman	Director Chairman of the Audit Committee	61	2005	(2)
Thomas M. Hagerty	Director	50	2005	(2)
	Chairman of the Corporate Governance and Nominating Committee Member of the Executive Committee
Peter O. Shea, Jr.	Director	46	2006	(2)
	Member of the Corporate Governance and Nominating Committee
_______________________________________

(1)	As of April 1, 2013
(2)	Includes the period of time during which the director served as a director of old FNF.
William P. Foley, II. William P. Foley, II has served as the Executive Chairman of the Company since October 2006 and, prior to that, as Chairman of the Board since 1984. Mr. Foley also served as Chief Executive Officer of the Company from 1984 until May 2007 and as President of FNF from 1984 until December 1994. Effective March 2012, Mr. Foley became the Vice Chairman of the Board of FIS; prior to that he served as Executive Chairman from February 2006 through February 2011 and as non-executive Chairman from February 2011 to March 30, 2012. Mr. Foley served as the Chairman of the Board of LPS from July 2008 until March 2009, and, within the past five years, has served as a director of Florida Rock Industries, Inc. Mr. Foley also serves on the board of directors of the Foley Family Charitable Foundation, Cummer Museum of Arts and Gardens and Remy International, Inc. Mr. Foley also is Chairman, CEO and President of Foley Family Wines Holdings, Inc., which is the holding company of numerous vineyards and wineries located in the U.S. and in New Zealand.
Mr. Foley's qualifications to serve on the FNF Board include his 29 years as a director and executive officer of FNF, his experience as a board member and executive officer of public and private companies in a wide variety of industries, and his strong track record of building and maintaining shareholder value and successfully negotiating and implementing mergers and acquisitions.

Douglas K. Ammerman. Douglas K. Ammerman has served as a director of the Company since July 2005. Mr. Ammerman is a retired partner of KPMG LLP, where he became a partner in 1984. Mr. Ammerman formally retired from KPMG in 2002. He serves as a director of William Lyon Homes, Inc., El Pollo Loco, Inc., Stantec and Remy International, Inc. Within the past five years, Mr. Ammerman also has served as a director of Quiksilver, Inc.
Mr. Ammerman's qualifications to serve on the FNF Board include his financial and accounting background and expertise, including his 18 years as a partner with KPMG LLP and his experience as a director on the boards of directors of other companies.
Thomas M. Hagerty. Thomas M. Hagerty has served as a director of the Company since 2005. Mr. Hagerty is a Managing Director of Thomas H. Lee Partners, L.P. and has been employed by Thomas H. Lee Partners, L.P. and its predecessor, Thomas H. Lee Company, since 1988. Mr. Hagerty also serves as a director of MGIC Investment Corp., MoneyGram International, Inc., Ceridian Corporation, FIS, FirstBancorp and on the board of directors of several private companies.
Mr. Hagerty's qualifications to serve on the FNF Board include his managerial and strategic expertise working with large growth-oriented companies as a Managing Director of Thomas H. Lee Partners, L.P., a leading private equity firm, and his experience in enhancing value of such companies, along with his expertise in corporate finance.
Peter O. Shea, Jr. Peter O. Shea, Jr. has served as a director of the Company since April 2006. Mr. Shea is the President and Chief Executive Officer of J.F. Shea Co., Inc., a private company with operations in home building, commercial property development and management and heavy civil construction. Prior to his service as President and Chief Executive Officer, he served as Chief Operating Officer of J.F. Shea Co., Inc.
Mr. Shea's qualifications to serve on the FNF Board include his experience in managing multiple and diverse operating companies and his knowledge of the real estate industry, particularly as President and Chief Executive Officer of J.F. Shea Co., Inc.
Incumbent Class I Directors - Term Expiring 2015

			Director
Name	Position with FNF	Age (1)	Since
Frank P. Willey	Vice Chairman of the board	59	1984	(2)
Willie D. Davis	Director	78	2003	(2)
	Member of the Audit Committee
_______________________________________

(1)	As of April 1, 2013
(2)	Includes the period of time during which the director served as a director of old FNF.
Frank P. Willey. Mr. Willey is the Vice Chairman of the Board of the Company and has been a director since 1984. Mr. Willey served as the Company's President from January 1, 1995 through March 20, 2000. Prior to that, he served as an Executive Vice President and General Counsel of the Company until December 31, 1994. Mr. Willey also serves as a director of PennyMac Mortgage Investment Trust and Fisher Communications, Inc., and within the last five years, served as a director of CKE Restaurants, Inc.
Mr. Willey's qualifications to serve on the FNF Board include his 29 years as a director and/or executive officer of FNF and his experience and knowledge of the real estate and title industry.
Willie D. Davis. Willie D. Davis has served as a director of the Company since 2003. Mr. Davis has served as the President and as a director of All-Pro Broadcasting, Inc., a holding company that operates several radio stations, since 1976. Mr. Davis also serves on the Board of Directors of MGM Mirage, Inc., and, within the past five years, has served as a director of Sara Lee Corporation, Dow Chemical Company, Alliance Bank, Johnson Controls, Inc., Manpower, Inc., and Checkers Drive-In Restaurants, Inc.
Mr. Davis's qualifications to serve on the FNF Board include his years of business experience as an executive officer and/or board member of public and private companies, his experience in financial and accounting matters and his knowledge of corporate governance matters.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
The Certificate of Incorporation and the Bylaws of the Company provide that our Board shall consist of at least one and no more than fourteen directors. Our directors are divided into three classes. The Board determines the number of directors within these limits. The term of office of only one class of directors expires in each year. The directors elected at this annual meeting will hold office for a term of three years or until their successors are elected and qualified. The current number of directors is ten.
At this annual meeting, the following persons, each of whom is a current Class II director of the Company, have been nominated to stand for election to the Board for a three-year term expiring in 2016:
Daniel D. (Ron) Lane
Richard N. Massey
Cary H. Thompson

Also, at this annual meeting, the following person has been nominated to stand for election to the Board as a Class I director for a two-year term expiring in 2015:
John D. Rood

The Board believes that each of the nominees will stand for election and will serve if elected as a director.
THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE LISTED NOMINEES.
PROPOSAL NO. 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with recently-adopted Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14a-21(a) promulgated thereunder, we are asking our shareholders to approve, in a non-binding advisory vote, the compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K.
We currently hold our say-on-pay vote every year. Over 83% of the shares voted at our 2012 shareholders' meeting approved our “say-on-pay” proposal. Our approach and process to executive compensation ensures a strong link between pay and company performance and a sound design of our compensation program, and strong executive compensation practices and governance. As discussed in the “Compensation Discussion and Analysis and Executive and Director Compensation” section of this proxy statement, the Board and the compensation committee of the Board (which we refer to as the compensation committee) believe that our current executive compensation program directly links compensation of our named executive officers to our financial performance and aligns the interests of our named executive officers with those of our shareholders. Our compensation philosophy is described in detail in the “Compensation Discussion and Analysis and Executive and Director Compensation” section of this proxy statement.
Accordingly, we ask our shareholders to vote on the following resolution at the annual meeting:
“RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and Executive and Director Compensation section of the 2013 proxy statement, the 2012 Summary Compensation Table and the other related tables and disclosure.”
The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. Approval of this resolution requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote. However, as this is an advisory vote, the results will not be binding on the Company, the Board or the compensation committee, and will not require us to take any action. The final decision on the compensation of our named executive officers remains with our compensation committee and the Board, although the compensation committee and the Board will consider the outcome of this vote when making compensation decisions.
THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S AMENDED AND RESTATED 2005 OMNIBUS INCENTIVE PLAN
Purpose of the Amendment and Restatement of the 2005 Omnibus Incentive Plan and Description of the Proposal
Our Board has approved an amendment and restatement of the Fidelity National Financial, Inc. Amended and Restated 2005 Omnibus Incentive Plan (the “Plan” and as so amended and restated, the “Amended Plan”), subject to the approval of our shareholders. Accordingly, our Board recommends that our shareholders approve the Amended Plan. The primary purpose of the amendment and restatement of the Plan is to increase the authorized shares available for issuance under the Plan by 5,500,000 shares so that we can continue to provide equity-based incentive compensation to our employees on a going-forward basis. The closing price of a share of our common stock on March 28, 2013 was $[ ]. As of March 28, 2012, there were approximately 3,842,190 shares previously authorized under the Plan that remained available for awards. Based on our prior grant practices, and assuming future grant practices are consistent with past practice, we expect that the addition of 5,500,000 shares will be sufficient to provide a competitive equity incentive program for approximately four years. If the Amended Plan is not approved by the Company's shareholders at the annual meeting, we anticipate exhausting the current share reserve after the 2013 annual equity grant that would typically be made in the fourth quarter of 2013.
To help determine the appropriate increase in the authorized number of shares available for issuance under the Plan, we retained ISS Corporate Services.  ISS Corporate Services is a consulting firm that provides corporate governance and executive compensation related database and analytical tools as well as various advisory services to enable corporate issuers to improve shareholder value and reduce risk through the adoption of improved corporate governance practices. We worked with ISS Corporate Services to estimate the number of shares that could be added to the Plan without exceeding the allowable cap applied by Institutional Shareholder Services (“ISS”), the parent company of ISS Corporate Services that provides proxy voting advise to shareholders, when determining whether to recommend for or against a stock plan proposal involving a share increase. It was estimated that up to approximately 5,850,000 shares could be added to the Plan without exceeding this cap. Since this amount was only an estimate, our compensation consultant recommended that a number of shares below the estimated cap should be selected.  Our Board of Directors approved the addition of 5,500,000 shares to the Plan.  This increase is included in this Proposal No. 3 of this Proxy Statement.
Additional changes made to the Amended Plan, which are described in more detail below, include (i) extension of the term of the plan until May 22, 2023, which is the tenth anniversary of the date the Amended Plan was approved by our Board, (ii) adding EBITDA and EBITDAR to the list of approved performance goals under the Plan, (iii) updating the dividend and dividend equivalent provisions in the plan to reflect our practice of accumulating any dividends or dividend equivalents during the vesting period of an award and only paying the dividends or dividend equivalents if the award vests, and (iv) adding a minimum vesting provision generally applicable to restricted stock, stock options, stock appreciation rights and other awards would be added to the Plan.
We are also seeking shareholder approval of the Amended Plan to satisfy the shareholder approval requirement under Section 162(m) of the Internal Revenue Code, so that we may continue to grant awards under the Plan that are intended to qualify for exclusion from the federal tax deduction limitation under Section 162(m). Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount we may deduct in any one year for compensation paid to our chief executive officer and each of our other three most highly-paid executive officers other than our chief financial officer. Compensation that qualifies as performance-based compensation for purposes of Section 162(m) is not subject to this deductibility limit. For awards under the Plan to qualify for this exception, shareholders must approve the material terms of the Plan under which the awards are paid. The material terms of the Amended Plan include (i) the employees eligible to receive awards under the Amended Plan, (ii) a description of the business criteria on which the performance goals are based, and (iii) the maximum amount of compensation that could be paid to any employee if the performance goals are attained. This information is provided in the description of the Amended Plan below. Notwithstanding the foregoing, the rules and regulations promulgated under Section 162(m) are complicated and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under the Amended Plan will be deductible under all circumstances.
The Plan first became effective on September 26, 2005. The Plan was first amended and restated as of May 29, 2008, and amended and restated again as of May 25, 2011. If approved by the Company's Shareholders at the annual meeting, the Amended Plan will become effective on May 22, 2013 and the term of the Amended Plan will be extended until May 22, 2023, which is the tenth anniversary of the date our Board approved the Amended Plan. If the Amended Plan is not approved by the Company's Shareholders at the annual meeting, then the Plan, as amended and restated as of May 25, 2011, will remain in effect with any shares previously authorized under the Plan remaining available for future awards under the Plan.
The purpose of the Amended Plan is to optimize our profitability and growth through incentives that are consistent with our goals and that link the personal interests of participants to those of our shareholders. The Amended Plan is further intended to provide us flexibility in our ability to motivate, attract and retain the services of employees, directors and consultants who make significant contributions to our success and to allow such individuals to share in our success.
Our general compensation philosophy is that long-term incentive compensation should closely align the interests of our officers, directors and key employees with the interests of our shareholders, as more fully described under “Compensation Discussion and Analysis and Executive and Director Compensation.” We believe that stock ownership has focused our key employees on improving our performance, and has helped to create a culture that encourages employees to think and act as shareholders. Participants in our long-term incentive compensation program generally include our officers, directors and certain key employees.
We believe that our equity programs and our emphasis on employee stock ownership have been integral to our success in the past and are important to our ability to achieve our corporate performance goals in the years ahead. We believe that the ability to attract, retain and motivate talented employees is critical to long-term company performance and shareholder returns. We believe that the Amended Plan will enable us to continue to align executive and shareholder interests consistent with our long-term incentive compensation philosophy. For these reasons, we consider approval of the Amended Plan important to our future success.
Key Changes to the Plan
If approved, the following changes would be made to the Plan, as described in more detail under “Description of the Amended Plan” below:

Increase in Authorized Shares	The shares authorized for issuance under the Plan would be increased by 5.5 million shares.
Term of Plan	The term of the Plan would be extended through May 22, 2023, which is the tenth anniversary of the date on which our Board approved the Amended Plan.
Performance Goals
The list of approved performance goals would be expanded to include earnings before interest, taxes, depreciation, and amortization (EBITDA) and earnings before interest, taxes, depreciation, amortization and restructuring costs (EBITDAR).

Dividends and Dividend Equivalents	Any dividends or dividend equivalents provided with respect to an award must be accumulated and will be paid only if the award to which they relate vests.
Minimum Vesting	A minimum vesting provision generally applicable to restricted stock, stock options, stock appreciation rights and other awards would be added to the Plan.
Key Data
The following table includes information regarding outstanding equity awards and shares available for future awards under the Company's equity plans as of March 28, 2013 (and without giving effect to approval of the Amended Plan under this Proposal No. 3):

FNF Omnibus Plan
Total shares underlying outstanding options	8,737,824
Weighted average exercise price of outstanding options	$16.27
Weighted average remaining contractual life of outstanding options	3.55
Total shares subject to outstanding, unvested shares of restricted stock	2,921,166
Total shares currently available for grant as full-value awards	3,842,190
As shown in the following table, the Company's three-year average annual burn rate was 0.83%, which is below the ISS burn rate threshold of 3.02% applied to our industry.

Year	Options Granted (1)	Restricted Stock Granted (2)	Total	Weighted Average Number of Common Shares Outstanding	Burn Rate = Total Granted/Weighted Average Common Shares Outstanding
2012	769,693	1,332,222	2,101,915	221,178,405	0.95%
2011	25,000	1,645,246	1,670,246	219,012,240	0.76%
2010	150,000	1,600,820	1,750,820	226,201,996	0.77%
Three-Year Average	314,898	1,526,096	1,840,994	222,130,880	0.83%
_________________________

(1)
Options granted during fiscal years 2012, 2011, and 2010 and subsequently forfeited are included here. There were no options granted in 2012 or 2011 that were subsequently forfeited. 33,333 options granted in 2010 have been subsequently forfeited.

(2)
Restricted stock granted during fiscal years 2012, 2011, and 2010 and subsequently forfeited are included here. There were no shares granted in 2012 that were subsequently forfeited. 33,442 and 12,332 shares granted in 2011 and 2010, respectively, were subsequently forfeited.

In addition, the total number of shares available under the Amended Plan if this proposal is approved would produce a fully diluted equity overhang, calculated in accordance with ISS methodology, of approximately 6.34% of the shares outstanding as of March 28,2013, which the Board views as reasonable.
The future benefits that will be received under the Amended Plan by particular individuals or groups are not determinable at this time. As of March 28, 2013, William P. Foley, II had 181,586 options and 635,572 shares of restricted stock outstanding under the Plan, George P. Scanlon had 176,726 options and 305,521 shares of restricted stock outstanding under the Plan, Anthony J. Park had 223,793 options and 81,613 shares of restricted stock outstanding under the Plan, Raymond R. Quirk had 1,083,393 options and 318,100 shares of restricted stock outstanding under the Plan, and Brent B. Bickett had 191,055 options and 143,476 shares of restricted stock outstanding under the Plan. All current executive officers as a group had 2,453,872 options and 1,659,020 shares of restricted stock outstanding under the Plan. All current directors who are not executive officers as a group had 642,501 options and 175,389 shares of restricted stock outstanding under the Plan. The nominees for election as directors had the following number of options outstanding under the Plan: 183,585 options and 76,964 shares of restricted stock outstanding under the plan. No associates of such directors, executive officers or nominees have received options under the Plan. All employees and directors as a group had 3,096,373 options outstanding under the Plan.
Description of the Amended Plan
The complete text of the Amended Plan is set forth as Appendix A hereto. The following is a summary of the material features of the Amended Plan and is qualified in its entirety by reference to Appendix A.
Effective Date and Duration
If approved by our shareholders, the Amended Plan will become effective on May 22, 2013 and will authorize the granting of awards for up to ten years from the date the Amended Plan was approved by our Board. The Amended Plan will remain in effect with respect to outstanding awards until no awards remain outstanding.
Amendment and Termination
The Amended Plan may be amended or terminated by our Board at any time, subject to certain limitations, and, subject to limitations under the Amended Plan, the awards granted under the Amended Plan may be amended by the compensation committee at any time, provided that no such action to the Amended Plan or an award may, without a participant's written consent, adversely affect in any material way any previously granted award. No amendment that would require shareholder approval under the New York Stock Exchange's listing standards or to comply with securities laws may become effective without shareholder approval.
Administration of the Amended Plan
The Amended Plan will be administered by our compensation committee or another committee selected by our Board, any of which we refer to as the committee. The members of the committee are appointed from time to time by, and serve at the discretion of, the Board. The committee has the full power to select employees, directors and consultants who will participate in the Amended Plan; determine the size and types of awards; determine the terms and conditions of awards; construe and interpret the Amended Plan and any award agreement or other instrument entered into under the Amended Plan; establish, amend and waive rules and regulations for the administration of the Amended Plan; and, subject to certain limitations, amend the terms and conditions of outstanding awards. The committee's determinations and interpretations under the Amended Plan are binding on all interested parties. The committee is empowered to delegate its administrative duties and powers as it may deem advisable, to the extent permitted by law.
Shares Subject to the Amended Plan
Awards under the Amended Plan may be made in FNF common stock. The maximum number of shares with respect to which awards may be granted under the Amended Plan is being increased by 5,500,000 shares from 40,400,000 to 45,900,000 (which includes 5,500,000 newly authorized shares and 3,842,190 shares that were previously authorized and remain available for future awards under the Plan). All of the shares will be available for grants of “full value” awards, meaning awards other than stock options and stock appreciation rights (“SARs”).
If an award under the Amended Plan is canceled, forfeited, terminated or is settled in cash, the shares related to that award will not be treated as having been delivered under the Amended Plan. Shares that are held back, tendered or returned to cover the exercise price or tax withholding obligations with respect to an award shall be treated as not having been delivered under the Amended Plan. Shares that have been issued in connection with an award of restricted stock that is canceled or forfeited prior to vesting or settled in cash, causing the shares to be returned to us, shall not be counted as having been delivered under the Amended Plan. Notwithstanding the foregoing, if shares are returned to us in satisfaction of taxes relating to restricted stock, in connection with a cash out of restricted stock (but excluding upon forfeiture of restricted stock) or in connection with the tendering of shares by a participant in satisfaction of the exercise price or taxes relating to an award, such issued shares shall not become available again under the Amended Plan if the transaction resulting in the return of shares occurs more than ten years after the date the Amended Plan is approved by our shareholders, or if the event would constitute a “material revision” of the Amended Plan subject to shareholder approval under the New York Stock Exchange's listing standards.
For purposes of determining the number of shares available for grant as incentive stock options, only shares that are subject to an award that expires or is cancelled, forfeited or settled in cash shall be treated as not having been issued under the Amended Plan.
In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, spin-off, stock split, reverse stock split, share combination, share exchange, extraordinary dividend, or any change in the corporate structure affecting our shares, the committee shall cause an adjustment to be made (i) in the number and kind of shares of our common stock that may be delivered under the Amended Plan, (ii) in the individual annual limitations on each type of award under the Amended Plan and (iii) with respect to outstanding awards, in the number and kind of shares subject to outstanding awards, the exercise price, grant price or other price of shares subject to outstanding awards, any performance conditions relating to shares, the market price of shares, or per-share results, and other terms and conditions of outstanding awards, in each case as may be determined appropriate and equitable by our compensation committee, to prevent dilution or enlargement of rights.
Repricing
Neither FNF nor our compensation committee may (i) reduce the exercise price of outstanding options (except to the extent described above in the event of an equity restructuring or other change in corporate capitalization), (ii) cancel options and grant substitute options with a lower exercise price, or (iii) purchase outstanding underwater options from participants for cash.
Eligibility and Participation
Eligible participants include employees, directors and consultants of FNF and our subsidiaries, as determined by the committee. Because the Amended Plan provides for broad discretion in selecting which eligible persons will participate, and in making awards, the total number of persons who will actually participate in the Amended Plan and the benefits that will be provided to the participants cannot be determined at this time. As of January 31, 2013, we had approximately 60,451 full-time equivalent employees and ten directors.
Awards under the Amended Plan
Grants under the Amended Plan may be made in the form of stock options, SARs, restricted stock, RSUs, performance shares, performance units, and other cash or stock-based awards.
Maximum Grants under the Amended Plan
Subject to adjustment pursuant to the anti-dilution provisions of the Amended Plan, the following limits apply to awards that are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code: (i) the maximum number of our shares with respect to which stock options or SARs may be granted to any participant in any fiscal year is 4,000,000 shares; (ii) the maximum number of our shares of restricted stock that may be granted to any participant in any fiscal year is 2,000,000 shares; (iii) the maximum number of our shares with respect to which RSUs may be granted to any participant in any fiscal year is 2,000,000 shares; (iv) the maximum number of our shares with respect to which performance shares may be granted to any participant in any fiscal year is 2,000,000 shares; (v) the maximum amount of compensation that may be paid with respect to performance units or other cash or stock-based awards awarded to any participant in any fiscal year is $25,000,000 or a number of shares having a fair market value not in excess of that amount; and (vi) the maximum dividend or dividend equivalent that may be paid to any one participant in any one fiscal year is $25,000,000.
Types of Awards
Following is a general description of the types of awards that may be granted under the Amended Plan. Terms and conditions of awards will be determined on a grant-by-grant basis by the committee, subject to limitations contained in the Amended Plan.
Stock Options. The committee may grant incentive stock options, which we refer to as ISOs, nonqualified stock options, which we refer to as NQSOs or a combination thereof under the Amended Plan. The exercise price for each such award will be at least equal to 100% of the fair market value of a share of our common stock on the date of grant (110% of fair market value in the case of an ISO granted to a person who owns more than 10% of the voting power of all classes of stock of FNF or any subsidiary). Options will expire at such times and will have such other terms and conditions as the committee may determine at the time of grant; provided, however, that no option may be exercisable later than the tenth anniversary of its grant (fifth anniversary in the case of an ISO granted to a person who owns more than 10% of the voting power of all classes of stock of FNF or any subsidiary).
The exercise price of options granted under the Amended Plan may be paid in cash, by tendering previously acquired shares of common stock having a fair market value equal to the exercise price, through broker-assisted cashless exercise or any other means permitted by the committee consistent with applicable law or by a combination of any of the permitted methods.
Stock options may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and are exercisable during a participant's lifetime only by the participant. Stock options may not be transferred for consideration.
The committee may also award dividend equivalent payments in connection with a stock option.
Stock Appreciation Rights. SARs granted under the Amended Plan may be in the form of freestanding SARs (SARs granted independently of any option), tandem SARs (SARS granted in connection with a related option) or a combination thereof. The grant price of a freestanding SAR will be equal to the fair market value of a share of common stock on the date of grant. The grant price of a tandem SAR will be equal to the exercise price of the related option.
Freestanding SARs may be exercised upon such terms and conditions as are imposed by the committee and set forth in the SAR award agreement. Tandem SARs may be exercised only with respect to the shares of common stock for which its related option is exercisable.
Upon exercise of a SAR, a participant will receive the product of the excess of the fair market value of a share of common stock on the date of exercise over the grant price multiplied by the number of shares with respect to which the SAR is exercised. Payment upon SAR exercise may be in cash, in shares of common stock of equivalent value, or in some combination of cash and shares, as determined by the committee. The committee may also award dividend equivalent payments in connection with SARs.
Restricted Stock. Restricted stock is an award that is non-transferable and subject to a substantial risk of forfeiture until vesting conditions, which can be related to continued service or other conditions established by the committee, are satisfied. Holders of restricted stock may receive dividends and voting rights. If the vesting conditions are not satisfied, the participant forfeits the shares and any accrued dividends.
Restricted Stock Units and Performance Shares. RSUs and performance shares represent a right to receive a share of common stock, an equivalent amount of cash, or a combination of shares and cash, as the committee may determine, if vesting conditions are satisfied. The initial value of an RSU or performance share granted under the Amended Plan shall be at least equal to the fair market value of our common stock on the date the award is granted. The committee may also award dividend equivalent payments in connection with such awards. RSUs may contain vesting conditions based on continued service or other conditions established by the committee. Performance shares may contain vesting conditions based on attainment of performance goals established by the committee in addition to service conditions.
Performance Units. Performance units are awards that entitle a participant to receive shares of common stock, cash or a combination of shares and cash if certain performance conditions are satisfied. The amount received depends upon the value of the performance units and the number of performance units earned, each of which is determined by the committee. The committee may also award dividend equivalent payments in connection with such awards.
Other Cash and Stock-Based Awards. Other cash and stock-based awards are awards other than those described above, the terms and conditions of which are determined by the committee. These awards may include, without limitation, the grant of shares of our common stock based on attainment of performance goals established by the committee, the payment of shares as a bonus or in lieu of cash based on attainment of performance goals established by the committee, and the payment of shares in lieu of cash under an incentive or bonus program. Payment under or settlement of any such awards will be made in such manner and at such times as the committee may determine.
Dividend Equivalents. Dividend equivalents granted to participants will represent a right to receive payments equivalent to dividends with respect to a specified number of shares.
Limitation on Dividends and Dividend Equivalents. If dividends or dividend equivalents are granted with respect to awards, the dividends or dividend equivalents will be accumulated or reinvested and paid only after the vesting conditions are met.
Replacement Awards. Replacement awards are awards issued in assumption or of substitution for awards granted under equity-based incentive plans sponsored or maintained by an entity with which we engage assumption of or in a merger, acquisition or other business transaction, pursuant to which awards relating to interests in such entity are outstanding immediately prior to such transaction. Replacement awards shall have substantially the same terms and conditions as the award it replaces; provided, however, that the number of shares, the exercise price, grant price or other price of shares, any performance conditions, or the market price of underlying shares or per-share results may differ from the awards they replace to the extent such differences are determined to be appropriate and equitable by the committee, in its sole discretion. Shares delivered or deliverable with respect to replacement awards will not reduce the number of shares available for issuance under the Amended Plan.
Performance Goals
Performance goals, which are established by the committee, will be chosen from among the following performance measures: earnings per share, economic value created, market share (actual or targeted growth), net income (before or after taxes), operating income, earnings before interest, taxes, depreciation and amortization (EBITDA), earnings before interest, taxes, depreciation, amortization and restructuring costs (EBITDAR), adjusted net income after capital charge, return on assets (actual or targeted growth), return on capital (actual or targeted growth), return on equity (actual or targeted growth), return on investment (actual or targeted growth), revenue (actual or targeted growth), cash flow, operating margin, share price, share price growth, total shareholder return, and strategic business criteria consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such performance measures may be established at such levels and on such terms as the committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.
The committee may make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events, including, for example, events affecting us or our financial statements or changes in applicable laws, regulations, or accounting principles, whenever the committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Amended Plan. With respect to any awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, any such exception shall be specified at such times and in such manner as will not cause such awards to fail to so qualify.
Termination of Employment or Service
Each award agreement will set forth the participant's rights with respect to the award following termination of employment or service.
Change in Control
Except as otherwise provided in a participant's award agreement, upon the occurrence of a change in control (as defined below), unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, any and all outstanding options and SARs granted under the Amended Plan will become immediately exercisable, any restriction imposed on restricted stock, RSUs and other awards granted under the Amended Plan will lapse, and any and all performance shares, performance units and other awards granted under the Amended Plan with performance conditions will be deemed earned at the target level, or, if no target level is specified, the maximum level.
For purposes of the Amended Plan, the term “change in control” is defined as the occurrence of any of the following events:

•
an acquisition immediately after which any person, group or entity possesses direct or indirect beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of 25% or more of either our outstanding common stock or our outstanding voting securities, excluding any acquisition directly from us, by us, or by any of our employee benefit plans and certain other acquisitions;

•
during any period of two consecutive years, the individuals who, as of the beginning of such period, constituted our board, which we refer to as the incumbent board, cease to constitute at least a majority of the board, provided that any individual who becomes a member of our board subsequent to the beginning of such period and whose election or nomination was approved by at least two-thirds of the members of the incumbent board will be considered as though he or she were a member of the incumbent board;

•
the consummation of a reorganization, merger, share exchange or consolidation or sale or other disposition of all or substantially all of our assets unless (a) our shareholders immediately before the transaction continue to have beneficial ownership of 50% or more of the outstanding shares of our common stock and the combined voting power of our then outstanding voting securities resulting from the transaction in substantially the same proportions as their ownership immediately prior to the transaction of our common stock and outstanding voting securities; (b) no person (other than us, an employee benefit plan sponsored by us or the resulting corporation, or any entity controlled by us or the resulting corporation) has beneficial ownership of 25% or more of the outstanding common stock of the resulting corporation or the combined voting power of the resulting corporation's outstanding voting securities; and (c) individuals who were members of the incumbent board continue to constitute a majority of the members of the board of directors of the resulting corporation; or

•	our shareholders approve a plan or proposal for the complete liquidation or dissolution of the Company.
Transferability
Awards generally will be non-transferable except upon the death of a participant, although the committee may permit a participant to transfer awards (for example, to family members or trusts for family members) subject to such conditions as the committee may establish.
Deferrals
The committee may permit the deferral of vesting or settlement of an award and may authorize crediting of dividends or interest or their equivalents in connection with any such deferral. Any such deferral and crediting will be subject to the terms and conditions established by the committee and any terms and conditions of the plan or arrangement under which the deferral is made.
Tax Withholding
We may deduct or withhold, or require a participant to remit, an amount sufficient to satisfy federal, state, local, domestic or foreign taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of the Amended Plan. The committee may require or permit participants to elect that the withholding requirement be satisfied, in whole or in part, by having us withhold, or by tendering to us, shares of our common stock having a fair market value equal to the minimum withholding obligation.
Minimum Vesting
The Amended Plan provides that restricted stock, stock options, stock appreciation rights and other awards granted under the plan generally will not contain vesting schedules that provide for vesting to occur more quickly than ratably over two years. The Plan previously did not contain a minimum vesting provision, but our practice over the last several years has been to grant awards with a three-year vesting period. The minimum vesting provision added to the Amended Plan may be waived in extraordinary circumstances, will not apply to awards granted to non-employee Directors, and will not prevent awards from vesting upon death or disability, termination of employment or other service, or a change in control.
Section 162(m)
Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount we may deduct in any one year for compensation paid to our principal executive officer and our other three most highly-compensated executive officers other than our principal financial officer. There is, however, an exception to this limitation for certain performance-based compensation. Awards made pursuant to the Plan may constitute performance-based compensation that is not subject to the deductibility limitation of Section 162(m). To qualify for this exception, the shareholders must approve the material terms of the performance goals of the Amended Plan. To continue to qualify for this exception, the shareholders must reapprove the material terms of the performance goals of the Amended Plan every five years.
Federal Income Tax Consequences
The following is a brief description of the principal federal income tax consequences relating to options awarded under the Amended Plan. This summary is based on our understanding of present federal income tax law and regulations. The summary does not purport to be complete or applicable to every specific situation.

Consequences to the Optionholder
Grant. There are no federal income tax consequences to the optionholder solely by reason of the grant of ISOs or NQSOs under the Amended Plan.
Exercise. The exercise of an ISO is not a taxable event for regular federal income tax purposes if certain requirements are satisfied, including the requirement that the optionholder generally must exercise the ISO no later than three months following the termination of the optionholder's employment with FNF. However, such exercise may give rise to alternative minimum tax liability (see “Alternative Minimum Tax” below).
Upon the exercise of an NQSO, the optionholder will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock at the time of exercise over the amount paid therefor by the optionholder as the exercise price. The ordinary income, if any, recognized in connection with the exercise by an optionholder of an NQSO will be subject to both wage and employment tax withholding if the optionholder is an employee.
The optionholder's tax basis in the shares acquired pursuant to the exercise of an option will be the amount paid upon exercise plus, in the case of an NQSO, the amount of ordinary income, if any, recognized by the optionholder upon exercise thereof.
Qualifying Disposition. If an optionholder disposes of shares of common stock acquired upon exercise of an ISO in a taxable transaction, and such disposition occurs more than two years from the date on which the option was granted and more than one year after the date on which the shares were transferred to the optionholder pursuant to the exercise of the ISO, the optionholder will recognize long-term capital gain or loss equal to the difference between the amount realized upon such disposition and the optionholder's adjusted basis in such shares (generally the option exercise price).
Disqualifying Disposition. If the optionholder disposes of shares of common stock acquired upon the exercise of an ISO (other than in certain tax free transactions) within two years from the date on which the ISO was granted or within one year after the transfer of shares to the optionholder pursuant to the exercise of the ISO, at the time of disposition the optionholder will generally recognize ordinary income equal to the lesser of (i) the excess of each such share's fair market value on the date of exercise over the exercise price paid by the optionholder or (ii) the optionholder's actual gain (i.e., the excess, if any, of the amount realized on the disposition over the exercise price paid by the optionholder). If the total amount realized in a taxable disposition (including return of capital and capital gain) exceeds the fair market value on the date of exercise of the shares of common stock purchased by the optionholder under the option, the optionholder will recognize a capital gain in the amount of such excess. If the optionholder incurs a loss on the disposition (i.e., if the total amount realized is less than the exercise price paid by the optionholder), the loss will be a capital loss.
Other Disposition. If an optionholder disposes of shares of common stock acquired upon exercise of an NQSO in a taxable transaction, the optionholder will recognize capital gain or loss in an amount equal to the difference between the optionholder's basis (as discussed above) in the shares sold and the total amount realized upon disposition. Any such capital gain or loss (and any capital gain or loss recognized on a disqualifying disposition of shares of common stock acquired upon exercise of ISOs as discussed above) will be short-term or long-term depending on whether the shares of common stock were held for more than one year from the date such shares were transferred to the optionholder.
Alternative Minimum Tax. Alternative minimum tax, or AMT, is payable if and to the extent the amount thereof exceeds the amount of the taxpayer's regular tax liability, and any AMT paid generally may be credited against future regular tax liability (but not future AMT liability). AMT applies to alternative minimum taxable income.
For AMT purposes, the spread upon exercise of an ISO (but not an NQSO) will be included in alternative minimum taxable income, and the taxpayer will receive a tax basis equal to the fair market value of the shares of common stock at such time for subsequent AMT purposes. However, if the optionholder disposes of the ISO shares in the year of exercise, the AMT income cannot exceed the gain recognized for regular tax purposes, provided that the disposition meets certain third-party requirements for limiting the gain on a disqualifying disposition. If there is a disqualifying disposition in a year other than the year of exercise, the income on the disqualifying disposition is not considered alternative minimum taxable income.
Consequences to FNF
There are no federal income tax consequences to FNF by reason of the grant of ISOs or NQSOs or the exercise of an ISO (other than disqualifying dispositions).
At the time the optionholder recognizes ordinary income from the exercise of an NQSO, we will be entitled to a federal income tax deduction in the amount of the ordinary income so recognized (as described above), provided that we satisfy our tax reporting obligations. To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition of the stock acquired upon exercise of an ISO, we will be entitled to a corresponding deduction in the year in which the disposition occurs.

We will be required to report to the Internal Revenue Service any ordinary income recognized by any optionholder by reason of the exercise of an NQSO or upon a disqualifying disposition of an ISO. We will be required to withhold income and employment taxes (and pay the employer's share of employment taxes) with respect to ordinary income recognized by employee optionholders upon the exercise of an NQSO, but not upon a disqualifying disposition of an ISO.
Stock Appreciation Rights
A participant generally will not realize taxable income at the time a SAR is granted. Upon settlement of a SAR, the participant will recognize as ordinary income the amount of cash received or, if the right is paid in shares of our common stock, the fair market value of such shares at the time of payment. We will generally be allowed a tax deduction in the taxable year the participant includes the amount in income.
Restricted Stock
A participant generally does not realize taxable ordinary income as a result of receiving a restricted stock grant, and we are not entitled to a deduction for federal income tax purposes at the time of the grant, provided that the shares are not transferable and are subject to restrictions constituting a “substantial risk of forfeiture.” When the restrictions lapse, the participant will be deemed to have received taxable ordinary income equal to the fair market value of the shares underlying the award at the time of lapse. An amount equal to the compensation included in the participant's income will generally be deductible by us in the taxable year of inclusion. The participant's tax basis in the shares will be equal to the fair market value of such shares on the date the restrictions lapse. Any gain realized upon disposition of such shares is taxable as capital gain income, with the applicable tax rate depending upon, among other things, how long such shares were held following the lapse of the restrictions.
Under certain circumstances, a participant may, within thirty days after transfer of the restricted shares, irrevocably elect under section 83(b) of the Internal Revenue Code to include in the year in which such restricted shares are transferred as gross income, the fair market value of such shares, which is determined as of the date of transfer and without regard to any restriction other than a restriction that by its terms will never lapse. A copy of this election must be provided to us. The basis of such shares will be equal to the amount included in income. The holding period for capital gains purposes begins when the shares are transferred to the participant. If such shares are forfeited before the restrictions lapse, the forfeiture will be treated as a sale or exchange and no tax deduction will be allowed for the amount included in income as a result of the original election.
Restricted Stock Units, Performance Shares, Performance Units and Other Awards
Restricted stock units, performance shares, performance units and other awards granted under the Amended Plan are generally not subject to tax at the time of the award but are subject to ordinary income tax at the time of payment, whether paid in cash or shares of our common stock. With respect to such awards, we generally will be allowed a tax deduction for the amount included in the taxable income of the participant in the taxable year of inclusion.
Other Tax Consequences
The foregoing discussion is not a complete description of the federal income tax aspects of awards granted under the Amended Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, the foregoing discussion does not address state or local tax consequences.
Vote Required
The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting is needed to approve this Proposal.
Subject to shareholder approval, the Amended Plan will become effective on May 22, 2013.
THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S AMENDED AND RESTATED 2005 OMNIBUS INCENTIVE PLAN.

PROPOSAL NO. 4: PERMITTING SHAREHOLDER ACTION BY WRITTEN CONSENT UPON A MAJORITY VOTE
This Proposal, like Proposal No. 5, is the result of the Board's ongoing review of corporate governance matters. Currently, the Company's Certificate of Incorporation provides that any action required or permitted to be taken by shareholders may be effected only at a duly called annual or special meeting of shareholders. After consideration of the issue, the Board is recommending for approval amendments to the Company's Certificate of Incorporation to permit shareholders also to be permitted to act by written consent.
Among other qualifications, the proposed amendments include an ownership requirement of at least 15% of our issued and outstanding shares of common stock to propose any actions by written consent, which threshold ensures that such proposals are supported by a meaningful constituency of shareholders.

Under the terms of the proposed amendments to the Certificate of Incorporation:
• All shareholders must be solicited in accordance with Securities and Exchange Commission rules. This ensures that all shareholders are fully informed and able to participate in an action by written consent. Without this protection, an action by written consent could take place without you having been informed or having a chance to vote.
• Shareholders requesting action by written consent must share the same information currently required of any shareholder seeking to nominate directors or propose action at an annual meeting.
• Shareholders must own 15% of our outstanding shares to begin the process to act by written consent. Without this protection, someone holding just one share of our common stock could commence an action for written consent, potentially resulting in considerable expense and distraction to the Company without there being any meaningful support for the action sought.
• Delivery of executed consents cannot begin until 60 days after the written consent process is commenced. This delay is designed to ensure that all shareholders have a chance to consider the matter being proposed, including any arguments in opposition presented by the Board. In addition, this would provide time for the Board to pursue other alternatives to maximize shareholder value.
• Actions to be considered by written consent cannot be the same as items proposed for a shareholders meeting scheduled to occur within 90 days. This eliminates unnecessary expense and distraction to the Company when there is a pending shareholders meeting to handle the same business.
The Board believes these amendments implement the right to act by written consent in a fully transparent way that gives all shareholders equal rights. As noted above, the Board believes that by recommending these Certificate of Incorporation amendments, it is demonstrating its accountability and willingness to take steps that address corporate governance matters.
Text of Amendments
Article IX of the Company's Certificate of Incorporation contains the provisions that will be affected if this proposal is adopted. This article, set forth in “Appendix B” to this proxy statement, shows the proposed changes with deletions indicated by strike-outs and additions indicated by underlining. If these amendments to the Certificate of Incorporation are approved, then they will become effective upon filing of an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which filing would be made promptly after the annual meeting.
Vote Required
The affirmative vote of at least two-thirds of the votes entitled to be cast by holders of all outstanding common stock is needed to pass this Proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF AMENDMENTS TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO PERMIT SHAREHOLDERS TO ACT BY WRITTEN CONSENT.
PROPOSAL NO. 5: ELIMINATION OF ALL SUPERMAJORITY VOTING PROVISIONS IN THE COMPANY'S CERTIFICATE OF INCORPORATION
This Proposal also is the result of the Board's ongoing review of corporate governance matters. As with Proposal No. 4, the Board considered the advantages and disadvantages of maintaining the Company's supermajority voting requirements. The Board considered that under certain circumstances, supermajority voting provisions can provide benefits to the Company. The provisions can make it more difficult for one or a few large shareholders to take over or restructure the Company without negotiating with the Board. In the event of an unsolicited bid to take over or restructure the Company, supermajority voting provisions may encourage bidders to negotiate with the Board and increase the Board's negotiating leverage on behalf of the shareholders. They can also give the Board time to consider alternatives that might provide greater value for all shareholders.
The Board also considered the potential adverse consequences of opposing elimination of the supermajority voting requirements. While it is important to the Company's long-term success for the Board to maintain appropriate defenses against inadequate takeover bids, it is also important for the Board to maintain shareholder confidence by demonstrating that it is responsive and accountable to shareholders and committed to strong corporate governance. This requires the Board to carefully balance sometimes competing interests.
The Board also considered that even without the supermajority vote (and even if Proposal No. 4 is adopted, which the Board also recommends), the Company has defenses that work together to discourage a would-be acquirer from proceeding with a proposal that undervalues the Company and to assist the Board in responding to such proposals. These defenses include other provisions of the Company's Certificate of Incorporation and Bylaws as well as certain provisions of Delaware corporation law.
Therefore, the Board believes the balance of interests is best served by recommending to shareholders that the Certificate of Incorporation be amended to eliminate the supermajority voting provisions. Article XIII of the Certificate of Incorporation currently provides that the vote of at least two-thirds of the votes entitled to be cast, voting as a single class, by holders of all outstanding capital stock which by its terms may be voted on all matters submitted to shareholders of the Company, generally is required to amend Section 2.2 (except for Section 2.2(a)) (relating to annual meetings of shareholders), Section 2.3 (relating to special meetings of shareholders), Section 3.1 (except for Section 3.1(a)) (relating to the number and election of directors) and Article IX (relating to amendments of the Bylaws) of the Bylaws of the Company, and Articles V, VI, VII, IX, X and XIII (relating to the number and election of directors; corporate opportunities; removal of directors; written consent of shareholders; special meetings of shareholders; and amendments) of the Certificate of Incorporation. The Company is proposing to amend Article XIII to delete these supermajority voting requirements and to specify that either the Board of Directors or shareholders, pursuant to such vote as required by applicable Delaware law (which, if at a meeting requires the affirmative vote of holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote thereon, and if by written consent (assuming Proposal No. 4 is adopted), requires approval of a majority of the outstanding shares), have the power to adopt, amend or repeal any provision of the Bylaws. By recommending these amendments, the Board is demonstrating its accountability and willingness to take steps that address shareholder-expressed concerns.
Text of Amendments
Article XIII of the Company's Certificate of Incorporation contains the provisions that will be affected if this proposal is adopted. This article, set forth in “Appendix B” to this proxy statement, shows the proposed changes with deletions indicated by strike-outs and additions indicated by underlining. If these amendments to the Certificate of Incorporation are approved, then they will become effective upon filing of an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which filing would be made promptly after the annual meeting.
Vote Required
The affirmative vote of at least two-thirds of the votes entitled to be cast by holders of all outstanding common stock is needed to pass this Proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF AMENDMENTS TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO ELIMINATE ALL SUPERMAJORITY VOTING PROVISIONS.
PROPOSAL NO. 6: RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
General Information About KPMG, LLP
Although shareholder ratification of the appointment of our independent registered public accounting firm is not required by our Bylaws or otherwise, we are submitting the selection of KPMG, LLP to our shareholders for ratification as a matter of good corporate governance practice. Even if the selection is ratified, our audit committee in its discretion may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and our shareholders. If our shareholders do not ratify the audit committee's selection, the audit committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent registered public accounting firm.
In choosing our independent registered public accounting firm, our audit committee conducts a comprehensive review of the qualifications of those individuals who will lead and serve on the engagement team, the quality control procedures the firm has established, and any issue raised by the most recent quality control review of the firm. The review also includes matters required to be considered under the Securities and Exchange Commission rules on “Auditor Independence,” including the nature and extent of non-audit services to ensure that they will not impair the independence of the accountants.
Representatives of KPMG, LLP are expected to be present at the annual meeting. These representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Principal Accountant Fees and Services
The audit committee has appointed KPMG, LLP to audit the consolidated financial statements of the Company for the 2013 fiscal year. KPMG, LLP or its predecessors have continuously acted as the independent registered public accounting firm for the Company (including old FNF) commencing with the fiscal year ended December 31, 1988.

For services rendered to us during or in connection with our years ended December 31, 2012 and 2011, we were billed the following fees by KPMG, LLP:

	2012	2011
	(In thousands)
Audit Fees	$4,326	$3,683
Audit-Related Fees	750	380
Tax Fees	345	157
All Other Fees	—	—
Audit Fees. Audit fees consisted principally of fees for the audits, registration statements and other filings related to the Company’s 2012 and 2011 financial statements, and audits of the Company’s subsidiaries required for regulatory reporting purposes, including billings for out of pocket expenses incurred.
Audit-Related Fees. Audit-related fees in 2012 and 2011 consisted principally of fees for Service Organization Control Reports I audits and in both years included other non-recurring audits of subsidiaries.
Tax Fees. Tax fees for 2012 and 2011 consisted principally of fees for tax compliance, tax planning and tax advice.
All Other Services. The Company incurred no other fees in 2012 or 2011.
Approval of Accountants’ Services
In accordance with the requirements of the Sarbanes-Oxley Act of 2002, all audit and audit-related work and all non-audit work performed by KPMG, LLP is approved in advance by the audit committee, including the proposed fees for such work. Our pre-approval policy provides that, unless a type of service to be provided by KPMG, LLP has been generally pre-approved by the audit committee, it will require specific pre-approval by the audit committee. In addition, any proposed services exceeding pre-approved maximum fee amounts also require pre-approval by the audit committee. Our pre-approval policy provides that specific pre-approval authority is delegated to our audit committee chairman, provided that the estimated fee for the proposed service does not exceed a pre-approved maximum amount set by the committee. Our audit committee chairman must report any pre-approval decisions to the audit committee at its next scheduled meeting.
THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF KPMG, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2013 FISCAL YEAR.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND EXECUTIVE OFFICERS
The number of our common shares beneficially owned by each individual or group is based upon information in documents filed by such person with the Securities and Exchange Commission, other publicly available information or information available to us. Percentage ownership in the following tables is based on [ ] shares of FNF common stock outstanding as of March 28, 2013. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares of common stock beneficially owned by that shareholder. The number of shares beneficially owned by each shareholder is determined under rules issued by the Securities and Exchange Commission.
Security Ownership of Certain Beneficial Owners
The following table sets forth information regarding beneficial ownership of our common stock by each shareholder who is known by the Company to beneficially own 5% or more of our common stock:

	Number of Shares	Percent of
Name	Beneficially Owned	Class
BlackRock, Inc. (1)	16,422,043	7.2%
________________________________

(1)	According to Schedule 13G/A filed February 8, 2013, BlackRock, Inc., whose address is 40 East 52nd Street, New York, NY 10022, may be deemed to be the beneficial owner of 16,422,043 shares.
Security Ownership of Management and Directors
The following table sets forth information regarding beneficial ownership of our common stock by:
•each of our directors and nominees for director;

•	each of the named executive officers as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission; and

•	all of our executive officers and directors as a group.
The mailing address of each director and executive officer shown in the table below is c/o Fidelity National Financial, Inc., 601 Riverside Avenue, Jacksonville, Florida 32204.

	Number of
	Shares		Number			Percent
Name	Owned(1)		of Options(2)	Total		of Total
Douglas K. Ammerman	55,998		123,077	179,075		*
Brent B. Bickett	485,280		311,055	796,335		*
Willie D. Davis	61,105		79,115	140,220		*
William P. Foley, II	7,186,333	(3)	181,586	7,367,919	(3)	3.3%
Thomas M. Hagerty	51,751		97,982	149,733		*
Daniel D. (Ron) Lane	222,631		101,097	323,728		*
General William Lyon	87,569		79,115	166,684		*
Richard N. Massey	119,894		79,115	199,009		*
Anthony J. Park	303,791	(4)	223,793	527,584	(4)	*
Raymond R. Quirk	1,299,216	(5)	1,083,393	2,382,609	(5)	1.1%
John D. Rood	—		—	—		*
George P. Scanlon	436,202		176,726	612,928		*
Peter O. Shea, Jr.	47,526		79,115	126,641		*
Cary H. Thompson	22,703		8,448	31,151		*
Frank P. Willey	1,200,972		79,115	1,280,087		*
All directors and officers (16 persons)	11,994,828		3,300,051	15,294,879		6.9%

________________________________

*	Represents less than 1% of our common stock.
(1)	Includes the following pledged shares: Mr. Foley 1,711,224 shares; Mr. Quirk 212,113 shares; and Mr. Willey 1,441,787 shares; and all directors and officers as a group 3,635,124 shares.
(2)	Represents shares subject to stock options that are exercisable on March 30, 2013 or become exercisable within 60 days of March 30, 2013.
(3)
Included in this amount are 2,645,122 shares held by Folco Development Corporation, of which Mr. Foley and his spouse are the sole shareholders, and 708,106 shares held by Foley Family Charitable Foundation.

(4)	Included in this amount are 154,650 shares held by the Park Family Trust.
(5)	Included in this amount are 696,230 shares held by the Quirk 2002 Trust and 47,193 shares held by the Raymond Quirk 2004 Trust.
Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides information as of December 31, 2012 about our common stock which may be issued under our equity compensation plans:

Number of Securities
Remaining Available
		Weighted-Average	for Future Issuance
	Number of Securities to	Exercise Price of	Under Equity
	be Issued Upon Exercise	Outstanding	Compensation Plans
	of Outstanding Options,	Options, Warrants	(Excluding Securities
	Warrants and Rights	and Rights	Reflected in Column
Plan Category	(a)	(b)	(a))(c)
Equity compensation plans approved by security holders	8,967,074	16.27	3,838,618	(1)
Equity compensation plans not approved by security holders	—	—	—
Total	8,967,074	16.27	3,838,618
________________________________

(1)
In addition to being available for future issuance upon exercise of options and stock appreciation rights, 3,838,618 shares under the FNF omnibus plan may be issued in connection with awards of restricted stock, restricted stock units, performance shares, performance units or other stock-based awards.

CERTAIN INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The executive officers of the Company as of the date of this proxy statement are set forth in the table below. Certain biographical information with respect to those executive officers who do not also serve as directors follows the table.

Name	Position with FNF	Age
William P. Foley, II	Executive Chairman of the Board	68
George P. Scanlon	Chief Executive Officer	55
Raymond R. Quirk	President	66
Brent B. Bickett	Executive Vice President, Corporate Finance	48
Anthony J. Park	Executive Vice President and Chief Financial Officer	46
Peter T. Sadowski	Executive Vice President and Chief Legal Officer	57
Michael L. Gravelle	Executive Vice President, General Counsel and Corporate Secretary	51
George P. Scanlon. Mr. Scanlon is the Chief Executive Officer of FNF and he has served in that capacity since October 2010. Previously Mr. Scanlon served as Chief Operating Officer since June 2010. Prior to that, Mr. Scanlon served as Corporate Executive Vice President, Finance of FIS since February 2008 and became Chief Financial Officer of FIS in July 2008. Prior to joining FIS, Mr. Scanlon served as Executive Vice President and Chief Financial Officer of Woodbridge Holdings Corporation

(formerly known as Levitt Corporation) since August 2004 and Executive Vice President and Chief Financial Officer of BFC Financial Corporation since April 2007. Prior to joining Levitt, Mr. Scanlon was the Chief Financial Officer of Datacore Software Corporation, an independent software vendor, from December 2001 to August 2004. Prior to joining Datacore, Mr. Scanlon was the Chief Financial Officer at Seisint, Inc., a technology company specializing in providing data search and processing products, from November 2000 to September 2001. Mr. Scanlon also serves as a director of Remy International, Inc. and several other private companies.
Raymond R. Quirk. Mr. Quirk is the President of FNF and he has served in that position since April 2008. Previously, Mr. Quirk served as Co-President since May 2007 and Co-Chief Operating Officer of FNF from October 2006 until May 2007. Mr. Quirk was appointed as President of FNF in 2002. Since joining FNF in 1985, Mr. Quirk has served in numerous executive and management positions, including Executive Vice President, Co-Chief Operating Officer and Division Manager and Regional Manager, with responsibilities for managing direct and agency operations nationally.
Brent B. Bickett. Mr. Bickett has served as Executive Vice President, Corporate Finance of FNF since 2003. He joined FNF in 1999 as a Senior Vice President, Corporate Finance and has served as an executive officer of FNF since that time. Mr. Bickett also served as Corporate Executive Vice President, Corporate Finance of FIS through June 30, 2012 and currently serves as a director of Remy International, Inc.
Anthony J. Park. Mr. Park is the Executive Vice President and Chief Financial Officer of FNF and he has served in that position since October 2005. Prior to being appointed CFO of the Company, Mr. Park served as Controller and Assistant Controller of FNF from 1991 to 2000 and served as the Chief Accounting Officer of FNF from 2000 to 2005.
Peter T. Sadowski. Mr. Sadowski is the Executive Vice President and Chief Legal Officer of FNF and has served in that position since 2008. Prior to that, Mr. Sadowski served as Executive Vice President and General Counsel of FNF since 1999. Mr. Sadowski also is a member of the California Coastal Conservancy.
Michael L. Gravelle. Mr. Gravelle has served as the Executive Vice President, General Counsel and Corporate Secretary of FNF since January 2010 and served in the capacity of Executive Vice President, Legal since May 2006 and Corporate Secretary since April 2008. Mr. Gravelle joined FNF in 2003, serving as Senior Vice President. Mr. Gravelle joined a subsidiary of FNF in 1993, where he served as Vice President, General Counsel and Secretary beginning in 1996 and as Senior Vice President, General Counsel and Corporate Secretary beginning in 2000. Mr. Gravelle also served as Corporate Executive Vice President, Chief Legal Officer and Corporate Secretary of FIS through January 2013 and currently serves as Senior Vice President, General Counsel and Corporate Secretary of Remy International, Inc., as of February 2013.

COMPENSATION DISCUSSION AND ANALYSIS AND EXECUTIVE AND
DIRECTOR COMPENSATION
Compensation Discussion and Analysis
The following compensation discussion and analysis may contain statements regarding corporate performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.
Executive Summary
In this compensation discussion and analysis, we provide an overview of our approach to compensating our named executive officers in 2012, including the objectives of our compensation programs and the principles upon which our compensation programs and decisions are based. In 2012, our named executive officers were:

•	William P. Foley, II, our Executive Chairman of the Board;
•	George P. Scanlon, our Chief Executive Officer;
•	Raymond R. Quirk, our President;
•	Anthony J. Park, our Executive Vice President and Chief Financial Officer; and
•	Brent B. Bickett, our Executive Vice President, Corporate Finance.
We came into 2012 facing a significant projected decline in mortgage originations. Despite the challenging market outlook, we committed to taking the necessary actions to protect our margins and to maintain industry leadership in profitability. During fiscal 2012, under the leadership of our named executive officers, our Company performed well. In 2012, we generated $843.4 million in pre-tax earnings on $7.2 billion in revenue. We also returned $128.7 million to our shareholders in the form of dividends and repurchased 1,830,000 shares of our common stock. In 2012, our shareholder return was approximately 47% and for the three-year period ended December 31, 2012, our shareholder return was approximately 75%.
Our compensation programs, which emphasize pay for performance, are designed to help us accomplish our business objectives and to foster a high performance culture. Accordingly, certain components of our named executive officers' 2012 compensation was tied directly to the achievement of pre-established, objectively determinable goals relating to key measures of our success: return on equity (ROE), pre-tax margin relating to our title segment, operating margin, success with our acquisition strategy, delivering return to our shareholders, and stock price. Our strong earnings in 2012 resulted in the compensation earned by our named executive officers under the FNF annual incentive plan paying out at maximum levels. In addition, in September 2012, we implemented a new, long-term investment success cash incentive program that is designed to motivate certain of our executives to help the Company maximize its return on investment with our acquisition strategy by aligning a portion of the executive's long-term incentive compensation with the Company's return related to the specific investment.
Our compensation programs are designed to attract high performing executives and to retain our key employees, as there is significant competition in our industry for talented managers. We accomplish these objectives by providing our executives with total compensation that we believe is competitive relative to the compensation paid to similarly situated executives at similarly sized companies, and which is sufficient to motivate, reward and retain those individuals with the leadership abilities and skills necessary for achieving our ultimate objective: the creation of long-term shareholder value.
2012 Shareholder Vote on Executive Compensation
At our 2012 annual meeting of shareholders, as required by Section 14A of the Securities Exchange Act and Rule 14a-21(a) under the Securities Exchange Act, we held a non-binding advisory vote, also called a “say-on-pay” proposal, on the compensation of our named executive officers as disclosed in the 2012 proxy statement pursuant to Item 402 of Regulation S-K. Over 83.7% of the shares entitled to vote at our 2012 shareholders' meeting approved our “say on pay” proposal. In subsequent meetings with our shareholders, no particular concerns were raised regarding our compensation structure. Our compensation committee considered the results of the 2012 say-on-pay vote, and based upon the shareholder support expressed through the vote and the absence of any significant concerns raised by our shareholders, retained our compensation structure, which focuses our named executive officers on achieving our business objectives and maximizing shareholder value.
2013 Shareholder Vote on Executive Compensation
Our Board of Directors recommends that shareholders vote to approve, on an advisory basis, the compensation paid to the Company's Named Executive Officers, as described in this proxy statement, for reasons summarized in this compensation discussion and analysis, which includes a strong link between pay and company performance, the sound design of our compensation program, and our devotion to implementing best practices in executive compensation and governance.

Our Compensation Programs Support our Company and our Business Objectives
The primary goal of our executive compensation program is to drive continued growth and successful execution of our business objectives. We seek to achieve this goal by:

•	tying a material portion of our named executive officers' compensation to our corporate performance;

•
carefully structuring our performance-based programs to focus our named executive officers on attaining key performance goals that are aligned with and support our key business objectives, which, in turn, are aimed at growing shareholder value;

•	recognizing our executives' leadership abilities, scope of responsibilities, experience, effectiveness, and individual performance achievements; and

•	attracting, motivating, and retaining a highly qualified and effective global management team that can deliver superior performance and build shareholder value over the long term.
For 2012, our corporate performance measures were designed to incent our named executive officers to take actions necessary to generate growth in return on equity, pre-tax margin relating to our title segment and our diversification investments in certain portfolio companies (and the success of such investments). These performance measures are key components of our overall business plan and are highly transparent, objectively determinable and discussed with our board of directors and shareholders. In addition, our equity incentive program emphasizes future shareholder return as a long term measure of the success of our management team.
Differences Between 2011 and 2012 Compensation Programs
In 2012, as in 2011, we sought to create, through our performance-based incentive programs, a simple, understandable, and direct link between our corporate performance and the compensation that our named executive officers earn. There was, however, one significant difference between the performance-based incentive programs we provided in 2011 and 2012.
In September 2012, our compensation committee established a long-term investment success incentive program for certain members of management, including certain of our named executive officers, who are significantly involved in our diversification investments in certain portfolio companies. As described in further detail below, the purpose of the program is to further incent management to achieve a successful return from the Company's portfolio company acquisitions by aligning a portion of the executive's long-term incentive compensation with the Company's return related to certain portfolio investments. Subject to the Company's achievement of investment gains and positive net income, the program will be funded with a portion of the gains on the portfolio investments.
Significant Long-Term Stock Ownership Creates a Strong Tie to Our Shareholders
Our named executive officers maintain significant long-term investments in the Company. Collectively, as reported in the table Security Ownership of Management and Directors beginning on page 21, they beneficially own 11,994,828 shares of our common stock and options to acquire an additional 3,300,051 shares of common stock. The fact that our executives hold such a large investment in our shares is part of our Company culture and our compensation philosophy. Management's sizable investment in our shares aligns their economic interests directly with the interests of our other shareholders, and their wealth will rise and fall as our share price rises and falls. This promotes teamwork among our management team and strengthens the team's focus on achieving long term results and increasing shareholder return.
We have formal stock ownership guidelines for all corporate officers, including our named executive officers, and members of our board of directors. The guidelines were established to encourage such individuals to hold a multiple of their base salary (or annual retainer) in our common stock and, thereby, align a significant portion of their own economic interests with those of our shareholders.
The guidelines call for the executive to reach the ownership multiple within five years. Shares of restricted stock and gain on stock options count toward meeting the guidelines. The guidelines, including those applicable to non-employee directors, are as follows:

Position	Minimum Aggregate Value
Executive Chairman of the Board	10 x base salary
Chief Executive Officer and President	5 x base salary
Other Officers	2 x base salary
Members of the Board	5 x annual retainer
Each of our named executive officers and non-employee directors met these stock ownership guidelines as of December 31, 2012. The ownership levels are shown in the Security Ownership of Management and Directors table beginning on page 21.

Hedging and Pledging Policy
In March of 2013, in order to more closely align the interests of our directors and executive officers with those of its shareholders and to protect against inappropriate risk taking, our Board has decided to adopt a hedging and pledging policy which prohibits our executives officers and directors from engaging in hedging or monetization transactions with respect to our securities, engaging in short-term or speculative transactions in our securities that could create heightened legal risk and/or the appearance of improper or inappropriate conduct or holding FNF securities in margin accounts or pledging them as collateral for loans without our approval. The Board also reviewed information regarding FNF securities held by Messrs. Foley and Willey that had been pledged as collateral for loans in 2011 and 2012. Based on the Board's consideration of the number of shares pledged by each individual relative to the total number of shares of FNF common stock outstanding and to the total number of shares held by the individuals was not significant and the liquid assets held by each of Messrs. Foley and Willey was and is sufficient to cover the loans, it determined that any risk associated with the pledges was not substantial and grandfathered Messrs. Foley and Willey from the pledging policy, provided that they do not increase the number of shares currently pledged. The policy was effective immediately with respect to future transactions.
Compensation Governance
While we strive to maintain a consistent approach to our executive compensation programs from year to year, we periodically review our compensation programs and make adjustments that are believed to be in the best interests of the Company and our shareholders. As part of this process, we review compensation trends and consider what is thought to be current best practice with groups such as Institutional Shareholder Services ("ISS") and Glass Lewis and Co, LLC. ("Glass Lewis"), and make changes in our compensation programs when we deem it appropriate, all with the goal of continually improving our approach to executive compensation.
To that end, in this Proxy Statement, we are seeking approval from our shareholders to amend and restate our omnibus plan to, among other things, impose a minimum vesting period on restricted stock, stock options, stock appreciation rights and other awards granted under the plan.
Additionally, some of the other improvements made and actions taken in recent years by our compensation committee or full board of directors include the following:

•	setting a high ratio of performance-based compensation to total compensation, and a low ratio for fixed benefits/perquisites (non-performance-based compensation);

•	eliminating modified single-trigger severance provisions that provide for payments upon a voluntary termination of employment following a change in control;

•	eliminating excise tax gross ups;

•	adopting a policy to “clawback” any overpayments of incentive-based or share-based compensation that were attributable to restated financial results;

•	adding a performance-based vesting provision in restricted stock grants to our officers, including our named executive officers;

•
achieving a high level of disclosure transparency, where our shareholders have the ability to fully understand our executive compensation programs and associated performance measures used under those programs;

•	using a thorough methodology for comparing our executive compensation to market practices;

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requiring that any dividends or dividend equivalents on restricted stock and other awards, including performance based awards, be subject to the same underlying vesting requirements applicable to the awards - that is, no payment of dividends or dividend equivalents unless and until the award vests;

•	using a shorter expiration period for our stock options: we now use a seven year expiration period for new grants rather than a ten year expiration period;

•	adopting a policy that annual grants of stock options and restricted stock will utilize a vesting schedule of not less than three years;

•	separating the positions of Chief Executive Officer and Chairman into two positions;

•	appointing an independent lead director to help manage the affairs of our board of directors;

•	completing a “risk assessment,” as required under the rules of the Securities and Exchange Commission;

•	using an independent compensation consultant who reports solely to our compensation committee, and who does not provide services other than executive compensation consulting;

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significantly increasing the required executive stock ownership multiples, for example, the multiples were increased from five times base salary to ten times base salary for our Executive Chairman and from two times base salary to five times base salary for our President;

•	amending our equity incentive plan to prohibit the repricing of stock options and stock appreciation rights, and to prohibit the cash buy-out of the same; and

•	adopting a policy prohibiting hedging and pledging transactions involving FNF securities.
As part of our compensation governance program, we also observe the following practices:

•	employment agreements with our named executive officers do not contain multi-year guarantees for salary increases, non-performance based bonuses or guaranteed equity compensation;

•	we do not provide income tax reimbursements on executive perquisites or other payments;

•	all of our cash and equity incentive plans are capped at maximum levels; and

•
the change in control provisions in our compensation plans trigger upon consummation of mergers, consolidations and other corporate transactions, not upon shareholder approval or other pre-consummation events.

Components of Total Compensation and Pay Mix
We compensate our executives primarily through a mix of base salary, annual cash incentives, and long-term equity-based incentives. We also provide our named executive officers with the same retirement and employee benefit plans that are offered to our other employees, as well as limited other benefits, although these items are not significant components of our compensation programs. The compensation earned by our named executive officers in 2012 consisted of the following:

Type of Compensation	Purpose of the Compensation
Salary
Salary provides a level of assured, regularly-paid, cash compensation that is competitive and reasonable. Salary represents less than 11% of total compensation for Messrs. Foley, Scanlon, Quirk and Bickett, and 18% of total compensation for Mr. Park.

Annual Cash Incentive
Cash incentives under the FNF annual incentive plan are designed to motivate our employees to work towards improving our performance for the fiscal year and help attract and retain key employees. We may also seek to motivate our executives to achieve targeted results by adopting a tailored cash incentive under the FNF annual incentive plan.

Performance-Based Restricted Stock
Performance-based restricted stock helps to tie our named executive officers' long-term financial interests to our company's operating income margin performance and to the long-term financial interests of shareholders, as well as to retain key executives through the three-year vesting period and maintain a market competitive position for total compensation.

Stock Options
Stock options help to tie our named executive officers' long-term financial interests to the long-term financial interests of shareholders as they are worth nothing unless our stock price rises after grant. Our stock price must appreciate by approximately 34% over the expected term of the option for the executive to earn their targeted compensation amount.

Long-Term Investment Success Incentive
Cash incentives under the long-term investment success incentive program are designed to retain certain key executives through a multi-year performance period and motivate these executives to help us maximize our return on investment in certain portfolio companies by aligning a portion of the executive's long-term incentive compensation with our return related to the specific investment. In order to earn incentive awards under the program, the participating executives must remain employed through the end of the measurement periods (unless termination occurs due to death or disability, by us without cause, or by the executive for good reason), we first must achieve positive net income, and we must recognize above 8% compounded return on investment in certain portfolio companies.

Benefits & Other
Our named executive officers' benefits result primarily from company-wide employee benefit programs. For security reasons and to make travel more efficient and productive for our named executive officers, they are also eligible to travel on our corporate aircraft. Benefits and perquisites represent approximately 5% or less, in the aggregate, of total compensation for Messrs. Scanlon, Park and Quirk, less than 7% for Mr. Foley, and less than 8% for Mr. Bickett.

Allocation of Total Compensation for 2012
As illustrated in the table below, a significant portion of each named executive officer's total compensation is based on performance-based cash and stock incentives that are tied to our financial performance and stock price. The following table shows the allocation of 2012 Total Compensation reported in the Summary Compensation Table among the various components:

	Salary	Annual Cash Incentive	Performance-Based Restricted Stock *	Stock Options	Benefits and Other Compensation	Total Compensation
George P. Scanlon, CEO	10.3%	32.9%	44.5%	8.6%	3.7%	100.0%
William P. Foley, II	4.2%	31.1%	49.4%	9.2%	6.1%	100.0%
Raymond R. Quirk	10.8%	32.9%	44.5%	8.6%	3.2%	100.0%
Anthony J. Park	17.6%	36.1%	34.8%	6.7%	4.8%	100.0%
Brent B. Bickett	9.1%	27.7%	46.9%	8.7%	7.6%	100.0%
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* For Messrs. Foley and Bickett, the amount in this column also includes their grants of Remy restricted stock, which vest based on continued service to Remy.
In 2012, as in prior years, our named executive officers' compensation had a heavy emphasis on “at-risk” performance-based components of annual cash incentives, and long-term equity awards. Combined, the annual and long-term incentives provided to our executive officer group comprised between 78% and 91% of their total compensation in 2012.
Our compensation committee believes this emphasis on performance-based incentive compensation, which links a significant portion of our named executive officers' compensation with our annual and long-term financial performance and profitability, is an effective way to use compensation to help us achieve our business objectives while directly aligning our executive officers' interests with the interests of our shareholders.
Our compensation committee also believes a significant portion of our named executive officers' incentive compensation should be allocated to share-based compensation, because of the direct alignment it creates between the interests of our named executive officers and our shareholders. Consequently, for 2012, as reflected in the table above, a major portion of our named executive officers' total compensation was provided in the form of share-based incentives.
Following is a summary of the principal components of our 2012 compensation program for our named executive officers.
Base Salary
Although the emphasis of our compensation program is on performance-based, at-risk pay, we also provide our named executive officers with base salaries that are intended to provide them with a level of assured, regularly paid cash compensation that is competitive and reasonable. Our compensation committee typically reviews salary levels annually as part of our performance review process, as well as in the event of promotions or other changes in our named executive officers' positions or responsibilities. When establishing base salary levels, our compensation committee considers the peer compensation data provided by Strategic Compensation Group, as well as a number of qualitative factors, including the named executive officer's experience, knowledge, skills, level of responsibility and performance. In 2012, each named executive officer, other than Mr. Quirk, received an increase in their base salary. With respect to Mr. Foley, we increased Mr. Foley's annual base salary from $600,000 to $690,000 because we eliminated three executive benefits related to legal, accounting and insurance expenses previously provided to Mr. Foley. With respect to Messrs. Scanlon and Park, after a review of the base salaries of the named executive officers relative to our peer group and market survey data and each executive's experience, as well as past, current and anticipated contributions to our success, the compensation committee approved increases in the annual base salaries of Messrs. Scanlon and Park so that the base salaries, when aggregated with the annual cash incentives of the named executive officers, would bring the executives' target total cash compensation closer to the 75th and 50th percentiles for Mr. Scanlon and Mr. Park, respectively, when compared to our peer group and relevant market data as described above. Mr. Scanlon's annual base salary as Chief Executive Officer was increased from $600,000 to $740,000, and Mr. Park's annual base salary was increased from $400,000 to $415,000. With respect to Mr. Bickett, the aggregate base salary paid to him during 2012 by FNF and Fidelity National Information Services, Inc. (“FIS”) did not increase from 2011 but a greater portion of his base salary was allocated to FNF to reflect Mr. Bickett's increased role and full-time status with FNF. As a result the portion of Mr. Bickett's annual base salary paid by FNF was increased by $93,500 to $276,500 in January 2012 and then again by $274,000 to $550,500 in July 2012.

Annual Performance-Based Cash Incentive
We award annual cash incentives based upon the achievement of pre-defined business and financial objectives that are specified in the first quarter of the year. The annual incentive program plays an important role in our approach to total compensation. It motivates participants to work hard and proficiently toward improving our performance for a fiscal year, and it requires that we achieve defined annual financial performance goals before participants become eligible for an incentive payout. We believe that achieving our annual business and financial objectives are important to executing our business strategy, strengthening our products and services, improving customer satisfaction and gaining new customers and delivering long term value to shareholders. In addition, the incentive program helps to attract and retain a highly qualified workforce and to maintain a market competitive compensation program.
In the first quarter of each fiscal year, our compensation committee approves the fiscal year performance objectives and a target incentive opportunity for each participant, as well as the potential incentive opportunity range for maximum and threshold performance. No annual incentive payments are payable to a named executive officer if the pre-established, minimum performance levels are not met, and payments are capped at the maximum performance payout level. In addition, the financial performance measures under the plan are derived from our annual financial statements (Form 10-K), which are subject to an audit by our independent registered public accounting firm, KPMG LLP. The short-term incentive award targets were established by our compensation committee as described above for our named executive officers as a percentage of the individual's base salary at the end of 2012. Other than with respect to Mr. Foley, our named executive officers' 2012 target bonus percentages were the same as their 2011 target bonus percentages. Mr. Foley's target bonus percentage for 2012 was increased from 200% to 225% of his annual base salary to reflect his continued role in FNF's long term success, management's success at delivering value to shareholders, and Mr. Foley's role in strategically positioning the Company for the future.
The amount of the annual incentives actually paid depends on the level of achievement of the pre-established goals as follows:

•	If threshold performance is not achieved, no incentive will be paid.

•	If threshold performance is achieved, the incentive payout will equal 50% of the executive's target incentive opportunity.

•	If target performance is achieved, the incentive payout will equal 100% of the executive's target incentive opportunity.

•	If maximum performance is achieved, the incentive payout will equal 200% (300% for Mr. Foley) of the executive's target incentive opportunity.

•	Between these levels, the payout is prorated.
The committee retained discretion to reduce, but not to increase, the amounts earned, but no such discretion was exercised in 2012.
Threshold performance levels were established to challenge our named executive officers and, at the same time, provide reasonable opportunities for achievement. Maximum performance levels were established to limit short-term incentive awards so as to avoid excessive compensation while encouraging executives to reach for performance beyond the target levels. An important tenet of our pay for performance philosophy is to utilize our compensation programs to motivate and achieve performance levels that reach beyond what is expected of us as a company. Our use of minimum and maximum award opportunity levels has remained consistent over the years.
Target performance levels are intended to be difficult to achieve, but not unrealistic. The performance targets were based on discussions between management and our compensation committee. In setting 2012 performance targets, our compensation committee considered the following:

•	consistency among 2012 performance targets and our 2012 business plan;

•	2012 performance targets as compared to 2011 performance targets and 2011 actual performance;

•	alignment of the 2012 performance targets with the investment community's published projections for us and for other key publicly-traded title company competitors; and

•	the effect that reaching performance targets would have on our growth and margins.
The 2012 performance goals were return on equity, or ROE, and pre-tax margin relating to our title segment. These performance goals are among the most important measures in evaluating the financial performance of our business, and they can have a significant impact on long-term stock price and the investing community's expectations. The two goals, when combined with the strong focus on long-term shareholder return created by our equity-based incentives, our long-term investment success incentive and significant stock ownership by our named executive officers, also provide a degree of checks and balances that requires our named executive officers to consider both short-term and long-term performance. Consequently, the annual incentive performance targets are synchronized with shareholder expectations, desired increase in our stock price, our annual budget, our long-term financial plan, and our Board of Directors' expectations. Moreover, the targets and results are transparent to our named executive officers and shareholders because they are based on audited financial statements. In the following table, we explain how we calculate the performance measures and why we use them.

Performance Measure	How Calculated	Reason for Use
Return on Equity (ROE)
ROE was calculated by taking GAAP net income for 2012 and dividing it by total shareholders' equity as of the beginning of 2012 (after reduction for net income and equity related to corporate long-term investments in Remy International Inc., Ceridian Corporation, Cascade and American Blue Ribbon Holdings, LLC).

ROE is a measure of profit earned in comparison to the total amount of shareholder equity. ROE was selected as a relevant performance goal because it is an effective measure of financial success and it is commonly used within our title industry. The use of ROE as a performance goal encourages executive officers to pursue responsible growth and investment opportunities that provide desired returns. Moreover, we believe that ROE is a measure that is clearly understood by both our executive officers and shareholders.

Pre-Tax Margin Relating to our Title Segment
Pre-tax margin is determined by dividing the earnings before income taxes and noncontrolling interests for the Fidelity National Title Group segment by total revenues of the Fidelity National Title Group segment.

We selected pre-tax margin (relating to our title segment) as a measure for the short-term incentives because we believe pre-tax margin is a financial measure that is significantly influenced by the performance of our executives, and it aligns the executives' short-term incentive opportunity with one of our key corporate growth objectives and is commonly used within our title industry.

Final calculations are subject to adjustment for acquisitions, divestitures, major restructuring charges, non-budgeted discontinued operations and currency fluctuations. In 2012, we did not make any adjustments to the performance targets in calculating the 2012 performance results.
Set forth below are the 2012 weightings of the threshold, target and maximum performance levels, and 2012 performance results, which show that we reached the maximum performance level for both performance measures.

Performance Metric	Weight	Threshold	Target	Maximum	Results
ROE	50%	7%	9%	11%	14.0%	**
Pre-Tax Margin (Title Segment)*	50%	6%	8%	10%	14.1%	**
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* Pre-Tax Margin calculation excludes realized gains and losses.
** Payout percentage is capped at maximum (300% for Mr. Foley and 200% for other officers).
The table below lists our named executive officers and shows each named executive officer's target percentage under our annual incentive plan and the calculation of their 2012 incentive awards based on the 2012 performance results shown in the table above. Our superior performance in 2012 resulted in the annual incentives being paid out at their maximum levels. The incentives earned by our named executive officers were approved by our compensation committee and are reflected in the Summary Compensation Table under the heading Non-Equity Incentive Plan Compensation Earnings.

		2012			2012
	2012	Annual	2012	Maximum	Total
	Base	Incentive	Incentive	Performance	Incentive
Name	Salary	Target	Pay	Multiplier	Paid
William P. Foley, II	$690,000	225%	$1,552,500	300%	$4,657,500
George P. Scanlon	740,000	150%	1,110,000	200%	2,220,000
Raymond R. Quirk	740,000	150%	1,110,000	200%	2,220,000
Anthony J. Park	415,000	100%	415,000	200%	830,000
Brent B. Bickett*	412,750	150%	619,125	200%	1,238,250
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* As of the end of 2012, Mr. Bickett's base salary was $550,500. The number identified here for base salary reflects that from January 1, 2012-June 30, 2012, Mr. Bickett's base salary was $276,500 and from July 1, 2012-December 31, 2012, Mr. Bickett's base salary was $550,500.
Long-Term Equity Incentives
The underlying principles of our equity incentive program are to attract, retain and motivate talented executives, to emphasize performance-based compensation and focus our executives on objective, measurable results, and to align our executives' interests with the interests of our shareholders. Our approach to long-term equity incentives generally has two elements: (1) performance-based restricted stock that vests and is earned based on the achievement of certain pre-tax margin goals (described below) and required years of service, and (2) stock options, which vest based on required years of service. We consider stock options to be inherently performance-based, because they do not have realizable value unless our stock price rises after grant. As discussed earlier, we use stock ownership guidelines to complement our long-term equity incentives, so executives maintain a strong link to the interests of shareholders and to the movements in our stock price.
We use our shareholder-approved omnibus plan for long-term incentive awards. Our omnibus plan allows us to grant stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and other share-based or cash awards.
We do not attempt to time the granting of awards to any internal or external events. Our general practice has been for our compensation committee to make awards during the fourth quarter of each year following the release of our financial results for the third quarter. We also may grant awards in connection with significant new hires, promotions or changes in duties.
Our compensation committee considers several qualitative and quantitative factors when determining award levels, and ultimately uses its judgment when determining the terms of individual awards. The factors the committee considers include the following:

•	an analysis of competitive marketplace compensation data provided to our compensation committee by Strategic Compensation Group;

•	the executive's level of responsibility and ability to influence our performance;

•	the executive's level of experience, skills and knowledge;

•	the need to retain and motivate highly talented executives, especially considering the current down business cycle;

•	corporate governance considerations related to executive compensation; and

•	our current business environment, objectives and strategy.
While our compensation committee considered each of the factors set forth above in arriving at the specific awards granted to each of our named executive officers in 2012, its determination was not formulaic; rather, our compensation committee exercised its discretion to make subjective decisions based on the totality of the factors.
In addition, in February 2012, the Remy International, Inc. (“Remy”) compensation committee approved grants of restricted stock of Remy, a majority-owned subsidiary, to Messrs. Foley and Bickett, who are both members of the Board of Directors of Remy. The award was intended to reward Messrs. Foley and Bickett for their contributions to Remy and to incentivize them to contribute to Remy's prosperity going forward. Remy is a very important investment, and we believe Mr. Foley's and Mr. Bickett's future involvement with Remy is important to the success of that investment. The restricted stock vests as to 50% of the shares on each of the first and second anniversaries of the date of grant.

Performance-Based Restricted Stock. In November 2012, we granted performance-based restricted stock to our named executive officers under our omnibus plan. The performance element is based upon achievement of pre-tax margin in our title segment of 8% in at least two of the five quarters beginning October 1, 2012. Calculation of the goal excludes claim loss reserve adjustments (positive or negative) for prior period loss development, extraordinary events or accounting adjustments, acquisitions, divestitures, major restructuring charges and non-budgeted discontinued operations. In determining the applicable performance criteria, the Compensation Committee considered goals that would appropriately and adequately measure the performance of our business and selected pre-tax margin in our title segment. Although the pre-tax margin performance goal is consistent with one of the goals applicable to our cash incentive program, we selected pre-tax margin because it is one of the most important measures in evaluating the performance of our business, as well as the performance of our executives as it is a measure that executives can directly affect. Pre-tax margin measures our achievements in operating efficiency, profitability and capital management. In addition, it is a key measure used by investors and has a significant impact on long-term stock price. We believe these awards help us create long-term shareholder value by linking the interests of our named executive officers, who are in positions to directly influence shareholder value, with the interests of our shareholders. In addition to aligning the executive's interest with the interests of our shareholders, our compensation committee believes these restricted stock awards aid in retention because the executive must remain employed for at least three years before the restricted stock is eligible to fully vest. Our named executive officers will receive credit for dividends paid on the shares at the same time as paid to regular shareholders, but those dividends will be subject to the same vesting requirements of the underlying shares-in other words, if the underlying shares do not vest, the dividends are forfeited. The number of shares subject to the restricted stock awards is disclosed in the Grants of Plan-Based Awards table.
We granted performance-based restricted stock in 2011 to our named executive officers, under which the performance element was based upon achievement of pre-tax margin in our title segment of 6% in at least two of the five quarters beginning October 1, 2011 and ending December 31, 2012. In the fourth quarter of 2011, we achieved a pre-tax margin in our title segment of 11.3%, and in the first quarter of 2012, we achieved a pre-tax margin in our title segment of 11.0%. Like the 2012 grants of performance-based restricted stock, the 2011 awards will fully vest if the named executive officer remains employed for at least three years from the date of grant. Our named executive officers will receive credit for dividends paid on the shares at the same time as paid to regular shareholders, but those dividends will be subject to the same vesting requirements of the underlying shares-in other words, if the underlying shares do not vest, the dividends are forfeited.
Stock Options. In 2012, the compensation committee reviewed our equity compensation program and determined that the annual grants should consist in part of stock options because they are more closely aligned to future shareholder returns. Stock options benefit our shareholders by tying the value of the award to sustained long-term future stock price performance. To reach the target value of compensation from the 2012 stock option award, the FNF stock price must rise by approximately 33% from the closing stock price of $22.59 on the date of grant. To reach the targeted potential value from their 2012 stock option grant, our management team must increase the FNF stock price by $7.58, or to a stock price of $30.17. This creates the incentive for our management team to focus on the future, and to make the right long-term decisions that will grow our business. We intend for our stock option awards to:

•
enhance the link between creating shareholder value and long-term incentive compensation, because the executive realizes value from options only to the extent the value of our stock increases after the date of the option grant;

•	retain the named executive officers through a three-year vesting period; and

•	maintain market-competitive levels of total compensation.
The stock options were awarded with an exercise price equal to the fair market value of a share of our common stock on the date of grant. The awards vest proportionately each year over three years based on continued employment with us and have a seven year term. We do not engage in or permit “backdating” or re-pricing of stock options, and our stock plans prohibit these practices.
Long-Term Investment Success Incentive Program
During 2012, our compensation committee reviewed our incentive structure which, pursuant to the annual incentive plan and long-term equity grants, emphasizes return on equity (primarily of the title business), pre-tax margin (of the title business), and stock price. We also continue to emphasize our acquisition strategy related to our portfolio companies. As certain of our executives, including some of our named executive officers, spend a substantial amount of time and resources on our acquisition business strategy and portfolio companies in which we have invested, the compensation committee determined that it was appropriate to implement a new incentive program that would be focused on the success of our diversified investments. Consequently, in September 2012, we awarded new long-term cash incentive awards under our omnibus plan that are intended to measure and reward the success of our diversified investments in Remy International, Inc., American Blue Ribbon Holdings, LLC and Ceridian Corporation (the “Investments”) over multiple measurement periods between July 1, 2012 through December 31, 2016 (the “Performance Period”), and to incentivize the participating executives to identify additional portfolio companies in which we should invest. As achieving above average investment returns from these portfolio company acquisitions is beneficial to us and our shareholders, the program is intended to incentivize and reward the executives who are significantly involved in our diversified investments in the portfolio companies by aligning a portion of the executive's long-term incentive compensation with the return on investment relating to each Investment. The program is also designed to help us generate net income and aid in retention of the executives by imposing net income and service-based vesting conditions on payments under the program.
All of the named executive officers, other than Mr. Quirk, received an award in September 2012. Mr. Quirk did not participate in the program because he is primarily responsible for our title business and is not anticipated to be involved in the Investments.
Pursuant to the new program, participating executives may earn cash incentives under the awards granted in September 2012 in accordance with the following terms:

•	The Performance Period consists of 4 measurement periods: July 1, 2012-December 31, 2013; July 1, 2012-December 31, 2014; July 1, 2012-December 31, 2015; and July 1, 2012-December 31, 2016.

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For each measurement period and with respect to each Investment, the compensation committee will determine whether we have recognized at least an 8% return on investment (“ROI”) (compounded annually) on the Investment since July 1, 2012. For this purpose, “return on investment” means realized and unrealized pre-tax gain from the Company's investments in each Investment during the relevant measurement period. ROI will be determined irrespective of cash gains calculated for our Federal tax calculation and shall not include gain attributable to the Investment's income statement gain or loss. In addition, the compensation committee may, in its discretion, exclude from ROI any realized or recorded gain on the Investment to the extent it determines that inclusion of such gain would be inconsistent with the spirit and intent of the program.

•
Provided the 8% ROI threshold is achieved, we will begin to credit amounts to a notional incentive pool. All ROI in excess of this 8% threshold will be credited to the incentive pool until an 80/20 allocation of ROI is achieved. The intent is to reflect an 80/20 allocation of ROI between the Company and the participating executives, with 80% of ROI being allocated to the Company and 20% of ROI being allocated to the incentive pool. Once this 80/20 allocation is achieved, any further ROI will be allocated 80% to the Company and 20% to the incentive pool.

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Under each award granted to a participating executive, the executive may earn a specified percentage of the incentive pool up to a maximum amount of $25,000,000 per award per year during the Performance Period. With respect to the named executive officers, the specified percentages are as follows: Mr. Foley 61%; Mr. Scanlon 7%; Mr. Bickett 16%; and Mr. Park 2%. However, our compensation committee has retained discretion to reduce the amount credited to the incentive pool and payable to a participating executive. In accordance with such negative discretion, in January 2013, the compensation committee determined that the amount creditable to the incentive pool for the measurement period ending December 31, 2013, will be limited to 80% of the amount that would otherwise be credited with respect to such period. The remaining 20% that is not credited to the incentive pool for the first measurement period will be available for the second measurement period ending December 31, 2014, in accordance with the terms and conditions of the incentive program. In addition, the compensation committee exercised its negative discretion to reduce the specified percentages across all participating executives, other than Mr. Park. The reductions applicable to Messrs. Foley, Scanlon and Bickett are as follows: Mr. Foley - 61% reduced to 60%; Mr. Scanlon - 7% reduced to 5%; and Mr. Bickett - 16% reduced to 14%.

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If beginning in 2012, the amount paid to a participating executive in a calendar year pursuant to the incentive program is greater than 50% of the executive's annual cash incentive (annual bonus) for the calendar year, the executive's annual cash incentive (annual bonus) will be reduced by 50% unless otherwise determined by the compensation committee.

•
For each measurement period, the executive must generally remain employed through the last day of the measurement period and we must achieve positive net income in order for the executive to earn his or her respective portion of the incentive pool. For this purpose, net income means net earnings as reflected in our consolidated statements of earnings in our annual report on Form 10-K and will be measured over the calendar year that ends coincident with the last day of the applicable measurement period. If the service condition is satisfied but we do not achieve positive net income, then the amount credited to the incentive pool and allocable to the executive will be paid to the executive only if and when positive net income is achieved in a subsequent measurement period. If the executive's employment is terminated due to death, by us due to disability or without “cause” or by the executive for “good reason” (as such terms are defined in the executive's employment agreement), then the executive remains eligible to earn a pro-rated portion of any amounts credited to the incentive pool for open measurement periods.

•
Unless otherwise determined by the compensation committee, if an employee receives any additional long-term investment success incentive awards relating to one or more of the Investments and measuring ROI over one or more overlapping time periods, to avoid duplication, the amounts that would otherwise be credited with respect to such Investments to the employee's award account under such additional awards will be reduced so that the employee does not receive a credit under more than one award for the same ROI.

The first measurement period under the awards granted in September 2012 will not end until December 31, 2013. Accordingly, no amounts have yet been credited to the incentive program and the named executive officers have not yet earned any cash incentives under the incentive program as of December 31, 2012.
Adoption of Clawback Policy
In December of 2010, our compensation committee adopted a policy to recover any incentive-based compensation from our executive officers if we are required to prepare an accounting restatement due to material noncompliance with financial reporting requirements, and the incentive-based compensation paid during the preceding three-year period would have been lower had the compensation been based on the restated financial results. No clawbacks were made in 2012.
Benefit Plans
We provide retirement and other benefits to our U.S. employees under a number of compensation and benefit plans. Our named executive officers generally participate in the same compensation and benefit plans as our other executives and employees. All employees in the United States, including our named executive officers, are eligible to participate in our 401(k) plan and our Employee Stock Purchase Plan. In addition, our named executive officers are eligible to participate in broad-based health and welfare plans. We do not offer pensions or supplemental executive retirement plans for our named executive officers.
401(k) Plan
We sponsor a defined contribution savings plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code. The plan contains a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code, as well as an employee stock ownership plan feature. Participating employees may contribute up to 40% of their eligible compensation, but not more than statutory limits, generally $17,000 in 2012. We made matching contributions in 2012 of $11 million, and this was credited to the FNF Stock Fund in the FNF 401(k) Plan.
A participant may receive the value of his or her vested account balance upon termination of employment. A participant is always 100% vested in his or her voluntary contributions. Vesting in matching contributions, if any, occurs proportionally each year over three years based on continued employment with us.
Deferred Compensation Plan
We provide our named executive officers, as well as other key employees, with the opportunity to defer receipt of their compensation under a nonqualified deferred compensation plan. None of our named executive officers elected to defer 2012 compensation into the plan. A description of the plan and information regarding our named executive officers' interests under the plan can be found in the Nonqualified Deferred Compensation table and accompanying narrative.
Employee Stock Purchase Plan
We sponsor an Employee Stock Purchase Plan, which we refer to as the ESPP, which provides a program through which our executives and employees can purchase shares of our common stock through payroll deductions and through matching employer contributions. Participants may elect to contribute between 3% and 15% of their salary into the ESPP through payroll deduction. At the end of each calendar quarter, we make a matching contribution to the account of each participant who has been continuously employed by us or a participating subsidiary for the last four calendar quarters. For most employees, matching contributions are equal to 1/3 of the amount contributed during the quarter that is one year earlier than the quarter in which the matching contribution is made. For officers, including our named executive officers, and for employees who have completed at least ten consecutive years of employment with us, the matching contribution is 1/2 of such amount. The matching contributions, together with the employee deferrals, are used to purchase shares of our common stock on the open market.
Health and Welfare Benefits
We sponsor various broad-based health and welfare benefit plans for our employees. Certain executives, including our named executive officers, are provided with additional life insurance. The taxable portion of the premiums on this additional life insurance is reflected in the Summary Compensation Table under the column All Other Compensation and related footnote.
Other Benefits
We provide few special benefits to our executives. In general, the additional benefits provided are intended to help our named executive officers be more productive and efficient and to protect us and the executive from certain business risks and potential threats. In 2012, certain of our named executive officers received personal use of corporate aircraft. In addition, Mr. Foley received accounting services, and Messrs. Foley, Quirk and Bickett were reimbursed for legal fees. Our compensation committee regularly reviews the additional benefits provided to our executive officers and believes they are minimal. Further detail regarding additional benefits in 2012 can be found in the Summary Compensation Table under the column All Other Compensation and related footnote.

Role of Compensation Committee, Compensation Consultant and Executive Officers
Our compensation committee is responsible for reviewing, approving and monitoring all compensation programs for our named executive officers, as well as our other officers. Our compensation committee is also responsible for administering the Fidelity National Financial, Inc. Annual Incentive Plan, which we refer to as our annual incentive plan, the Fidelity National Financial, Inc. Amended and Restated 2005 Omnibus Incentive Plan, which we refer to as our omnibus plan, administering programs that are implemented under the omnibus plan, including the long-term investment success cash incentive program described above, and approving individual grants and awards under those plans for our executive officers.
To further the objectives of our compensation program, our compensation committee engaged Strategic Compensation Group, LLC, which we refer to as Strategic Compensation Group, an independent compensation consultant, to conduct an annual review of our compensation programs for our named executive officers and other key executives and our board of directors. The consultant is engaged to suggest compensation changes with alternatives for the committee to consider.
In 2012, Strategic Compensation Group provided our compensation committee with relevant market data on compensation, including annual salary, annual incentives, long-term incentives, other benefits, total compensation and pay mix, and alternatives to consider when making compensation decisions. Strategic Compensation Group also assisted our compensation committee in its review of the compensation risk assessment that is completed on an annual basis. Strategic Compensation Group was selected by our compensation committee, reported directly to the committee, received compensation only for services related to executive compensation issues, and neither it nor any affiliated company provided any other services to us.
Our Executive Chairman participated in the 2012 executive compensation process by making recommendations with respect to equity-based incentive compensation awards. Our Chief Executive Officer made recommendations with respect to his direct reports, as discussed further below. In addition, Michael L. Gravelle, our Executive Vice President, General Counsel and Corporate Secretary, coordinated with our compensation committee members and the consultant in preparing the committee's meeting agendas and, at the direction of the committee, assisted Strategic Compensation Group in gathering financial information about the Company and stock ownership information for our executives for inclusion in the consultant's reports to our compensation committee. Our executive officers do not make recommendations to our compensation committee with respect to their own compensation.
While our compensation committee carefully considers the information provided by, and the recommendations of, Strategic Compensation Group and the individuals who participate in the compensation process, our compensation committee retains complete discretion to accept, reject or modify any recommended compensation decisions.
Establishing Executive Compensation Levels
We operate in a highly competitive industry and compete with our peers and competitors to attract and retain highly skilled executives within that industry. To attract and retain talented executives with the leadership abilities and skills necessary for building long-term shareholder value, motivate our executives to perform at a high level and reward outstanding achievement, our compensation committee sets total compensation at levels it determines to be competitive in our market.
When determining the overall compensation of our named executive officers, including base salaries and annual and long-term incentives, our compensation committee considers a number of important qualitative and quantitative factors including:

•	the executive officer's experience, knowledge, skills, level of responsibility and potential to influence the company's performance;

•	the executive officer's prior salary levels, annual incentive awards, annual incentive award targets and long-term equity incentive awards;

•	the business environment and our business objectives and strategy;

•	our financial performance in the prior year;

•	the need to retain and motivate executives (even in the current business cycle, it is critical that we not lose key people and long term incentives help to retain key people);

•	corporate governance and regulatory factors related to executive compensation; and

•	marketplace compensation levels and practices.
In evaluating the compensation of our Chief Executive Officer's direct reports, our compensation committee also considers the Chief Executive Officer's recommendations to the committee. This includes his review of the performance of the other named executive officers, job responsibilities, importance to our overall business strategy, and our compensation philosophy. Our Chief Executive Officer does not make a recommendation to our compensation committee regarding his own compensation. The compensation decisions are not formulaic, and the members of our compensation committee did not assign precise weights to the factors listed above. Our compensation committee utilized their individual and collective business judgment to review, assess, and approve compensation for our named executive officers.
To support its review of our executive compensation and benefit programs for 2012, our compensation committee engaged Strategic Compensation Group, an independent compensation consultant to conduct a marketplace review of the compensation we pay to our executive officers. Our compensation committee has the sole authority to hire a compensation consultant and to approve the compensation consultant's fees and terms of engagement. Strategic Compensation Group gathered marketplace compensation data on total compensation, which consisted of annual salary, annual incentives, long-term incentives, executive benefits, executive ownership levels, overhang and dilution from the equity incentive plan, compensation levels as a percent of revenue, pay mix and other key statistics. This data is collected and analyzed twice during the year, once in the first quarter and again in the fourth quarter. The marketplace compensation data provided a point of reference for our compensation committee, but our compensation committee ultimately made compensation decisions based on all of the factors described above.
At the beginning of each year, the compensation committee reviews specific marketplace compensation surveys to benchmark executive compensation. The committee strives for a consistent set of compensation surveys from year to year, so that the benchmark information is consistent and comparable. Strategic Compensation Group assisted our compensation committee in analyzing the marketplace compensation surveys that were included in the marketplace compensation data. Strategic Compensation Group used three marketplace data sources: (1) a general executive compensation survey prepared by Towers Watson, a global professional services company providing risk and financial management services, which contained data on over 300 companies (in using this survey, our compensation committee applied a formula contained in the survey that allows for the adjustment of the survey's compensation amounts to take into account differences in revenues between the survey companies and our Company); (2) a general executive compensation survey prepared by Kenexa, an IBM Company providing compensation consulting among other H.R. services, of over 3,000 companies with a specific focus on about 90 companies with revenues of between $4 billion and $7.9 billion and (3) compensation information for the following group of 15 companies, which we refer to as the “peer group.” The FNF peer group was selected at the beginning of 2012 based on a revenue range of ½ to 2 times the projected 2012 revenue for FNF (which at the time was estimated to be $7 billion), industry focus (generally the insurance industry based on Global Industry Classification Standard (GICS) Code), nature and complexity of operations and because they compete with us for business and/or executive talent. When defining the peer group, we attempt to apply the standards used by ISS for identifying peer groups for public companies. The group consisted of:

•	American Financial Group	•	First American Financial Corporation
•	Arch Capital Group Ltd.	•	Genworth Financial, Inc.
•	Assurant Inc.	•	Lincoln National Corp.
•	Automatic Data Processing, Inc.	•	Partnerre Ltd.
•	Berkley (WR) Corp.	•	Principal Financial Group
•	CNA Financial Corporation	•	Transatlantic Holdings
•	Discover Financial Services	•	Unum Group
•	Everest Re Group Ltd.
The revenue range of these companies at the beginning of 2012 (the time when the peer group was discussed and defined) was between $3.1 billion and $10.7 billion, with a median revenue of $8.2 billion. This compares to the FNF 2012 revenue of about $7 billion.
In addition to the compensation surveys, Strategic Compensation Group gathers compensation practices data from independent sources such ISS and Glass Lewis. That data is helpful to the compensation committee when reviewing the executive compensation practices used by FNF.
We primarily focused on the 50th-75th percentile of the peer group data when considering what our named executive officers' 2012 target total compensation levels should be. Our compensation committee used the other two sources of compensation data described above in making its compensation decisions in 2012 as a point of reference in evaluating whether compensation was within a “market” range; however, in general those two sources were given less weight when considering what the named executive officers' 2012 target total compensation should be as we think the peer group data is the best indicator of total compensation provided by our key competitors and peers.
While the compensation decisions of our compensation committee ultimately were subjective judgments, our compensation committee also considered the following factors in making compensation decisions for our named executive officers. In determining the total compensation for Mr. Scanlon, our compensation committee considered his role and responsibility as Chief Executive Officer particularly in connection with his responsibility of implementing the Company's long term strategic plan. In determining the total compensation for Mr. Foley, our compensation committee considered his success as the overall leader of the Company in developing and implementing the Company's long-term strategy, his substantial knowledge of and contributions to the overall management of the Company's title operations, and his leadership in connection with the Company's successful investments in portfolio companies. In determining the total compensation for Mr. Quirk, our compensation committee considered his 27 years of experience with the Company working in the title business and importance to the continued successful operation of the Company's title business. In determining the total compensation for Mr. Park, our compensation committee considered his role and responsibility for accounting and financial reporting matters, as well as his 22 years of experience with the Company. In determining the total compensation for Mr. Bickett, our compensation committee considered his contribution to corporate finance matters, corporate development and mergers and acquisitions, and the fact that he also served as an executive officer of FIS for half of 2012.
The marketplace compensation information in this discussion is not deemed filed or a part of this compensation discussion and analysis for certification purposes.
Employment Agreements and Post-Termination Compensation and Benefits
We have entered into employment agreements with each of our named executive officers. These agreements provide us and the executives with certain rights and obligations following a termination of employment, and in some instances, following a change in control. We believe these agreements are necessary to protect our legitimate business interests, as well as to protect the executives in the event of certain termination events. A description of the material terms of the agreements can be found in the narrative following the Grants of Plan-Based Awards table and in the Potential Payments Upon Termination or Change in Control section.
Tax and Accounting Considerations
Our compensation committee considers the impact of tax and accounting treatment when determining executive compensation.
Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount that can be deducted in any one year for compensation paid to certain executive officers. There is, however, an exception for certain performance-based compensation. Our compensation committee takes the deduction limitation under Section 162(m) into account when structuring and approving awards under our annual incentive plan and our omnibus plan. However, our compensation committee may approve compensation that will not meet these requirements.
Our compensation committee also considers the accounting impact when structuring and approving awards. We account for share-based payments, including stock option grants, in accordance with ASC Topic 718, which governs the appropriate accounting treatment of share-based payments under generally accepted accounting principles.
Compensation Committee Report
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in this Proxy Statement and thereby incorporated by reference in our Annual Report on Form 10-K.
THE COMPENSATION COMMITTEE
Daniel D. (Ron) Lane
Richard N. Massey
Cary H. Thompson

Executive Compensation
The following table contains information concerning the cash and non-cash compensation awarded to or earned by our named executive officers for the years indicated.
Summary Compensation Table

						Non-Equity
						Incentive
						Plan
				Stock	Option	Compensation	All Other
Name and Principal	Fiscal	Salary	Bonus	Awards	Awards	Earnings	Compensation	Total
Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)
George P. Scanlon *	2012	693,141	—	2,999,997	581,249	2,220,000	245,488	6,739,875
Chief Executive Officer	2011	600,000	—	2,867,941	—	4,955,625	207,900	8,631,466
	2010	308,333	75,000	2,076,976	459,247	782,064	18,871	3,720,491
Anthony J. Park	2012	404,599	—	800,002	155,000	830,000	111,264	2,300,865
Executive Vice	2011	400,000	—	716,989	—	1,488,500	63,096	2,668,585
President and Chief Financial Officer	2010	383,541	—	643,858	—	762,215	63,399	1,853,013
William P. Foley, II	2012	625,000	—	7,399,992	1,375,623	4,657,500	933,952	14,992,067
Chairman of the Board	2011	600,000	—	7,331,011	—	3,600,000	991,486	12,522,497
	2010	560,000	250,000	4,673,212	1,380,000	3,373,291	622,461	10,858,964
Raymond R. Quirk	2012	728,141	—	2,999,997	581,249	2,220,000	216,502	6,745,889
President	2011	740,000	—	2,867,941	—	4,228,125	162,778	7,998,844
	2010	690,666	—	2,596,223		2,115,147	149,462	5,551,498
Brent B. Bickett	2012	409,069	—	2,100,006	387,499	1,238,800	344,228	4,479,602
Executive Vice	2011	183,000	—	1,821,830	—	549,000	250,152	2,803,982
President, Corporate Finance	2010	183,000	350,000	643,858	—	524,022	201,943	1,902,823
________________________________
* Mr. Scanlon began serving as Chief Executive Officer effective November 1, 2010, and prior to that was our Chief Operating Officer since June 1, 2010, when he joined the Company. Mr. Scanlon's 2010 compensation reflects only his six months of employment with the Company.

(1)	Amounts shown are not reduced to reflect the named executive officers' elections, if any, to defer receipt of salary, if any, into our 401(k) plan, ESPP, or deferred compensation plans.
(2)
The amounts in 2010 with respect to Messrs. Foley and Bickett reflect bonus payments by our former minority-owned affiliate, Sedgwick CMS, upon closing of the sale of our investment in Sedgwick to a third party. The amount in 2010 with respect to Mr. Scanlon reflects a onetime bonus paid at the initiation of his employment.

(3)
Represents the grant date fair value of restricted stock awards granted in 2012, 2011 and 2010, computed in accordance with ASC Topic 718, excluding forfeiture assumptions. These awards consisted of our restricted shares issued under the FNF omnibus plan. Assumptions used in the calculation of these amounts are included in Footnote O to our audited financial statements for the fiscal year ended December 31, 2012 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2013. The amounts for 2011 also include $1,800,000 and $900,000 with respect to Messrs. Foley and Bickett, respectively, relating to the January 4, 2011 grant of Remy restricted stock. The amounts for 2012 also include $300,000 and $100,000 with respect to Messrs. Foley and Bickett, respectively, relating to the January 4, 2011 grant of Remy restricted stock. As of March 30, 2013, we owned approximately 51% of Remy's common stock and we consolidate the operations of Remy.

(4)
Represents the grant date fair value of stock option awards granted in 2012 and 2010, computed in accordance with ASC Topic 718. The amount for 2010 also includes a grant of options to Mr. Scanlon upon initiation of his employment in 2010, which were granted under the FNF omnibus plan. Assumptions used in the calculation of this amount are included in Footnote O to our audited financial statements for the fiscal year ended December 31, 2012 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2013. The amounts for 2010 also include $1,380,000 with respect to Mr. Foley relating to the December 7, 2010 grant of options by Ceridian Corporation. As of March 30, 2013 we owned approximately 32% of Ceridian's common stock and account for it under the equity method of accounting.

(5)
Represents amounts earned under the FNF annual incentive plan and, as applicable, in 2011 includes amounts earned under our Corporate Cost Savings initiative. In 2011, for Mr. Scanlon $1,800,000 was earned under our annual incentive plan and $3,155,625 was earned under our 2011 Corporate Cost Savings Initiative. In 2011, for Mr. Quirk, $2,220,000 was earned under our annual incentive plan and $2,008,125 was earned under our 2011 Corporate Cost Savings Initiative. In 2011, for Mr. Park, $800,000 was earned under our annual incentive plan and $688,500 was earned under our 2011 Corporate Cost Savings Initiative. No amounts were earned by Messrs. Foley and Bickett in 2011 under our Corporate Cost Savings Initiative.

(6)
Amounts shown for 2012 include matching contributions to our ESPP; dividends paid on restricted stock; life insurance premiums paid by us; health insurance fees paid by us under the executive medical plan; fees received for services on the boards of directors of affiliates; personal use of a company airplane; utilization of accounting and legal fees, as set forth below. FNF ceased reimbursing Mr. Foley for accounting and legal fees in 2012.

	Foley	Scanlon	Quirk	Park	Bickett
ESPP Matching Contributions	$45,000	$40,625	$37,000	$30,000	$13,725
Restricted Stock Dividends	258,001	87,388	145,974	35,908	38,269
Life Insurance Premiums	1,125	381	1,125	133	133
Director Fees Paid By Affiliates	200,500	44,999	—	—	138,500
Personal Airplane Use	288,683	26,872	—	—	107,656
Executive Medical	45,223	45,223	31,654	45,223	45,223
Accounting Fees	50,329	—	—	—	—
Legal Fees	45,091	—	749	—	722

The following table sets forth information concerning awards granted to the named executive officers during the fiscal year ended December 31, 2012.
Grants of Plan-Based Awards

								(i)		(k)
								All Other		Grant Date
					Estimated Possible			Stock	(j)	Fair
		Estimated Possible Payouts Under			Payouts Under			Awards:	Exercise	Value
		Non-Equity Incentive Plan			Equity Incentive Plan			Number of	or Base	of Stock
		Awards(1)			Awards(2)			Shares of	Price of	and
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	Stock or	Option	Option
(a)	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Awards	Awards
Name	Date	($)	($)	($)	($)	($)	($)	(#)(3)	($/Share)	($)
William P. Foley, II	2/24/2012	—	—	—	—	—	—	17,143	—	300,000
	11/8/2012	—	—	—	—	314,298	—	181,586	22.59	8,778,140
	Annual Incentive Plan	776,250	1,552,500	4,657,500	—	—	—	—	—	—
	Long-Term Investment Success Incentive Program	—	25,000,000	25,000,000	—	—	—	—	—	—
George P. Scanlon	11/8/2012	—	—	—	—	132,802	—	76,726	22.59	3,709,070
	Annual Incentive Plan	555,000	1,110,000	2,220,000	—	—	—	—	—	—
	Long-Term Investment Success Incentive Program	—	2,100,000	25,000,000	—	—	—	—	—	—
Raymond R. Quirk	11/8/2012	—	—	—	—	132,802	—	76,726	22.59	3,709,070
	Annual Incentive Plan	555,000	1,110,000	2,220,000	—	—	—	—	—	—
Anthony J. Park	11/8/2012	—	—	—	—	35,414	—	20,460	22.59	989,087
	Annual Incentive Plan	207,500	415,000	830,000	—	—	—	—	—	—
	Long-Term Investment Success Incentive Program	—	840,000	25,000,000	—	—	—	—	—	—
Brent B. Bickett	2/24/2012	—	—	—	—	—	—	5,714	—	100,000
	11/8/2012	—	—	—	—	88,535	—	51,151	22.59	2,472,724
	Annual Incentive Plan	309,563	619,125	1,238,250	—	—	—	—	—	—
	Long-Term Investment Success Incentive Program	—	5,880,000	25,000,000	—	—	—	—	—	—
________________________________

(1)
The amounts shown in column (c) reflect the minimum payment levels under the FNF annual incentive plan and corporate cost savings incentive initiative. The minimum payout levels are 50% of the target amounts shown in column (d) under the FNF annual incentive plan. The amount shown in column (e) under the FNF annual incentive plan for everyone except Mr. Foley is 200% of the target amount. For Mr. Foley, the amount in column (e) is 300% of the target amount. These amounts are based on the individual's 2012 salary and position. For Mr. Bickett, his actual 2012 bonus was pro-rated based on a $412,875 target through June 30 and an $825,750 target from July 1 through year end. The amount shown in column (e) under the FNF annual incentive plan for Mr. Bickett is 150% of the target amount shown. The amount shown in column (e) under the Long-Term Incentive Plan is the total amount under this plan. The amounts shown in column (e) for the Long-Term Investment Success Incentive Program are the maximum potential incentives that may be earned under that program for the awards granted in 2012. The $25 million maximum is based on the limit in our 2005 Omnibus Incentive Plan. FNF did not pay any amounts under the long-term investment success incentive program in 2012. As described in detail in the “Compensation Discussion and Analysis and Executive and Director Compensation” section of this proxy statement, the incentive program does not include target and threshold amounts for participating executives. The amount shown in the target column represents an estimate of the total amounts that could be earned and paid in 2013 through 2016 with respect to the 2012 award. Throughout the program's duration, FNF estimates that it will pay its executives approximately $42 million under the Long-Term Investment Success Incentive Program, which would be allocated approximately as follows: $25 million (60%) to Mr. Foley, $5.88 million (14%) to Mr. Bickett, $2.1 million (5%) to Mr. Scanlon and $0.84 million (2%) to Mr. Park. These amounts are only based on estimated performance in 2012, inclusive of the two one-time consolidation gains for Remy International, Inc. and American Blue Ribbon Holdings, Inc., as a result of FNF increasing its ownership position in these two companies to over 50%. These amounts are only estimates. The actual amounts that may be earned by the executive over the three and a half year measurement period will depend on a number of factors, including the amount of ROI, if any, recognized by the Company with respect to each of its investments in Remy International, Inc., American Blue Ribbon Holding, LLC and Ceridian Corporation.

(2)	The amounts shown in column (g) reflect the number of shares of performance-based restricted stock granted to each named executive officer under the FNF omnibus plan.
(3)
For each named executive officer other than Messrs. Foley and Bickett, the amounts shown in column (i) reflect the number of stock options granted to each named executive officer under the omnibus plan on November 8, 2012 (grant date fair value per option is $ per option granted). For Messrs. Foley and Bickett, the amounts shown in column (i) reflect (a) the number of stock options granted to each named executive officer under the omnibus plan on November 8, 2012 (grant date fair value per option is $7.58 per option granted) and (b) the number of shares of Remy restricted stock granted to each named executive officer.

Employment Agreements
We have entered into employment agreements with all of our named executive officers. Additional information regarding post-termination benefits provided under these employment agreements can be found in the “Potential Payments Upon Termination or Change in Control” section.
William P. Foley, II
We entered into a three-year amended and restated employment agreement with Mr. Foley, effective July 2, 2008, to serve as our executive Chairman, with a provision for automatic annual extensions beginning on the first anniversary of the effective date and continuing thereafter unless either party provides timely notice that the term should not be extended. Prior to the amendments described below, under the terms of the agreement, Mr. Foley’s minimum annual base salary was $600,000 and his annual cash incentive target was 250% of his annual base salary, with amounts payable depending on performance relative to targeted results. Mr. Foley is entitled to supplemental disability insurance sufficient to provide at least 2/3 of his pre-disability base salary, and Mr. Foley and his eligible dependents are entitled to medical and other insurance coverage we provide to our other top executives as a group. Mr. Foley is also eligible to receive equity grants under our equity incentive plans, as determined by our compensation committee.
Effective as of February 4, 2010, we entered into an amendment to Mr. Foley’s employment agreement with Mr. Foley. The amendment provides that, if any payments or benefits to be paid to Mr. Foley pursuant to the terms of the employment agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then Mr. Foley may elect for such payments to be reduced to one dollar less than the amount that would constitute a “parachute payment” under Section 280G of the Internal Revenue Code. If Mr. Foley does not elect to have such payments so reduced, Mr. Foley is responsible for payment of any excise tax resulting from such payments and shall not be entitled to a gross-up payment under the employment agreement.
The amendment to Mr. Foley’s employment agreement also (i) reduces his annual incentive bonus target from 250% of his annual base salary to 200% of his annual base salary, and (ii) eliminates the obligation of the Company to make severance payments to Mr. Foley in the event he terminates his employment following a change in control without good reason.
Effective as of August 1, 2012, the Company and Mr. Foley entered in a second amendment to Mr. Foley's employment agreement, pursuant to which Mr. Foley's minimum annual base salary was increased to $690,000. This amendment also increased Mr. Foley's annual cash incentive target to 225% of his annual base salary, with amounts payable depending on performance relative to targeted results.

Mr. Foley’s employment agreement contains provisions related to the payment of benefits upon certain termination events. The details of these provisions are set forth in the “Potential Payments Upon Termination or Change in Control” section.
George P. Scanlon
We entered into an employment agreement with Mr. Scanlon, effective as of June 1, 2010, to serve as our Chief Operating Officer. Subsequently, we entered into a new three-year amended and restated employment agreement with Mr. Scanlon, effective November 1, 2010, to serve as our Chief Executive Officer, with a provision for automatic annual extensions on the first anniversary of the effective date and for an additional year each anniversary thereafter unless either party gives written notice to the other not to extend the employment term at least 270 days before such extension would be effectuated. We will pay Mr. Scanlon a base salary of no less than $600,000 per year. Mr. Scanlon is eligible for an annual incentive bonus opportunity under the FNF annual incentive plan, with amounts payable depending on performance relative to targeted results. For the period from November 1, 2010 through the remainder of the employment term, Mr. Scanlon's target bonus is 150% of his base salary during such period, with a maximum of up to 300% of his base salary during such period. Mr. Scanlon is entitled to supplemental disability insurance sufficient to provide at least 2/3 of his pre-disability base salary, and Mr. Scanlon and his eligible dependents are entitled to medical and other insurance coverage we provide to our other top executives as a group. Mr. Scanlon is also eligible to receive equity grants under our equity incentive plans, as determined by our compensation committee. The employment agreement also provides that, if any payments or benefits to be paid to Mr. Scanlon pursuant to the terms of the employment agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then Mr. Scanlon may elect for such payments to be reduced to one dollar less than the amount that would constitute a “parachute payment” under Section 280G of the Internal Revenue Code. If Mr. Scanlon does not elect to have such payments so reduced, Mr. Scanlon is responsible for payment of any excise tax resulting from such payments and shall not be entitled to a gross-up payment under the employment agreement.
Mr. Scanlon's employment agreement contains provisions related to the payment of benefits upon certain termination events. The details of these provisions are set forth in the “Potential Payments Upon Termination or Change in Control” section.
Raymond R. Quirk
We entered into a three-year amended and restated employment agreement with Mr. Quirk, effective October 10, 2008, to serve as our President, with a provision for automatic annual extensions beginning on the first anniversary of the effective date and continuing thereafter unless either party provides timely notice that the term should not be extended. Under the terms of the agreement, Mr. Quirk’s minimum annual base salary is $740,000, with an annual cash incentive target of 150% of his annual base salary, with amounts payable depending on performance relative to targeted results. Mr. Quirk is entitled to supplemental disability insurance sufficient to provide at least 2/3 of his pre-disability base salary, and Mr. Quirk and his eligible dependents are entitled to medical and other insurance coverage we provide to our other top executives as a group. Mr. Quirk is also entitled to, but does not receive, the payment of initiation and membership dues in any social or recreational clubs that we deem appropriate to maintain our business relationships, and he is eligible to receive equity grants under our equity incentive plans, as determined by our compensation committee.
Effective as of February 4, 2010, the Company and Mr. Quirk entered into an amendment to Mr. Quirk’s employment agreement. The amendment provides that, if any payments or benefits to be paid to Mr. Quirk pursuant to the terms of the employment agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then Mr. Quirk may elect for such payments to be reduced to one dollar less than the amount that would constitute a “parachute payment” under Section 280G of the Internal Revenue Code. If Mr. Quirk does not elect to have such payments so reduced, Mr. Quirk is responsible for payment of any excise tax resulting from such payments and shall not be entitled to a gross-up payment under the employment agreement.
Mr. Quirk’s employment agreement contains provisions related to the payment of benefits upon certain termination events. The details of these provisions are set forth in the “Potential Payments Upon Termination or Change in Control” section.
Anthony J. Park
We entered into a three-year amended and restated employment agreement with Mr. Park, effective October 10, 2008, to serve as our Executive Vice President, Chief Financial Officer, with a provision for automatic annual extensions beginning on the first anniversary of the effective date and continuing thereafter unless either party provides timely notice that the term should not be extended. Under the terms of the agreement, Mr. Park’s minimum annual base salary is $375,000, with an annual cash incentive target equal to at least 100% of his annual base salary, with amounts payable depending on performance relative to targeted results. Mr. Park is entitled to supplemental disability insurance sufficient to provide at least 2/3 of his pre-disability base salary, and Mr. Park and his eligible dependents are entitled to medical and other insurance coverage we provide to our other top executives as a group. Mr. Park is also entitled to, but does not receive, the payment of initiation and membership dues in any social or recreational clubs that we deem appropriate to maintain our business relationships, and he is eligible to receive equity grants under our equity incentive plans, as determined by our compensation committee.

Effective as of February 4, 2010, the Company and Mr. Park entered into an amendment to Mr. Park’s employment agreement. The amendment provides that, if any payments or benefits to be paid to Mr. Park pursuant to the terms of the employment agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then Mr. Park may elect for such payments to be reduced to one dollar less than the amount that would constitute a “parachute payment” under Section 280G of the Internal Revenue Code. If Mr. Park does not elect to have such payments so reduced, Mr. Park is responsible for payment of any excise tax resulting from such payments and shall not be entitled to a gross-up payment under the employment agreement.
Mr. Park’s employment agreement contains provisions related to the payment of benefits upon certain termination events. The details of these provisions are set forth in the “Potential Payments Upon Termination or Change in Control” section.
Brent B. Bickett
We entered into a three-year amended and restated employment agreement with Mr. Bickett, effective July 2, 2008, to serve as our Executive Vice President, Corporate Finance, with a provision for automatic annual extensions beginning on the first anniversary of the effective date and continuing thereafter unless either party provides timely notice that the term should not be extended. Effective as of January 1, 2012, we entered into an amendment to the employment agreement with Mr. Bickett pursuant to which Mr. Bickett was entitled to a minimum annual base salary of $276,500 and an annual cash bonus target of 150% of his annual base salary, with amounts payable depending on performance relative to targeted results. Effective as of July 1, 2012, we entered into an additional amendment to the employment agreement with Mr. Bickett in connection with his increased role and full-time status with the Company. Under the terms of the agreement, as amended, Mr. Bickett's minimum annual base salary is $550,500, with an annual cash bonus target of 150% of his annual base salary, with amounts payable depending on performance relative to targeted results. Mr. Bickett is entitled to supplemental disability insurance sufficient to provide at least 60% of his pre-disability base salary, and Mr. Bickett and his eligible dependents are entitled to medical and other insurance coverage we provide to our other top executives as a group. Mr. Bickett is also eligible to receive equity grants under our equity incentive plans, as determined by our compensation committee.
Effective as of February 4, 2010, the Company and Mr. Bickett entered into an amendment to Mr. Bickett’s employment agreement. The amendment provides that, if any payments or benefits to be paid to Mr. Bickett pursuant to the terms of the employment agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then Mr. Bickett may elect for such payments to be reduced to one dollar less than the amount that would constitute a “parachute payment” under Section 280G of the Internal Revenue Code. If Mr. Bickett does not elect to have such payments so reduced, Mr. Bickett is responsible for payment of any excise tax resulting from such payments and shall not be entitled to a gross-up payment under the employment agreement.
Mr. Bickett’s employment agreement contains provisions related to the payment of benefits upon certain termination events. The details of these provisions are set forth in the “Potential Payments Upon Termination or Change in Control” section.
Annual Incentive Awards
In 2012, our compensation committee approved performance-based cash incentive award opportunities for certain of our named executive officers. The performance-based cash incentive award opportunities are calculated by multiplying base salary by the named executive officer’s applicable percentage approved by our compensation committee based on the level of performance that we achieved. More information about the annual incentive awards, including the targets and criteria for determining the amounts payable to our named executive officers, can be found in the “Compensation Discussion and Analysis” section.
Long-Term Investment Success Incentive Awards
In 2012, we implemented a special cash incentive program under the omnibus plan tied to the Company's return on investment in each of Remy International, Inc., American Blue Ribbon Holdings, LLC and Ceridian Corporation from July 1, 2012 through December 31, 2016. Messrs. Foley, Scanlon, Bickett and Park participated in the program. More information about the program, including the criteria for determining the amounts payable to certain of our named executive officers, can be found in the “Compensation Discussion and Analysis” section.
Long Term Equity Incentive Awards
In November 2012, our compensation committee approved grants of performance-based restricted stock and stock options to our named executive officers. The performance element applicable to the performance-based restricted stock is based upon achievement of pre-tax margin in our title segment of 8% in at least two of the five quarters beginning October 1, 2012. The restricted stock also vests proportionately each year over three years based on continued employment with us. Stock options vest proportionately each year over three years based on continued employment with us. More information about the long term equity incentive awards can be found in the “Compensation Discussion and Analysis” section.

Salary and Bonus in Proportion to Total Compensation
The “Compensation Discussion and Analysis” section contains a table showing the proportion of our named executive officers’ salary to total compensation for 2012.
Outstanding FNF Equity Awards at Fiscal Year-End

		Option Awards(1)					Stock Awards(2)
									Equity Incentive Plan Awards:
										Market or Payout
				Equity Incentive				Market	Number of Unearned	Value of Unearned
		Number of Securities	Number of Securities	Plan Awards:			Number of Shares or	Value of Shares or	Shares, Units or	Shares, Units or
		Underlying Unexercised	Underlying Unexercised	Number of Securities	Option		Units of Stock	Units of Stock that	Other Rights That	Other Rights That
		Options	Options	Underlying	Exercise	Option	That Have	Have Not	Have Not	Have Not
	Grant	(#)	(#)	Unearned	Price	Expiration	Not Vested	Vested	Vested	Vested
Name	Date	Exercisable	Unexercisable	Options (#)	($)	Date	(#)	($)	(#)	($)
William P. Foley, II	11/12/2010	—	—	—	—	—	113,208	2,666,048	—	—
William P. Foley, II	10/28/2011	—	—	—	—	—		—	236,066	5,559,354
William P. Foley, II	11/8/2012	—	181,586	—	22.59	11/8/2019	—	—	314,298	7,401,718
George P. Scanlon	6/1/2010	66,667	33,333	—	13.99	6/1/2017	—	—	—	—
George P. Scanlon	11/12/2010	—	—	—	—	—	50,314	1,184,895	—	—
George P. Scanlon	10/28/2011	—	—	—	—	—		—	122,405	2,882,638
George P. Scanlon	11/8/2012	—	76,726	—	22.59	11/8/2019		—	132,802	3,127,487
Anthony J. Park	11/8/2007	173,333	—	—	13.64	11/8/2015	—	—	—	—
Anthony J. Park	11/23/2009	30,000	—	—	14.06	11/23/2017	—	—	—	—
Anthony J. Park	11/12/2010	—	—	—	—	—	15,597	367,309	—	—
Anthony J. Park	10/28/2011	—	—	—	—	—	—	—	30,602	720,677
Anthony J. Park	11/8/2012	—	20,460	—	22.59	11/8/2019		—	35,414	834,000
Raymond R. Quirk	11/8/2007	400,000	—	—	13.64	11/8/2015	—	—	—	—
Raymond R. Quirk	10/27/2008	466,667	—	—	7.09	10/27/2016	—	—	—	—
Raymond R. Quirk	11/23/2009	140,000	—	—	14.06	11/23/2017	—	—	—	—
Raymond R. Quirk	11/12/2010	—	—	—	—	—	62,893	1,481,130	—	—
Raymond R. Quirk	10/28/2011	—	—	—	—	—		—	122,405	2,882,638
Raymond R. Quirk	11/8/2012	—	76,726		22.59	11/8/2019		—	132,802	3,127,487
Brent B. Bickett	8/19/2005	109,904	—	—	17.67	8/19/2015	—	—	—	—
Brent B. Bickett	11/23/2009	30,000	—	—	14.06	11/23/2017	—	—	—	—
Brent B. Bickett	11/12/2010	—	—	—	—	—	15,597	367,309	—	—
Brent B. Bickett	10/28/2011	—	—	—	—	—		—	39,344	926,551
Brent B. Bickett	11/8/2012	—	51,151	—	22.59	11/8/2019		—	88,535	2,084,999
________________________________

(1)
Option grants made in 2012 were granted under the FNF omnibus plan as part of our 2012 long-term incentive compensation and vest 33% annually over a period of three years from the date of grant. Option grants made in 2010 were granted under the omnibus plan as part of our 2010 long-term incentive compensation. Option grants made in 2009 were granted under the omnibus plan as part of our 2009 long-term incentive compensation and, except with respect to Mr. Foley, vest 33% annually over a period of three years from the date of grant. Mr. Foley’s options granted in 2009 vest in 1/3 increments over three years, provided that if the price of our common stock has not exceeded the amount that is 20% greater than our stock’s closing price on January 20, 2009 ($16.16 multiplied by 1.2, or $19.39), for fifteen consecutive trading days on or before the scheduled vesting date, the portion of the options that would have vested on the scheduled vesting date will vest only if and when the price of a share of our stock has exceeded $19.39 for fifteen consecutive trading days on or before the options’ expiration date. Option grants made in 2008 were granted under the omnibus plan as part of our 2008 long-term incentive compensation and vest 33% annually over a period of three years from the date of grant. Option grants made in 2007 were granted under the omnibus plan as part of our 2007 long-term incentive compensation and vest 25% annually over a period of four years from the date of grant.

(2)
We made the November 2010, October 2011 and November 2012 grants under the omnibus plan. The November 2010 grants vest 33% annually over three years provided we achieve pre-tax margin of 4% in our title segment in at least two of the five quarters beginning October 1, 2010. The October 2011 grants vest 33% annually over three years provided we achieve pre-tax margin of 6% in our title segment in at least two of the five quarters beginning October 1, 2011. The November 2012 grants vest 33% annually over three years provided we achieve pre-tax margin of 8% in our title segment in at least two of the five quarters beginning October 1, 2012. Market values are based on the December 31, 2012 closing price of $23.55.

Outstanding Ceridian Option Awards at Fiscal Year End

	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price	Option Expiration Date
Name		(#)	(#)	($)
William P. Foley, II (1)	12/7/2010	—	300,000	10.00	12/7/2020
________________________________

(1)
50% of the options vest quarterly over three years from the date of grant, and vest immediately upon a change in control of Ceridian. The remaining 50% vest upon the earliest to occur of (i) a change in control of Ceridian or (ii) following an Initial Public Offering if the equity value of the common stock equals at least $20 and the optionee's service with Ceridian has not terminated.

Outstanding Remy Restricted Stock Awards at Fiscal Year End

	Grant Date (1)	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
Name		(#)	($)
William P. Foley, II	2/24/2012	17,143	274,288
	1/4/2011	81,818	1,309,088
Brent B. Bickett	2/24/2012	5,714	91,424
	1/4/2011	40,909	654,544
________________________________
(1) 50% of the shares vest on each anniversary of the date of grant.
The following table sets forth information concerning each exercise of stock options, stock appreciation rights and similar instruments, and each vesting of stock, including restricted stock, restricted stock units and similar instruments, during the fiscal year ended December 31, 2012 for each of the named executive officers on an aggregated basis:
Option Exercises and Stock Vested

	Option Awards			Stock Awards
	Number of Shares			Number of Shares
	Acquired on Exercise		Value Realized on Exercise	Acquired on Vesting	Value Realized on Vesting
Name	(#)		($)	(#)	($)
William P. Foley, II	4,659,102	—	103,476,912	297,906	6,701,133
Anthony J. Park	287,881		6,285,395	40,898	922,006
Raymond R. Quirk	529,712		9,925,232	165,761	3,736,002
Brent B. Bickett	399,523		8,936,488	45,270	1,015,392
George P. Scanlon	—		—	111,516	2,463,994
Nonqualified Deferred Compensation
Under our nonqualified deferred compensation plan, which was amended and restated effective January 1, 2009, participants, including our named executive officers, can defer up to 75% of their base salary and 100% of their monthly, quarterly and annual incentives, subject to a minimum deferral of $16,500. Deferral elections are made during specified enrollment periods. Deferrals and related earnings are not subject to vesting conditions.
Participants’ accounts are bookkeeping entries only and participants’ benefits are unsecured. Participants’ accounts are credited or debited daily based on the performance of hypothetical investments selected by the participant, and may be changed on any business day. The funds from which participants may select hypothetical investments, and the 2012 rates of return on these investments, are listed in the following table:

	2012		2012
	Rate of		Rate of
Name of Fund	Return	Name of Fund	Return
Nationwide NVIT Money Market V	0.00%	Goldman Sachs VIT Mid Cap Value	18.47%
PIMCO VIT Real Return Portfolio	8.76%	T Rowe Price Mid Cap Growth II	13.62%
PIMCO VIT Total Return Portfolio	9.60%	Royce Capital Small Cap	12.50%
LASSO Long and Short Strategic Opportunities	7.79%	Vanguard VIF Small Company Growth Portfolio	14.65%
T. Rowe Price Equity Income II Portfolio	16.92%	MFS VIT II International Value Svc	15.93%
Dreyfus Stock Index	15.74%	American Funds IS International	17.91%
American Funds IS Growth	17.89%
Upon retirement, which generally means separation of employment after attaining age sixty, an individual may elect either a lump-sum withdrawal or installment payments over 5, 10 or 15 years. Similar payment elections are available for pre-retirement survivor benefits. In the event of a termination prior to retirement, distributions are paid over a 5-year period. Account balances less than the applicable Internal Revenue Code Section 402(g) limit will be distributed in a lump-sum. Participants can elect to receive in-service distributions in a plan year designated by the participant and these amounts will be paid within two and one-half months from the close of the plan year in which they were elected to be paid. The participant may also petition us to suspend elected deferrals, and to receive partial or full payout under the plan, in the event of an unforeseeable financial emergency, provided that the participant does not have other resources to meet the hardship.
Plan participation continues until termination of employment. Participants will receive their account balance in a lump-sum distribution if employment is terminated within two years after a change in control.
In 2004, Section 409A of the Internal Revenue Code was passed. Section 409A changed the tax laws applicable to nonqualified deferred compensation plans, generally placing more restrictions on the timing of deferrals and distributions. The deferred compensation plan contains amounts deferred before and after the passage of Section 409A.
For amounts subject to Section 409A, which in general terms includes amounts deferred after December 31, 2004, a modification to a participant’s payment elections may be made upon the following events:

•
Retirement: Participants may modify the distribution schedule for a retirement distribution from a lump-sum to annual installments or vice versa, however, a modification to the form of payment requires that the payment(s) commence at least five years after the participant’s retirement, and this election must be filed with the administrator at least 12 months prior to retirement.

•
In-service Distributions: Participants may modify each in-service distribution date by extending it by at least five years; however, participants may not accelerate the in-service distribution date and this election must be filed with the administrator at least 12 months prior to the scheduled in-service distribution date.

Deferral amounts that were vested on or before December 31, 2004 are generally not subject to Section 409A and are governed by more liberal distribution provisions that were in effect prior to the passage of Section 409A. For example, a participant may withdraw these grandfathered amounts at any time, subject to a withdrawal penalty of ten percent, or may change the payment elections for these grandfathered amounts if notice is timely provided.
The table below describes the contributions and distributions made with respect to the named executive officers’ accounts under our nonqualified deferred compensation plan. None of the named executive officers deferred 2012 compensation under the plan.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at
	in Last FY	in Last FY	Last FY	Distributions	Last FYE
Name	($)	($)	($)	($)	($)
William P. Foley, II	—	—	192,731	—	1,582,252
Anthony J. Park	—	—	19,527	—	152,532
Brent B. Bickett	—	—	48,623	—	347,106
Potential Payments Upon Termination or Change-in-Control
In this section, we discuss the nature and estimated value of payments and benefits we would provide to our named executive officers in the event of termination of employment or a change in control. The amounts described in this section reflect amounts that would have been payable under our plans and, where applicable, the named executive officers’ employment agreements if their employment had terminated on December 31, 2012. The types of termination situations include a voluntary termination by the executive, with or without good reason, a termination by us either for cause or not for cause and termination in the event of disability or death. We also describe the estimated payments and benefits that would be provided upon a change in control without a termination of employment. The actual payments and benefits that would be provided upon a termination of employment would be based on the named executive officers’ compensation and benefit levels at the time of the termination of employment and the value of accelerated vesting of share-based awards would be dependent on the value of the underlying stock.
For each type of employment termination, the named executive officers would be entitled to benefits that are available generally to our domestic salaried employees, such as distributions under our 401(k) savings plan, certain disability benefits and accrued vacation. We have not described or provided an estimate of the value of any payments or benefits under plans or arrangements that do not discriminate in scope, terms or operation in favor of a named executive officer and that are generally available to all salaried employees. In addition to these generally available plans and arrangements, the named executive officers would be entitled to benefits under our nonqualified deferred compensation plan, as described above in the Nonqualified Deferred Compensation table and accompanying narrative.
Potential Payments under Employment Agreements
As discussed above, we have entered into employment agreements with our named executive officers. The agreements contain provisions for the payment of severance benefits following certain termination events. Below is a summary of the payments and benefits these named executive officers would receive in connection with various employment termination scenarios.
Under the terms of each employment agreement, if the executive’s employment is terminated by us for any reason other than for cause and not due to death or disability, or by the executive for good reason then the executive is entitled to receive:

•	any accrued obligations,
•	a prorated annual incentive based on the actual incentive the named executive officer would have earned for the year of termination,
•
a lump-sum payment equal to 200% (or 300% in the case of Mr. Foley, or 250% in the case of Mr. Scanlon) of the sum of the executive’s (a) annual base salary and (b) the highest annual bonus paid to the executive within the 3 years preceding his termination or, if higher, the target bonus opportunity in the year in which the termination of employment occurs,

•	immediate vesting and/or payment of all our equity awards (except performance-based awards, which vest pursuant to the terms of the awards),
•	the right to convert any life insurance provided by us into an individual policy, plus a lump sum cash payment equal to thirty-six months of premiums, and
•
other COBRA coverage (so long as the executive pays the premiums) for a period of three years or, if earlier, until eligible for comparable benefits from another employer, plus a lump sum cash payment equal to the sum of thirty-six monthly COBRA premium payments.

If the executive’s employment terminates due to death or disability, we will pay him, or his estate:

•	any accrued obligations, and
•
a prorated annual bonus based on (a) the target annual bonus opportunity in the year in which the termination occurs or the prior year if no target annual bonus opportunity has yet been determined and (b) the fraction of the year the executive was employed.

Mr. Scanlon's employment agreement also provides that he will receive any unpaid base salary that would have been paid through the end of the term of his employment agreement, which would end November 1, 2013. In addition, other than with respect to Mr. Scanlon, each executive’s employment agreement provides for supplemental disability insurance sufficient to provide at least 2/3 of the executive’s pre-disability base salary. For purposes of the agreements, an executive will be deemed to have a “disability” if he is entitled to receive long-term disability benefits under our long-term disability plan.
If the executive’s employment is terminated by FNF for cause or by the executive without good reason our only obligation is the payment of any accrued obligations.
For purposes of each agreement, “cause” means the executive’s:

•	persistent failure to perform duties consistent with a commercially reasonable standard of care,
•	willful neglect of duties,
•	conviction of, or pleading nolo contendere to, criminal or other illegal activities involving dishonesty,
•	material breach of the employment agreement, or
•	impeding or failing to materially cooperate with an investigation authorized by our board.
In addition, for Mr. Scanlon, a material breach of the Company's policies, accounting practices or standards of ethics also constitutes “cause.” For purposes of each agreement, “good reason” includes:

•	a material diminution in the executive’s position or title or the assignment of duties to the executive that are materially inconsistent with the executive’s position or title,
•	a material diminution of the executive’s base salary or annual bonus opportunity,
•
except for Mr. Scanlon, within six months immediately preceding or within two years immediately following a change in control, (1) a material adverse change in the executive's status, authority or responsibility, (2) a material adverse change in the position to whom the executive reports or to the executive's service relationship as a result of such reporting structure change, or a material diminution in the authority, duties or responsibilities of the position to whom the executive reports, (3) a material diminution in the budget over which the executive has managing authority, or (4) a material change in the geographic location of the executive's place of employment, or

•	our material breach of any of our obligations under the employment agreement.
With respect to Mr. Scanlon, “good reason” includes a material adverse change in the position to whom Mr. Scanlon reports, a material diminution in the managerial authority or a material change in the geographic location of Mr. Scanlon's principal working location.
For purposes of each agreement, other than Mr. Scanlon, a "change in control” means:

•	an acquisition by an individual, entity or group of more than 50% of our voting power,
•
a merger in which we are not the surviving entity, unless our shareholders immediately prior to the merger hold more than 50% of the combined voting power of the resulting corporation after the merger,

•
a reverse merger in which we are the surviving entity but in which more than 50% of the combined voting power is transferred to persons different from those holding the securities immediately prior to such merger,

•	during any period of 2 consecutive years during the employment term, a change in the majority of our board, unless the changes are approved by 2/3 of the directors then in office,
•
a sale, transfer or other disposition of our assets that have a total fair market value equal to or more than 1/3 of the total fair market value of all of our assets immediately before the sale, transfer or disposition, other than a sale, transfer or disposition to an entity (1) which immediately after the sale, transfer or disposition owns 50% of our voting stock or (2) 50% of the voting stock of which is owned by us after the sale, transfer or disposition, or

•	our shareholders approve a plan or proposal for the liquidation or dissolution of our Company.
Potential Payments Under FNF Omnibus Plan
In addition to the post-termination rights and obligations set forth in the employment agreements of our named executive officers, the FNF omnibus plan provides for the potential acceleration of vesting and/or payment of equity awards in connection with a change in control. Under the FNF omnibus plan, except as otherwise provided in a participant’s award agreement, upon the occurrence of a change in control any and all outstanding options and stock appreciation rights will become immediately exercisable, any restriction imposed on restricted stock, restricted stock units and other awards will lapse, and any and all performance shares, performance units and other awards with performance conditions will be deemed earned at the target level, or, if no target level is specified, the maximum level.

For purposes of the FNF omnibus plan, the term “change in control” means the occurrence of any of the following events:

•	an acquisition by an individual, entity or group of 25% or more of our voting power (except for acquisitions by us or any of our employee benefit plans),
•	during any period of 2 consecutive years, a change in the majority of our board, unless the change is approved by 2/3 of the directors then in office,
•
a reorganization, merger, share exchange, consolidation or sale or other disposition of all or substantially all of our assets; excluding, however, a transaction pursuant to which we retain specified levels of stock ownership and board seats, or

•	our shareholders approve a plan or proposal for our liquidation or dissolution.
Potential Payments under Long-Term Investment Success Cash Incentive Awards
As discussed above, we have implemented a new, long-term investment success cash incentive program that is designed to motivate our executives to help the Company maximize its return on investment in certain portfolio companies by aligning a portion of the executive's long-term incentive compensation with the Company's return related to the specific investment. Although executives are generally required to remain employed through the last day of the applicable measurement period in order to earn any incentive payable as a result of ROI recognized by the Company for such period, if the executive's employment is terminated due to death, by the Company due to disability or without “cause” or by the executive for “good reason” (as such terms are defined in the executive's employment agreement and described above), then the executive may still earn a pro-rated portion of any amounts credited to the incentive pool for any open measurement periods.
Estimated Cash Severance Payments
Our estimate of the cash severance amounts that would be provided to the named executive officers assumes that their employment terminated on December 31, 2012. The severance amounts do not include a prorated 2012 annual incentive since the named executive officers would have been paid based on their service through the end of the year and therefore would have received the amount whether or not the termination occurred.
For a termination of employment by us not for cause or a termination by the executive for good reason, the following payments would have been made under the employment agreements: Mr. Foley $16,174,740; Mr. Scanlon 7,560,836; Mr. Park $2,649,706; Mr. Quirk $6,052,240; and Mr. Bickett $3,738,241. Upon a termination of the executives' employment due to death or disability, except with respect to Mr. Scanlon, the executives would receive any accrued obligations. In addition to any accrued obligations, Mr. Scanlon would receive any unpaid base salary that would have been paid through the end of the term of his employment agreement, which would have been $618,356. Finally, each of Messrs. Foley, Scanlon, Park and Bickett would also be entitled to receive a pro-rated amount of any incentives payable pursuant to the new, long-term investment success cash incentive program described above. However, we have not provided a numerical value attributable to that pro-rata amount as we will not be able to determine such value until each of the 4 measurement periods in the Performance Period (July 1, 2012-December 31, 2016) has closed.
Estimated Equity Values
As disclosed in the Outstanding FNF Equity Awards at Fiscal Year-End table, each named executive officer had outstanding unvested stock options and restricted stock awards on December 31, 2012. Under the terms of the FNF omnibus plan and award agreements, these stock options and restricted stock awards would vest upon a change in control. In addition, under the named executive officers' employment agreements, the portion of these stock options and restricted stock awards that vest based solely on the passage of time would vest upon any termination of employment by us not for cause or a termination by the executive for good reason.
In any other termination event, all unvested stock options and restricted stock awards would expire at the employment termination date. The following estimates are based on a stock price of $23.55 per share, which was the closing price of our common stock on December 31, 2012. The stock option amounts reflect the excess of this share price over the exercise price of the unvested stock options that would vest. The restricted stock amounts were determined by multiplying the number of shares that would vest by $23.55. Our estimate of the value of equity that would vest assumes that a change in control and, as applicable, a termination of employment occurred on December 31, 2012.
The estimated value of the FNF stock options held by the named executive officers that would vest upon a change in control would be as follows: Mr. Foley $174,323; Mr. Scanlon $392,320; Mr. Park $19,642; Mr. Quirk $73,657; and Mr. Bickett $49,105. The estimated value of FNF restricted stock awards held by the named executive officers that would vest upon a change in control would be as follows: Mr. Foley $15,625,708; Mr. Scanlon $7,195,020; Mr. Park $1,921,986; Mr. Quirk $7,491,255; and Mr. Bickett $3,378,860. The estimated value of restricted stock awards held by the named executive officers that would vest upon a termination of the named executive officers' employment by us not for cause or a termination by the executives for good reason would be as follows: Mr. Foley $8,223,990; Mr. Scanlon $4,067,532; Mr. Park $1,087,986; Mr. Quirk $4,368,768; and Mr. Bickett $1,293,861.
Compensation Committee Interlocks and Insider Participation
The compensation committee is currently composed of Daniel D. (Ron) Lane (Chair), Cary H. Thompson, and Richard N. Massey. During fiscal year 2012, no member of the compensation committee was a former or current officer or employee of FNF or any of its subsidiaries. In addition, during fiscal year 2012, none of our executive officers served (i) as a member of the compensation committee or board of directors of another entity, one of whose executive officers served on our compensation committee, or (ii) as a member of the compensation committee of another entity, one of whose executive officers served on our board.
Discussion of our Compensation Policies and Practices as They Relate to Risk Management
We reviewed our compensation policies and practices for all employees, including our named executive officers, and determined that our compensation programs are not reasonably likely to have a material adverse effect on our company. In conducting the analysis, we reviewed the structure of our executive, non-officer and sales commission incentive programs and the internal controls and risk abatement processes that are in place for each program. We also reviewed data compiled across our direct title operations, agency title operations, ServiceLink, Remy, Restaurant Group and corporate operations relative to total revenue, total profits, total compensation expenses and incentive program expenses (including as a percentage of both revenue and total compensation expenses).
We believe that several design features of our executive compensation program mitigate risk. We set base salaries at levels that provide our employees with assured cash compensation that is appropriate to their job duties and level of responsibility and that, when taken together with incentive awards, motivate them to perform at a high level without encouraging inappropriate risk taking to achieve a reasonable level of secure compensation.
With respect to our executives’ incentive opportunities, we believe that our use of measurable corporate financial performance goals, multiple performance levels and minimum, target and maximum achievable payouts, together with the compensation committee’s discretion to reduce awards, serve to mitigate excessive risk-taking. The risk of overstatement of financial figures to which incentives are tied is mitigated by the compensation committee’s review and approval of the awards and payments under the awards, our ability to recover any incentive-based compensation pursuant to our clawback policy and the internal and external review of our financials. We also believe that our balance of stock options and restricted stock and use of multi-year vesting schedules in our long-term incentive awards encourages recipients to deliver incremental value to our shareholders and aligns their interests with our sustainable long-term performance, thereby mitigating risk. In addition, in 2009 we increased required stock ownership multiples for some executives and included stock retention requirements in our restricted stock awards, both of which help to align our executives interests with our long-term performance and mitigate risk.
With respect to our non-officer incentive program, we believe that our use of clearly communicated performance goals and close monitoring by our corporate accounting group, corporate underwriting group and senior management serve to mitigate excessive risk-taking. Our sales commission incentive program is based on revenue generation, which is critical to our performance. We have controls in place that mitigate the risk that transactions might be recommended or executed to earn short-term, commission-based incentive compensation, including operational management oversight and approval, management reporting, and detailed underwriting guidelines and approval escalation.
Director Compensation
Directors who are our salaried employees receive no additional compensation for services as a director or as a member of a committee of our board. In 2012, all non-employee directors received an annual retainer of $75,000, payable quarterly, plus $2,500 for each board meeting attended in 2012. The chairman and each member of the audit committee received an additional annual fee (payable in quarterly installments) of $40,000 and $15,000, respectively, for their service on the audit committee, plus a fee of $3,000 for each audit committee meeting attended in 2012. The chairmen and each member of the compensation committee and the corporate governance and nominating committee received an additional annual fee (payable in quarterly installments) of $10,000 and $6,000, respectively, for their service on such committees, plus a fee of $1,500 for each committee meeting attended in 2012. Mr. Ammerman deferred the fees he earned in 2012 for his services as a director and the chairman of the audit committee. In addition, in 2012 each non-employee director received a long-term incentive award of 8,853 restricted shares and 5,115 stock options except for the lead director, Mr. Hagerty, who received a long-term incentive award of 9,739 restricted shares and 5,627 stock options. The restricted shares were granted under the FNF omnibus plan and vest proportionately each year over three years from the date of grant based upon continued service on our board. We also reimburse each non-employee director for all reasonable out-of-pocket expenses incurred in connection with attendance at board and committee meetings. Finally, each non-employee member of our board is eligible to participate in our deferred compensation plan to the extent he elects to defer any board or committee fees.

The following table sets forth information concerning the compensation of our directors for the fiscal year ending December 31, 2012:

	Fees Earned or		Option	All Other
	Paid in Cash	Stock Awards	Awards	Compensation	Total
Name	($)(1)	($)(2)	($)	($)(3)	($)
Douglas K. Ammerman	150,500	199,989	38,772	7,489	396,750
Willie D. Davis	129,500	199,989	38,772	7,489	375,750
Thomas M. Hagerty	99,000	220,004	42,653	9,147	370,804
Daniel D. (Ron) Lane	151,500	199,989	38,772	7,489	397,750
General William Lyon	87,500	199,989	38,772	7,489	333,750
Richard N. Massey	105,500	199,989	38,772	7,489	351,750
Peter O. Shea, Jr.	95,000	199,989	38,772	7,489	341,250
Cary H. Thompson	105,500	199,989	38,772	7,489	351,750
Frank P. Willey	87,500	199,989	38,772	7,489	333,750
________________________________

(1)	Represents the cash portion of annual board and committee retainers and meeting fees earned for services as a director in 2012.
(2)
These amounts represent the grant date fair value of restricted stock awards granted in 2012, computed in accordance with FASB ASC Topic 718. These awards consisted of restricted shares granted in November 2012 which vest over a period of three years from the grant date. Assumptions used in the calculation of these amounts are included in Footnote O to our audited financial statements for the fiscal year ended December 31, 2012 included in our Annual Report on Form 10-K filed with the SEC on February 27, 2013. Restricted stock awards granted for the fiscal year ended December 31, 2012 for each director were as follows: Mr. Ammerman 8,853; Mr. Davis 8,853; Mr. Hagerty 9,739; Mr. Lane 8,853; Mr. Lyon 8,853; Mr. Massey 8,853; Mr. Shea, Jr. 8,853; Mr. Thompson 8,853; and Mr. Willey 8,853. The fair value of the awards as shown above is based on a per share fair value of $22.59. Option awards granted for the fiscal year ended December 31, 2012 for each director were as follows: Mr. Ammerman 5,115; Mr. Davis 5,115; Mr. Hagerty 5,627; Mr. Lane 5,115; Mr. Lyon 5,115; Mr. Massey 5,115; Mr. Shea, Jr. 5,115; Mr. Thompson 5,115; and Mr. Willey 5,115. The fair value of the awards as shown above is based on the Black-Scholes Option value of $7.58. As of December 31, 2012, restricted stock awards outstanding for each director were as follows: Mr. Ammerman 19,241; Mr. Davis 19,241; Mr. Hagerty 21,461; Mr. Lane 19,241; Mr. Lyon 19,241; Mr. Massey 19,241; Mr. Shea, Jr. 19,241; Mr. Thompson 19,241; and Mr. Willey 19,241. As of December 31, 2012, stock option awards outstanding for each director were as follows: Mr. Ammerman 123,077; Mr. Davis 74,000; Mr. Hagerty 103,609; Mr. Lane 95,982; Mr. Lyon 5,155; Mr. Massey 79,115; Mr. Shea, Jr. 79,115; Mr. Thompson 3,333; and Mr. Willey 79,115.

(3)	Amounts shown for all directors reflect dividends paid on shares of restricted stock in 2012.

CORPORATE GOVERNANCE AND RELATED MATTERS
Corporate Governance Guidelines
Our Board adopted a set of corporate governance guidelines in September 2005 to provide, along with the charters of the committees of the Board, a framework for the functioning of the Board and its committees and to establish a common set of expectations as to how the Board should perform its functions. The Corporate Governance Guidelines address the composition of the Board, the selection of directors, the functioning of the Board, the committees of the Board, the evaluation and compensation of directors and the expectations of directors, including ethics and conflicts of interest. These guidelines specifically provide that a majority of the members of the Board must be outside directors whom the Board has determined have no material relationship with us and whom otherwise meet the independence criteria established by the New York Stock Exchange. The Board reviews these guidelines and other aspects of our governance at least annually. A copy of our Corporate Governance Guidelines is available for review on the Investor Relations page of our website at www.fnf.com. Shareholders may also obtain a copy by writing to the Corporate Secretary at the address set forth under “Available Information” beginning on page 60.
Code of Ethics and Business Conduct
Our Board has adopted a Code of Ethics for Senior Financial Officers, which is applicable to our Chief Executive Officer, our Chief Financial Officer and our Chief Accounting Officer, and a Code of Business Conduct and Ethics, which is applicable to all our directors, officers and employees. The purpose of these codes is to: (i) promote honest and ethical conduct, including the ethical handling of conflicts of interest; (ii) promote full, fair, accurate, timely and understandable disclosure; (iii) promote compliance with applicable laws and governmental rules and regulations; (iv) ensure the protection of our legitimate business interests, including corporate opportunities, assets and confidential information; and (v) deter wrongdoing. Our codes of ethics were adopted to reinvigorate and renew our commitment to our longstanding standards for ethical business practices. Our reputation for integrity is one of our most important assets and each of our employees and directors is expected to contribute to the care and preservation of that asset. Under our codes of ethics, an amendment to or a waiver or modification of any ethics policy applicable to our directors or executive officers must be disclosed to the extent required under Securities and Exchange Commission and/or New York Stock Exchange rules. We intend to disclose any such amendment or waiver by posting it on the Investor Relations page of our website at www.fnf.com.
Copies of our Code of Business Conduct and Ethics and our Code of Ethics for Senior Financial Officers are available for review on the Investor Relations page of our website at www.fnf.com. Shareholders may also obtain a copy of any of these codes by writing to the Corporate Secretary at the address set forth under “Available Information” beginning on page 60.
The Board
In 2012, our Board was composed of Douglas K. Ammerman, Willie D. Davis, William P. Foley, II, Thomas M. Hagerty, Daniel D. (Ron) Lane, General William Lyon, Richard N. Massey, Peter O. Shea, Jr., Cary H. Thompson, and Frank P. Willey, with Mr. Foley serving as Executive Chairman of the Board.
Our Board met eight times in 2012. All directors attended at least 75% of the meetings of the Board and of the committees on which they served during 2012. Our non-management directors also met periodically in executive sessions without management. In accordance with our Corporate Governance Guidelines, at each meeting a non-management member of the Board is designated by the other non-management directors to preside as the lead director during that session. We do not, as a general matter, require our Board members to attend our annual meeting of shareholders, although each of our directors is invited to attend our 2013 annual meeting. During 2012, none of our Board members attended the annual meeting of shareholders.
Director Independence
Nine of the ten members of our Board are non-employees. On January 30, 2013, the Board determined that Douglas K. Ammerman, Willie D. Davis, Thomas M. Hagerty, Daniel D. (Ron) Lane, General William Lyon, Richard N. Massey, Peter O. Shea, Jr. and Cary H. Thompson are independent under the criteria established by the New York Stock Exchange and our Corporate Governance Guidelines. On March 20, 2013, the Board determined that John D. Rood is independent under the criteria established by the New York Stock Exchange and our Corporate Governance Guidelines. Additionally, under these standards, the Board determined that William P. Foley, II is not independent because he is the Executive Chairman and an employee of the Company, and that Frank P. Willey is not independent because he was a partner in a law firm that received payments from the Company.
Committees of the Board
The Board has four standing committees: an audit committee, a compensation committee, a corporate governance and nominating committee and an executive committee. The charter of each of the audit, compensation and corporate governance and nominating committee is available on the Investor Relations page of our website at www.fnf.com. Shareholders also may obtain a copy of any of these charters by writing to the Corporate Secretary at the address set forth under “Available Information” beginning on page 60.

Corporate Governance and Nominating Committee
The members of the corporate governance and nominating committee are Thomas M. Hagerty (Chair) and Peter O. Shea, Jr. Each of Messrs. Hagerty and Shea was deemed to be independent by the Board, as required by the New York Stock Exchange. The corporate governance and nominating committee met one time in 2012.
The primary functions of the corporate governance and nominating committee, as identified in its charter, are:

•	identifying individuals qualified to become members of the Board and making recommendations to the Board regarding nominees for election;
•	developing and recommending to the Board a set of corporate governance principles applicable to us and reviewing such principles at least annually;
•	establishing procedures for the corporate governance and nominating committee to exercise oversight of the evaluation of the Board and management;
•	evaluating, at least annually, the performance of the corporate governance and nominating committee;
•	considering nominees recommended by shareholders; and
•	assisting management in the preparation of the disclosure in our annual proxy statement regarding the operations of the corporate governance and nominating committee.
The corporate governance and nominating committee has not established specific minimum age, education, years of business experience or specific types of skills for potential director candidates, but, in general, will consider, among other things, the following criteria in fulfilling its duty to recommend nominees for election as directors:

•	personal qualities and characteristics, accomplishments and reputation in the business community;
•	current knowledge and contacts in the communities in which we do business and in our industry or other industries relevant to our business;
•	ability and willingness to commit adequate time to the Board and committee matters;
•	the fit of the individual’s skills and personality with those of other directors and potential directors in building a board that is effective, collegial and responsive to our needs; and
•	diversity of viewpoints, background, experience and other demographics of our Board.
The corporate governance and nominating committee would consider qualified candidates for directors suggested by current directors, management and our shareholders. The corporate governance and nominating committee and the Board apply the same criteria in evaluating candidates nominated by shareholders as in evaluating candidates recommended by other sources. Shareholders can suggest qualified candidates for director to the corporate governance and nominating committee by writing to our Corporate Secretary at 601 Riverside Avenue, Jacksonville, Florida 32204. The submission must provide the information required by, and otherwise comply with the procedures set forth in, Section 3.1 of our Bylaws. Section 3.1 also requires that the nomination notice be submitted by a prescribed time in advance of the meeting. See “Shareholder Proposals” elsewhere in this proxy statement. Upon receipt of a shareholder-proposed director candidate, the corporate secretary will assess the Board's needs, primarily whether or not there is any current pending vacancy or a possible need to be filled by adding or replacing a director. The corporate secretary will also prepare a director profile by comparing the desired list of criteria with the candidate's qualifications. Submissions that meet the criteria outlined above and in our Corporate Governance Guidelines will be forwarded to the Chairman of the corporate governance and nominating committee for further review and consideration. To date, no suggestions with respect to candidates for nomination have been received from shareholders.
Audit Committee
The members of the audit committee are Douglas K. Ammerman (Chair), Willie D. Davis and Daniel D. (Ron) Lane. The Board has determined that each of the audit committee members is financially literate and independent as required by the rules of the Securities and Exchange Commission and the New York Stock Exchange, and that each of Messrs. Ammerman, Davis, and Lane is an audit committee financial expert, as defined by the rules of the Securities and Exchange Commission. The audit committee met or acted by written consent 12 times in 2012.

The primary functions of the audit committee include:

•	appointing, compensating and overseeing our independent registered public accounting firm;
•	overseeing the integrity of our financial statements and our compliance with legal and regulatory requirements;
•	discussing the annual audited financial statements and unaudited quarterly financial statements with management and the independent registered public accounting firm;
•	establishing procedures for receiving, processing and retaining complaints (including anonymous complaints) we receive concerning accounting controls or auditing issues;
•	approving audit and non-audit services provided by our independent registered public accounting firm;
•	discussing earnings press releases and financial information provided to analysts and rating agencies;
•	discussing policies with respect to risk assessment and risk management; and
•	producing an annual report for inclusion in our proxy statement, in accordance with applicable rules and regulations.
The audit committee is a separately-designated standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended.
Report of the Audit Committee
The audit committee of the Board submits the following report on the performance of certain of its responsibilities for the year 2012:
The primary function of our audit committee is oversight of (i) the quality and integrity of our financial statements and related disclosures, (ii) our compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm's qualifications and independence, and (iv) the performance of our internal audit function and independent registered public accounting firm. Our audit committee acts under a written charter, which was adopted in 2005 and subsequently approved by our Board. We review the adequacy of our charter at least annually. Our audit committee is comprised of the three directors named below, each of whom has been determined by the Board to be independent as defined by New York Stock Exchange independence standards. In addition, our Board has determined that each of Messrs. Ammerman, Davis and Lane is an audit committee financial expert as defined by Securities and Exchange Commission rules.
In performing our oversight function, we reviewed and discussed with management and KPMG, LLP, our independent registered public accounting firm, our audited financial statements as of and for the year ended December 31, 2012. Management and KPMG, LLP reported to us that our consolidated financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of FNF and its subsidiaries in conformity with generally accepted accounting principles. We also discussed with KPMG, LLP matters covered by Auditing Standards No. 16 (Communication With Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board and approved by the SEC.
We have received and reviewed the written disclosures and the letter from KPMG, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and have discussed with them their independence. In addition, we have considered whether KPMG, LLP's provision of non-audit services to us is compatible with their independence.
Finally, we discussed with our internal auditors and KPMG, LLP the overall scope and plans for their respective audits. We met with KPMG, LLP at each meeting. Management was present for some, but not all, of these discussions. Our discussions with them included the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.
Based on the reviews and discussions referred to above, we recommended to our Board that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the fiscal year ended 2012 and that KPMG, LLP be appointed independent registered public accounting firm for FNF for 2013.
In carrying out our responsibilities, we look to management and the independent registered public accounting firm. Management is responsible for the preparation and fair presentation of our financial statements and for maintaining effective internal control. Management is also responsible for assessing and maintaining the effectiveness of internal control over the financial reporting process. The independent registered public accounting firm is responsible for auditing our annual financial statements and expressing an opinion as to whether the statements are fairly stated in conformity with generally accepted accounting principles. The independent registered public accounting firm performs its responsibilities in accordance with the standards of the Public Company Accounting Oversight Board. Our members are not professionally engaged in the practice of accounting or auditing, and are not experts under the Securities Exchange Act of 1934 in either of those fields or in auditor independence.

The foregoing report is provided by the following independent directors, who constitute the committee:
AUDIT COMMITTEE
Douglas K. Ammerman (Chair)
Willie D. Davis
Daniel D. (Ron) Lane
Compensation Committee
The members of the compensation committee are Daniel D. (Ron) Lane (Chair), Cary H. Thompson and Richard N. Massey. Each of Messrs. Lane, Thompson and Massey was deemed to be independent by the Board, as required by the New York Stock Exchange. The compensation committee met 11 times during 2012. The functions of the compensation committee include the following:

•	discharging the Board responsibilities relating to compensation of our executives;
•
reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and setting the Chief Executive Officer’s compensation level based on this evaluation;

•	making recommendations to the Board with respect to incentive-compensation plans and equity-based plans;
•	approving equity compensation awards; and
•	producing an annual report on executive compensation for inclusion in our proxy statement, in accordance with applicable rules and regulations.
For more information regarding the responsibilities of the compensation committee, please refer to the section of this proxy statement entitled “Compensation Discussion and Analysis and Executive and Director Compensation” beginning on page 24.
Executive Committee
The members of the executive committee are William P. Foley, II (Chair), Cary H. Thompson and Thomas M. Hagerty, and each of Messrs. Thompson and Hagerty was deemed to be independent by our Board. The executive committee did not meet in 2012. Subject to limits under state law, the executive committee may invoke all of the power and authority of the Board in the management of FNF.
Board Leadership Structure and Role in Risk Oversight.
We separated the positions of CEO and Chairman of the Board in recognition of the differences between the two roles. In October 2009, our Board of Directors adopted a Charter of Lead Independent Director and appointed one of our independent directors, Thomas M. Hagerty, as the Lead Director. The responsibilities of the Lead Director are to:

•	preside at meetings of the board of directors in the absence of, or upon the request of, the Chairman;
•	serve as a designated member of the Executive Committee of the Board;
•	call and preside over all executive meetings of non-employee directors and independent directors and report to the board, as appropriate, concerning such meetings;
•	review board meeting agendas and schedules in collaboration with the Chairman and recommend matters for the board to consider and information to be provided to the board;
•
serve as a liaison and supplemental channel of communication between non-employee/independent directors and the Chairman without inhibiting direct communications between the Chairman and other directors;

•	serve as the principal liaison for consultation and communication between the non-employee/independent directors and shareholders;
•	advise the Chairman concerning the retention of advisors and consultants who report directly to the Board; and
•	be available to major shareholders for consultation and direct communication.
The Board considers it to be useful and appropriate to designate a Lead Director to serve in a lead capacity to coordinate the activities of the other non-employee directors and to perform such other duties and responsibilities as the Board may determine.
The Board administers its risk oversight function directly and through committees. The Audit Committee oversees the Company’s financial reporting process, risk management program, legal and regulatory compliance, performance of the independent auditor, internal audit function, and financial and disclosure controls. Management identifies strategic risks of the Company and aligns the annual audit plan with the auditable risks. Management presents the identified risks and the audit plan to the Audit Committee for review and approval. Management also reports quarterly to the Audit Committee and the Board regarding claims. The Audit Committee also receives quarterly reports on compliance matters. The Corporate Governance and Nominating Committee considers the adequacy of the Company’s governance structures and policies. The Compensation Committee reviews and approves the Company’s compensation and other benefit plans, policies and programs and considers whether any of those plans, policies or programs create risks that are likely to have a material adverse effect on the Company. Each committee provides reports on its activities to the full Board.
Contacting the Board
Any shareholder or other interested person who desires to contact any member of the board or the non-management members of the board as a group may do so by writing to: Board of Directors, c/o Corporate Secretary, Fidelity National Financial, Inc., 601 Riverside Avenue, Jacksonville, FL 32204. Communications received are distributed by the Corporate Secretary to the appropriate member or members of the board.
Certain Relationships and Related Transactions
Certain Relationships with FIS
Our Chairman, William P. Foley, II, also serves as the Vice Chairman of the board of directors of FIS. In addition to Mr. Foley, our directors Thomas M. Hagerty and Richard N. Massey also serve as directors of FIS. We refer to these directors as the dual-service directors. Brent B. Bickett, who serves as our Executive Vice President, Corporate Finance, also served as Executive Vice President, Corporate Finance for FIS through June 30, 2012. Michael L. Gravelle, who serves as our Executive Vice President, General Counsel and Corporate Secretary, also served as Executive Vice President, Chief Legal Officer and Corporate Secretary of FIS until January 31, 2013 and currently serves as Senior Vice President, General Counsel and Corporate Secretary of Remy International, Inc. (effective as of February 2013). In addition to their employment agreements with us, Mr. Bickett and Mr. Gravelle had employment agreements with FIS. We refer to Messrs. Foley, Bickett and Gravelle as the overlapping officers. Each of the dual-service directors and each of the overlapping officers during 2012 owned common stock, and options to buy additional common stock, of both our Company and of FIS.
Historically, we have provided a variety of services to FIS, and FIS has provided various services to us, pursuant to agreements and arrangements between us and FIS. Some of these agreements and arrangements were entered into in connection with our separation from FIS described below, and others were already in existence prior to the separation or have been entered into since the separation from FIS.
On October 24, 2006, we completed the acquisition of substantially all of the assets and liabilities of old FNF (other than old FNF's interests in FIS and in a small subsidiary, FNF Capital Leasing, Inc.) in exchange for shares of our common stock (the “asset contribution”). In connection with the asset contribution from old FNF, effective as of October 26, 2006, old FNF distributed all of the shares it acquired from us in connection with the asset contribution, together with certain other of our shares, to old FNF's shareholders in a tax-free distribution (the “Full Spin-Off”). Following the Full Spin-Off, effective as of November 9, 2006, old FNF merged with and into FIS (the “FIS Merger”). We refer to the FIS Merger, the asset contribution and the Full Spin-Off collectively as the “separation from FIS.” In connection with the separation from FIS, we entered into various agreements with FIS, including a tax disaffiliation agreement, a cross-indemnity agreement, and an agreement regarding the sharing of premium expenses for certain ongoing insurance policies we purchased. While these agreements continue in effect, no payments for indemnification or liability have been made by us or by FIS under any of these agreements.
Arrangements with FIS
Overview
In 2012, there were various agreements between FIS and us. These agreements included:

•	the master information technology and application development services agreement;
•	the interchange use and cost sharing agreements for corporate aircraft;
•	the sublease agreement;
•	our investment agreement with FIS.
Master Information Technology Services Agreement
We are party to a master information technology services agreement with FIS, pursuant to which FIS provides various services to us, such as IT infrastructure support and data center management. Under this agreement, we have designated certain services as high priority critical services required for our business. These include managed operations, network, email/messaging, network routing, technology center infrastructure, active directory and domains, systems perimeter security, data security, disaster recovery and business continuity. FIS agrees to use reasonable best efforts to provide these core services without interruption throughout the term of the master services agreement, except for scheduled maintenance. We can also request services that are not specified in the agreement, and, if we can agree on the terms, a new statement of work or amendment will be executed. In addition, if requested by us, FIS will continue to provide, for an appropriate fee, services to us that are not specifically included in the master information technology services agreement if those services were provided to us by FIS or its subcontractors in the past.
Under this agreement, we are obligated to pay FIS for the services that we (and our subsidiaries) utilize, calculated under a specific and comprehensive pricing schedule. Although the pricing includes some minimum usage charges, most of the service charges are based on volume and actual usage, specifically related to the particular service and the complexity of the technical development and technology support provided by FIS to us. The net amount we paid FIS under this agreement during 2012 was approximately $31.6 million.
In addition, under the master information technology services agreement with FIS, we provided to FIS administrative corporate support services and cost sharing services. The pricing for the services provided by us under this agreement was on a cost-only basis, so that we were in effect reimbursed by FIS for the costs and expenses incurred in providing these services. During 2012, we paid $0.2 million to FIS for services rendered. There were no corporate services rendered to us by FIS or its subsidiaries.
The master information technology services agreement was amended on July 2, 2008 and is effective for a term of five years from that date unless earlier terminated in accordance with its terms. We have the right to renew the agreement for two successive one-year periods, by providing a written notice of our intent to renew at least six months prior to the expiration date. Upon receipt of a renewal notice, the parties will begin discussions regarding the terms and conditions that will apply for the renewal period, and if the parties have not reached agreement on the terms by the time the renewal period commences, then the agreement will be renewed for only one year on the terms as in effect at the expiration of the initial term. We may also terminate the agreement or any particular statement of work or base services agreement subject to certain minimum fees and prior notice requirements, as specified for each service. In addition, if either party fails to perform its obligations under the agreement, the other party may terminate after the expiration of certain cure periods.
Interchange Use and Cost Sharing Agreements for Corporate Aircraft
On July 2, 2008, we entered into an interchange agreement with FIS with respect to our continued use of the corporate aircraft leased or owned by FIS, and the use by FIS of the corporate aircraft leased by us. We also entered into a cost sharing agreement with FIS with respect to the sharing of certain costs relating to other corporate aircraft that are leased or owned by us but used by FIS from time to time. These arrangements provide us with access from time to time to additional corporate aircraft that we can use for our business purposes. The interchange agreement has a perpetual term, but may be terminated at any time by any party upon 30 days prior written notice. The cost sharing agreement continues so long as we own or lease the corporate aircraft (or any replacement corporate aircraft) that is subject to the cost sharing arrangement with FIS. Under the interchange agreement, we reimburse FIS, or FIS reimburses us, for the net cost differential of our use of the aircraft owned or leased by FIS, and their respective aggregate use of our aircraft. The interchange use and the amounts for which each of us can be reimbursed are subject to Federal Aviation Authority regulations and are the same as would apply to any third party with whom we would enter into an aircraft interchange arrangement. During 2012, the amount that we received from FIS, net of amounts paid to FIS, was approximately $4.4 million.
Investment in Fidelity National Information Services, Inc.
On October 1, 2009, pursuant to an investment agreement with Thomas H. Lee Partners, L.P. (“THL”) and FNF dated as of March 31, 2009, FIS issued and sold (a) to THL in a private placement 12.9 million shares of FIS common stock for an aggregate purchase price of approximately $200.0 million and (b) to FNF in a private placement 3.2 million shares of FIS common stock for an aggregate purchase price of approximately $50.0 million. FIS paid each of THL and FNF a transaction fee equal to 3% of their respective investments. The investment agreement provides that neither THL nor FNF may transfer the shares purchased in the investments, subject to limited exceptions, for 180 days after the closing. During the third quarter of 2010, we sold 1,611,574 shares of common stock of FIS in a tender offer by FIS at $29.00 per share for a realized gain of $21.7 million. The fair market value of our investment in FIS common stock was $[ ] million as of March 28, 2013.
Other Related Party Arrangements
Certain Other Related Party Arrangements
During 2012, certain entities owned or controlled by our Executive Chairman, William P. Foley II, paid us an aggregate of $579,247 for corporate support services such as legal, information technology, accounting and bookkeeping services. Amounts paid to the Company by entities owned or controlled by Mr. Foley are believed to be at market rates for similar services or at the cost to provide the service incurred by the Company. Also, during 2012, we paid, in the ordinary course of business, amounts to certain companies owned, in whole or part by Mr. Foley, including $516,214 to Rock Creek Cattle Company, Ltd. and affiliated companies related primarily to hosting meetings of the Company and our affiliate, ABRH LLC., and $52,147 to Foley Family Wines for wine purchases related to employee recognitions and donations, and $46,365 to Mr. Foley's other affiliated companies primarily for hosting Company events. We believe the amounts charged to us in the foregoing transactions were fair and reasonable and represent market (or discounted) rates that would be charged to unaffiliated third party customers for the same types of services. We believe that FNF receives intangible business benefits as a result of these activities as they foster increased loyalty to the Company.
Sara Bennett, the daughter-in-law of Mr. Quirk, is an attorney who is employed by a subsidiary of the Company as underwriting counsel. In 2012, Ms. Bennett's gross earnings were $122,108, which is consistent with other employees holding similar titles at the Company. She also received health and other benefits customarily provided to similarly situated employees.
Hennelly & Grossfeld, LLP provided litigation claims legal services to the Company and received payment of $4,355,097 in legal fees and exegeses in 2012. Mr. Willey is a partner of this firm, but he did not individually provide any legal services to the Company. The Company selects claims counsel through a competitive bidding process, in which Hennelly & Grossfeld, LLP participates.
We also own $766,513 in equity securities in William Lyon Homes, a Company in which Mr. Lyon is the Chief Executive Officer. We originally acquired our interest in these securities through an open market purchase transaction.
Review, Approval or Ratification of Transactions with Related Persons
Pursuant to our codes of ethics, a “conflict of interest” occurs when an individual's private interest interferes or appears to interfere with our interests, and can arise when a director, officer or employee takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Anything that would present a conflict for a director, officer or employee would also likely present a conflict if it is related to a member of his or her family. Our code of ethics states that clear conflict of interest situations involving directors, executive officers and other employees who occupy supervisory positions or who have discretionary authority in dealing with any third party specified below may include the following:

•	any significant ownership interest in any supplier or customer;
•	any consulting or employment relationship with any customer, supplier or competitor; and
•	selling anything to us or buying anything from us, except on the same terms and conditions as comparable directors, officers or employees are permitted to so purchase or sell.
It is our policy to review all relationships and transactions in which we and our directors or executive officers (or their immediate family members) are participants in order to determine whether the director or officer in question has or may have a direct or indirect material interest. Our Chief Compliance Officer, together with our legal staff, is primarily responsible for developing and implementing procedures to obtain the necessary information from our directors and officers regarding transactions to/from related persons. Any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest must be discussed promptly with our Chief Compliance Officer. The Chief Compliance Officer, together with our legal staff, then reviews the transaction or relationship, and considers the material terms of the transaction or relationship, including the importance of the transaction or relationship to us, the nature of the related person's interest in the transaction or relationship, whether the transaction or relationship would likely impair the judgment of a director or executive officer to act in our best interest, and any other factors such officer deems appropriate. After reviewing the facts and circumstances of each transaction, the Chief Compliance Officer, with assistance from the legal staff, determines whether the director or officer in question has a direct or indirect material interest in the transaction and whether or not to approve the transaction in question.
With respect to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, our codes of ethics require that each such officer must:

•	discuss any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest with our General Counsel;
•
in the case of our Chief Financial Officer and Chief Accounting Officer, obtain the prior written approval of our General Counsel for all material transactions or relationships that could reasonably be expected to give rise to a conflict of interest; and

•
in the case of our Chief Executive Officer, obtain the prior written approval of the audit committee for all material transactions that could reasonably be expected to give rise to a conflict of interest.

In the case of any material transactions or relationships involving our Chief Financial Officer or our Chief Accounting Officer, the General Counsel must submit a list of any approved material transactions semi-annually to the audit committee for its review.
Under Securities and Exchange Commission rules, certain transactions in which we are or will be a participant and in which our directors, executive officers, certain shareholders and certain other related persons had or will have a direct or indirect material interest are required to be disclosed in this related person transactions section of our proxy statement. In addition to the procedures above, our audit committee reviews and approves or ratifies any such transactions that are required to be disclosed. The committee makes these decisions based on its consideration of all relevant factors. The review may be before or after the commencement of the transaction. If a transaction is reviewed and not approved or ratified, the committee may recommend a course of action to be taken.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16 of the Securities Exchange Act of 1934, requires the Company’s executive officers and directors to file reports of their ownership, and changes in ownership, of the Company’s common stock with the Securities and Exchange Commission. Executive officers and directors are required by the Securities and Exchange Commission's regulations to furnish the Company with copies of all forms they file pursuant to Section 16 and the Company is required to report in this Proxy Statement any failure of its directors and executive officers to file by the relevant due date any of these reports during fiscal year 2012. Based solely upon a review of these reports, we believe all directors and executive officers of the Company complied with the requirements of Section 16(a) in 2012.
SHAREHOLDER PROPOSALS
Any proposal that a shareholder wishes to be considered for inclusion in the proxy and proxy statement relating to the Annual Meeting of Shareholders to be held in 2014 must be received by the Company no later than December 13, 2013. Any other proposal that a shareholder wishes to bring before the 2014 Annual Meeting of Shareholders without inclusion of such proposal in the Company's proxy materials must also be received by the Company no later than December 13, 2013. All proposals must comply with the applicable requirements or conditions established by the Securities and Exchange Commission and the Company's Bylaws, which requires among other things, certain information to be provided in connection with the submission of shareholder proposals. All proposals must be directed to the Secretary of the Company at 601 Riverside Avenue, Jacksonville, Florida 32204. The persons designated as proxies by the Company in connection with the 2014 Annual Meeting of Shareholders will have discretionary voting authority with respect to any shareholder proposal for which the Company does not receive timely notice.

OTHER MATTERS
The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, the enclosed proxy card confers discretionary authority on the persons named in the enclosed proxy card to vote as they deem appropriate on such matters. It is the intention of the persons named in the enclosed proxy card to vote the shares in accordance with their best judgment.
AVAILABLE INFORMATION
The Company files Annual Reports on Form 10-K with the Securities and Exchange Commission. A copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (except for certain exhibits thereto), including our audited financial statements and financial statement schedules, may be obtained, free of charge, upon written request by any shareholder to Fidelity National Financial, Inc., 601 Riverside Avenue, Jacksonville, Florida 32204, Attention: Investor Relations. Copies of all exhibits to the Annual Report on Form 10-K are available upon a similar request, subject to reimbursing the Company for its expenses in supplying any exhibit.
By Order of the Board of Directors
George P. Scanlon
Chief Executive Officer
Dated: April 12, 2013

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M57730-P34523

FIDELITY NATIONAL FINANCIAL, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 22, 2013

The undersigned hereby appoints William P. Foley, II, George P. Scanlon and Michael L. Gravelle, and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of common stock of Fidelity National Financial, Inc. held of record by the undersigned as of March 28, 2013, at the Annual Meeting of Shareholders to be held on May 22, 2013 at 10:00 a.m., eastern daylight time in the Peninsular Auditorium at 601 Riverside Avenue, Jacksonville, FL 32204 on May 22, 2013, or any adjournment thereof.

This instruction and proxy card is also solicited by the Board of Directors of Fidelity National Financial, Inc. (the "Company") for use at the Annual Meeting of Shareholders on May 22, 2013 at 10:00 a.m. eastern daylight time from persons who participate in either (1) the Fidelity National Financial, Inc. 401(k) Profit Sharing Plan (the "401(k) Plan"), or (2) the Fidelity National Financial, Inc. Employee Stock Purchase Plan (the "ESPP"), or (3) both the 401(k) Plan and the ESPP.

By signing this instruction and proxy card, the undersigned hereby instructs Wells Fargo Bank Minnesota, N.A., Trustee for the 401(k) Plan and the ESPP, to exercise the voting rights relating to any shares of common stock of Fidelity National Financial, Inc. allocable to his or her account(s) as of March 28, 2013. For shares voted by mail, this instruction and proxy card is to be returned to the tabulation agent (Fidelity National Financial, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717) by May 17, 2013. For shares voted by phone or Internet, the deadline is 11:59 PM on May 17, 2013. For the 401(k) Plan, the Trustee will tabulate the votes received from all participants received by the deadline and will determine the ratio of votes for and against each item. The Trustee will then vote all shares held in the 401(k) Plan according to these ratios. For the ESPP, the Trustee will vote only those shares that are properly voted by ESPP participants.

THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS MADE,THIS PROXY WILL BE VOTED FOR ALL THE NOMINEES LISTED ON PROPOSAL 1 AND FOR PROPOSALS 2 THROUGH 6.

Continued and to be signed on reverse side

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M57729-P34523

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIDELITY NATIONAL FINANCIAL, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect Daniel D. (Ron) Lane, Richard N. Massey and Cary H. Thompson as Class II Directors to serve until the 2016 Annual Meeting of Shareholders, and John D. Rood as a Class I Director to serve until the 2015 Annual Meeting of Shareholders.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Daniel D. (Ron) Lane
02) Richard N. Massey
03) John D. Rood
04) Cary H. Thompson

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 22, 2013.

FIDELITY NATIONAL FINANCIAL, INC.

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 28, 2013
Date: May 22, 2013 **Time:** 10:00 AM EDT
Location: The Peninsular Auditorium
601 Riverside Avenue
Jacksonville, FL 32204

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

M57747-P34523

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT ANNUAL REPORT

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 8, 2013 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

M57748-P34523

Voting Items

The Board of Directors recommends you vote FOR the following:

1. To elect Daniel D. (Ron) Lane, Richard N. Massey and Cary H. Thompson as Class II Directors to serve until the 2016 Annual Meeting of Shareholders, and John D. Rood as a Class I Director to serve until the 2015 Annual Meeting of Shareholders.

   Nominees:

   01) Daniel D. (Ron) Lane
   02) Richard N. Massey
   03) John D. Rood
   04) Cary H. Thompson

The Board of Directors recommends you vote FOR the following proposals:

M57749-P34523

Appendix A

FIDELITY NATIONAL FINANCIAL, INC.

AMENDED AND RESTATED
2005 OMNIBUS INCENTIVE PLAN

(as of May 22, 2013)

A-i

Article 1.	Establishment, Objectives, and Duration	A-1
1.1.	Establishment of the Plan	A-1
1.2.	Objectives of the Plan	A-1
1.3.	Duration of the Plan	A-1

Article 2.	Definitions	A-1

Article 3.	Administration	A-3
3.1.	The Committee	A-3
3.2.	Authority of the Committee	A-3
3.3.	Decisions Binding	A-3

Article 4.	Shares Subject to the Plan; Individual Limits; and Anti-Dilution Adjustments	A-3
4.1.	Number of Shares Available for Grants	A-3
4.2.	Individual Limits	A-4
4.3.	Adjustments in Authorized Shares and Awards	A-4

Article 5.	Eligibility and Participation	A-5
5.1.	Eligibility	A-5
5.2.	Actual Participation	A-5

Article 6.	Options	A-6
6.1.	Grant of Options	A-6
6.2.	Award Agreement	A-6
6.3.	Exercise Price	A-6
6.4.	Duration of Options	A-6
6.5.	Exercise of Options	A-6
6.6.	Payment	A-6
6.7.	Restrictions on Share Transferability	A-6
6.8.	Dividend Equivalents	A-6
6.9.	Termination of Employment or Service	A-6
6.10.	Nontransferability of Options	A-6

Article 7.	Stock Appreciation Rights	A-7
7.1.	Grant of SARs	A-7
7.2.	Exercise of Tandem SARs	A-7
7.3.	Exercise of Freestanding SARs	A-7
7.4.	Award Agreement	A-7
7.5.	Term of SARs	A-7
7.6.	Payment of SAR Amount	A-7
7.7.	Dividend Equivalents	A-7
7.8.	Termination of Employment or Service	A-7
7.9.	Nontransferability of SARs	A-8

A-ii

Table of Contents (Continued)
Article 8.	Restricted Stock	A-8
8.1.	Grant of Restricted Stock	A-8
8.2.	Award Agreement	A-8
8.3.	Other Restrictions	A-8
8.4.	Removal of Restrictions	A-8
8.5.	Voting Rights	A-8
8.6.	Dividends and Other Distributions	A-8
8.7.	Termination of Employee Service	A-8
8.8.	Nontransferability of Restricted Stock	A-8

Article 9.	Restricted Stock Units and Performance Shares	A-8
9.1.	Grant of Restricted Stock Units/Performance Shares	A-8
9.2.	Award Agreements	A-8
9.3.	Form and Timing of Payment	A-8
9.4.	Voting Rights	A-9
9.5.	Dividend Equivalents	A-9
9.6.	Termination of Employee Service	A-9
9.7.	Nontransferability	A-9

Article 10.	Performance Units	A-9
10.1.	Grant of Performance Units	A-9
10.2.	Award Agreement	A-9
10.3.	Value of Performance Units	A-9
10.4.	Form and Timing of Payment	A-9
10.5.	Dividend Equivalents	A-9
10.6.	Termination of Employee Service	A-9
10.7.	Nontransferability	A-9

Article 11.	Other Awards	A-9
11.1.	Grant of Other Awards	A-9
11.2.	Payment of Other Awards	A-10
11.3.	Termination of Employee Service	A-10
11.4.	Nontransferability	A-10

Article 12.	Replacement Awards	A-10

Article 13.	Performance Measures	A-10

Article 14.	Beneficiary Designation	A-10

Article 15.	Deferrals	A-10

A-iii

Table of Contents (Continued)
Article 16.	Rights of Participants	A-11
16.1.	Continued Service	A-11
16.2.	Participation	A-11

Article 17.	Change in Control	A-11

Article 18.	Additional Forfeiture Provisions	A-11

Article 19.	Amendment, Modification, and Termination	A-11
19.1.	Amendment, Modification, and Termination	A-11
19.2.	Adjustment of Awards Upon the Occurrence of Certain or Unusual Nonrecurring Events	A-11
19.3.	Awards Previously Granted	A-12
19.4.	Compliance with the Performance-Based Exception	A-12

Article 20.	Withholding	A-12
20.1.	Tax Withholding	A-12
20.2.	Use of Shares to Satisfy Withholding Obligation	A-12

Article 21.	Indemnification	A-12

Article 22.	Successors	A-12

Article 23.	Limitation on Dividends and Dividend Equivalents	A-12

Article 24.	Minimum Vesting Period	A-12

Article 25.	Legal Construction	A-13
25.1.	Gender, Number and References	A-13
25.2.	Severability	A-13
25.3.	Requirements of Law	A-13
25.4.	Governing Law	A-13
25.5.	Non-Exclusive Plan	A-13
25.6.	Code Section 409A Compliance	A-13

A-iv

Fidelity National Financial, Inc.

Amended and Restated
2005 Omnibus Incentive Plan
(as of May 22, 2013)

Article 1.	Establishment, Objectives, and Duration
1.1.Establishment of the Plan. Fidelity National Financial, Inc., a Delaware corporation formerly known as Fidelity National Title Group, Inc. (hereinafter referred to as the “Company”), hereby establishes an incentive compensation plan to be known as the “Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan” (hereinafter referred to as the “Plan”). The Plan permits the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Awards.
The Plan first became effective on September 26, 2005, and was amended and restated effective May 29, 2008 and May 25, 2011. The Board adopted a further amendment and restatement to the Plan on May 22, 2013, which will become effective on May 22, 2013 if approved by the Company's stockholders at the Company's 2013 annual stockholders meeting. The Plan shall remain in effect as provided in Section 1.3 hereof.
1.2.Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through incentives that are consistent with the Company's goals and that link the personal interests of Participants to those of the Company's stockholders.
The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants who make or are expected to make significant contributions to the Company's success and to allow Participants to share in the success of the Company.
1.3.Duration of the Plan. No Award may be granted under the Plan after March 25, 2023, which is the tenth anniversary of the date the Board approved the most recent amendment and restatement of the Plan, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.
Article 2. Definitions
The following terms, when capitalized, shall have the meanings set forth below:
2.2.“Award” means, individually or collectively, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Other Awards granted under the Plan.
2.3.“Award Agreement” means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award.
2.4. “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
2.5.“Board” means the Board of Directors of the Company.
2.6.“Change in Control” means that the conditions set forth in any one of the following subsections shall have been satisfied:
a.an acquisition immediately after which any Person possesses direct or indirect Beneficial Ownership of 25% or more of either the then outstanding shares of Company common stock (the “Outstanding Company Common Stock”) or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided that the following acquisitions shall be excluded: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary, or (iv) any acquisition pursuant to a transaction that complies with paragraphs (i), (ii) and (iii) of subsection (c) of this Section 2.5; or
b.during any period of two consecutive years, the individuals who, as of the beginning of such period, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided that for purposes of this Section 2.5, any individual who becomes a member of the Board subsequent to the beginning of such period and whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent

Board; provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or
c.consummation of a reorganization, merger, share exchange, consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which:
i.all or substantially all of the individuals and entities who have Beneficial Ownership, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will have Beneficial Ownership, directly or indirectly, of more than 50% of, respectively, the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, the Company or a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) (the “Resulting Corporation”) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;
ii.no Person (other than (1) the Company, (2) an employee benefit plan (or related trust) sponsored or maintained by the Company or Resulting Corporation, or (3) any entity controlled by the Company or Resulting Corporation) will have Beneficial Ownership, directly or indirectly, of 25% or more of, respectively, the outstanding shares of common stock of the Resulting Corporation or the combined voting power of the outstanding voting securities of the Resulting Corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Corporate Transaction; and
iii.individuals who were members of the Incumbent Board will continue to constitute at least a majority of the members of the board of directors of the Resulting Corporation; or
d.the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
2.7.“Code” means the Internal Revenue Code of 1986, as amended from time to time.
2.8.“Committee” means the entity, as specified in Section 3.1, authorized to administer the Plan.
2.9.“Company” means Fidelity National Financial, Inc., a Delaware corporation formerly known as Fidelity National Title Group, Inc., and any successor thereto.
2.10.“Consultant” means any consultant or advisor to the Company or a Subsidiary.
2.11.“Director” means any individual who is a member of the Board of Directors of the Company or a Subsidiary.
2.12.“Dividend Equivalent” means, with respect to Shares subject to an Award, a right to be paid an amount equal to the dividends declared and paid on an equal number of outstanding Shares.
2.13.“Employee” means any employee of the Company or a Subsidiary.
2.14.“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
2.15.“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.
2.16.“Fair Market Value” means the fair market value of a Share as determined in good faith by the Committee or pursuant to a procedure specified in good faith by the Committee; provided, however, that if the Committee has not specified otherwise, Fair Market Value shall mean the closing price of a Share as reported in a consolidated transaction reporting system on the date of valuation, or, if there was no such sale on the relevant date, then on the last previous day on which a sale was reported.
2.17.“Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7 herein.
2.18.“Incentive Stock Option” or “ISO” means an Option that is intended to meet the requirements of Code Section 422.
2.19.“Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422.
2.20.“Option” means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan, as described in Article 6 herein.
2.21.“Other Award” means a cash, Share-based or Share-related Award (other than an Award described in Article 6, 7, 8, 9 or 10 of the Plan) that is granted pursuant to Article 11 herein.

2.22.“Participant” means a current or former Employee, Director or Consultant who has rights relating to an outstanding Award.
2.23.“Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).
2.24.“Performance Period” means the period during which a performance measure must be met.
2.25.“Performance Share” means an Award granted to a Participant, as described in Article 9 herein.
2.26.“Performance Unit” means an Award granted to a Participant, as described in Article 10 herein.
2.27.“Period of Restriction” means the period Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture and are not transferable, as provided in Articles 8 and 9 herein.
2.28.“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof.
2.29.“Replacement Awards” means Awards issued in assumption of or substitution for awards granted under equity-based incentive plans sponsored or maintained by an entity with which the Company engages in a merger, acquisition or other business transaction, pursuant to which awards relating to interests in such entity (or a related entity) are outstanding immediately prior to such merger, acquisition or other business transaction. Except as provided in Section 4.1, for all purposes hereunder, Replacement Awards shall be deemed Awards.
2.30.“Restricted Stock” means an Award granted to a Participant, as described in Article 8 herein.
2.31.“Restricted Stock Unit” means an Award granted to a Participant, as described in Article 9 herein.
2.32.“Share” means a share of Class A common stock of the Company, par value $0.0001 per share, subject to adjustment pursuant to Section 4.3 hereof.
2.33.“Stock Appreciation Right” or “SAR” means an Award granted to a Participant, either alone or in connection with a related Option, as described in Article 7 herein.
2.34.“Subsidiary” means any corporation in which the Company owns, directly or indirectly, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns, directly or indirectly, at least fifty percent (50%) of the combined equity thereof. Notwithstanding the foregoing, for purposes of determining whether any individual may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” shall have the meaning ascribed to such term in Code Section 424(f).
2.35.“Tandem SAR” means an SAR that is granted in connection with a related Option, as described in Article 7 herein.
Article 3. Administration
3.1.The Committee. The Plan shall be administered by the Compensation Committee of the Board or such other committee as the Board shall select (the “Committee”). The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.
3.2.Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select the Employees, Directors and Consultants who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into in connection with the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and, subject to the provisions of Section 19.3 herein, amend the terms and conditions of any outstanding Award and Award Agreement. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority as identified herein.
3.3.Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, its stockholders, Directors, Employees, Consultants and their estates and beneficiaries and any transferee of an Award.
Article 4. Shares Subject to the Plan; Individual Limits; and Anti-Dilution Adjustments
4.1.Number of Shares Available for Grants.
a.Subject to adjustment as provided in Section 4.3 herein, the maximum number of Shares that may be delivered pursuant to Awards under the Plan shall be 45,900,000, provided that:

i.Shares that are potentially deliverable under an Award that is canceled, forfeited, settled in cash, expires or is otherwise terminated without delivery of such Shares shall not be counted as having been delivered under the Plan.
ii.Shares that are held back, tendered or returned to cover the Exercise Price or tax withholding obligations with respect to an Award shall not be counted as having been delivered under the Plan.
iii.Shares that have been issued in connection with an Award of Restricted Stock that is canceled or forfeited prior to vesting or settled in cash, causing the Shares to be returned to the Company, shall not be counted as having been delivered under the Plan.
Notwithstanding the foregoing, if Shares are returned to the Company in satisfaction of taxes relating to Restricted Stock, in connection with a cash out of Restricted Stock (but excluding upon forfeiture of Restricted Stock) or in connection with the tendering of Shares by a Participant in satisfaction of the Exercise Price or taxes relating to an Award, such issued Shares shall not become available again under the Plan if (x) the transaction resulting in the return of Shares occurs more than ten years after the date the Plan is approved by stockholders in a manner that constitutes stockholder approval for purposes of the New York Stock Exchange listing standards or (y) such event would constitute a “material revision” of the Plan subject to stockholder approval under then applicable rules of the New York Stock Exchange. Shares delivered or deliverable pursuant to Replacement Awards shall not reduce the number of Shares available for delivery pursuant to Awards under the Plan.
Shares delivered pursuant to the Plan may be authorized but unissued Shares, treasury Shares or Shares purchased on the open market.
b.Subject to adjustment as provided in Section 4.3 herein, all Shares authorized under the Plan and available for grant may be delivered in connection with “full value Awards,” meaning Awards other than Options, SARs, or Other Awards for which the Participant pays the grant date intrinsic value.
c.Notwithstanding the foregoing, for purposes of determining the number of Shares available for grant as Incentive Stock Options, only Shares that are subject to an Award that expires or is cancelled, forfeited or settled in cash shall be treated as not having been issued under the Plan.
4.2.Individual Limits. Subject to adjustment as provided in Section 4.3 herein, the following rules shall apply with respect to Awards and any related dividends or Dividend Equivalents intended to qualify for the Performance-Based Exception:
a.Options: The maximum aggregate number of Shares with respect to which Options may be granted in any one fiscal year to any one Participant shall be 4,000,000 Shares.
b.SARs: The maximum aggregate number of Shares with respect to which Stock Appreciation Rights may be granted in any one fiscal year to any one Participant shall be 4,000,000 Shares.
c.Restricted Stock: The maximum aggregate number of Shares of Restricted Stock that may be granted in any one fiscal year to any one Participant shall be 2,000,000 Shares.
d.Restricted Stock Units: The maximum aggregate number of Shares with respect to which Restricted Stock Units may be granted in any one fiscal year to any one Participant shall be 2,000,000 Shares.
e.Performance Shares: The maximum aggregate number of Shares with respect to which Performance Shares may be granted in any one fiscal year to any one Participant shall be 2,000,000 Shares.
f.Performance Units: The maximum aggregate compensation that can be paid pursuant to Performance Units awarded in any one fiscal year to any one Participant shall be $25,000,000 or a number of Shares having an aggregate Fair Market Value not in excess of such amount.
g.Other Awards: The maximum aggregate compensation that can be paid pursuant to Other Awards awarded in any one fiscal year to any one Participant shall be $25,000,000 or a number of Shares having an aggregate Fair Market Value not in excess of such amount.
h.Dividends and Dividend Equivalents: The maximum dividend or Dividend Equivalent that may be paid in any one fiscal year to any one Participant shall be $25,000,000.
4.3.Adjustments in Authorized Shares and Awards. In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, spin-off, stock split, reverse stock split, share combination, share exchange, extraordinary dividend, or any change in the corporate structure affecting the Shares, such adjustment shall be made in the number and kind of shares that may be delivered under the Plan as set forth in Section 4.1(a) and (b), the individual limits set forth in Section 4.2, and, with respect to outstanding Awards, the number and kind of shares subject to outstanding Awards, the Exercise Price, grant price or other price of shares subject to outstanding Awards, any performance conditions relating to shares, the market price of shares, or per-share results, and other terms and conditions of outstanding Awards, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of shares subject to any Award shall always be rounded down to a whole number.
Article 5. Eligibility and Participation
5.1.Eligibility. Persons eligible to participate in the Plan include all Employees, Directors and Consultants.
5.2.Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors and Consultants, those to whom Awards shall be granted and shall determine the nature and amount of each Award.
Article 6. Options
6.1.Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such amounts, upon such terms, and at such times as the Committee shall determine.
6.2.Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO. Options that are intended to be ISOs shall be subject to the limitations set forth in Code Section 422.
6.3.Exercise Price. The Exercise Price for each grant of an Option under the Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted; provided, however, that this restriction shall not apply to Replacement Awards or Awards that are adjusted pursuant to Section 4.3 herein. No ISO granted to a Participant who, at the time the ISO is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary shall have an Exercise Price that is less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the ISO is granted.
6.4.Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. No ISO granted to a Participant who, at the time the ISO is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary shall be exercisable later than the fifth (5th) anniversary of the date of its grant.
6.5.Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as set forth in the Award Agreement and as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.
6.6.Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised and specifying the method of payment of the Exercise Price.
The Exercise Price of an Option shall be payable to the Company in full: (a) in cash or its equivalent, (b) by tendering Shares or directing the Company to withhold Shares from the Option having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price, (c) by broker-assisted cashless exercise, (d) in any other manner then permitted by the Committee, or (e) by a combination of any of the permitted methods of payment. The Committee may limit any method of payment, other than that specified under (a), for administrative convenience, to comply with applicable law, or for any other reason.
6.7.Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.
6.8.Dividend Equivalents. At the discretion of the Committee, an Award of Options may provide the Participant with the right to receive Dividend Equivalents, which will be credited to an account for the Participant and subject to the restrictions and vesting conditions applicable to such Award, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish. Nothwithstanding anything herein to the contrary, in no event shall Dividend Equivalents be currently payable with respect to unearned Awards.
6.9.Termination of Employment or Service. Each Participant's Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment or, if the Participant is a Director or Consultant, service with the Company and/or a Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options, and may reflect distinctions based on the reasons for termination of employment or service.

6.10.Nontransferability of Options.
a.Incentive Stock Options. ISOs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during a Participant's lifetime only by such Participant.
b.Nonqualified Stock Options. NQSOs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during a Participant's lifetime only by such Participant.
Article 7. Stock Appreciation Rights
7.1.Grant of SARs. Subject to the terms and provisions of the Plan, SARs may be granted to Participants in such amounts, upon such terms, and at such times as the Committee shall determine. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.
The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.
The grant price of a Freestanding SAR shall at least equal the Fair Market Value of a Share on the date of grant of the SAR, and the grant price of a Tandem SAR shall equal the Exercise Price of the related Option; provided, however, that this restriction shall not apply to Replacement Awards or Awards that are adjusted pursuant to Section 4.3 herein.
7.2.Exercise of Tandem SARs. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. To the extent exercisable, Tandem SARs may be exercised for all or part of the Shares subject to the related Option. The exercise of all or part of a Tandem SAR shall result in the forfeiture of the right to purchase a number of Shares under the related Option equal to the number of Shares with respect to which the SAR is exercised. Conversely, upon exercise of all or part of an Option with respect to which a Tandem SAR has been granted, an equivalent portion of the Tandem SAR shall similarly be forfeited.
Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO.
7.3.Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them and sets forth in the Award Agreement.
7.4.Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.
7.5.Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.
7.6.Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
a.the difference between the Fair Market Value of a Share on the date of exercise over the grant price; by
b.the number of Shares with respect to which the SAR is exercised.
At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
7.7.Dividend Equivalents. At the discretion of the Committee, an Award of SARs may provide the Participant with the right to receive Dividend Equivalents, which will be credited to an account for the Participant and subject to the restrictions and vesting conditions applicable to such Award, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish. Nothwithstanding anything herein to the contrary, in no event shall Dividend Equivalents be currently payable with respect to unearned Awards.
7.8.Termination of Employment or Service. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment or, if the Participant is a Director or Consultant, service with the Company and/or a Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs, and may reflect distinctions based on the reasons for termination of employment or service.
7.9.Nontransferability of SARs. SARs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during a Participant's lifetime only by such Participant.
Article 8. Restricted Stock
8.1.Grant of Restricted Stock. Subject to the terms and provisions of the Plan, Restricted Stock may be granted to Participants in such amounts, upon such terms, and at such times as the Committee shall determine.
8.2.Award Agreement. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction and, if applicable, Performance Period(s), the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.
8.3.Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, a requirement that the issuance of Shares of Restricted Stock be delayed, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock. The Company may retain in its custody any certificate evidencing the Shares of Restricted Stock and place thereon a legend and institute stop-transfer orders on such Shares, and the Participant shall be obligated to sign any stock power requested by the Company relating to the Shares to give effect to the forfeiture provisions of the Restricted Stock.
8.4.Removal of Restrictions. Subject to applicable laws, Restricted Stock shall become freely transferable by the Participant after the last day of the Period of Restriction applicable thereto. Once Restricted Stock is released from the restrictions, the Participant shall be entitled to receive a certificate evidencing the Shares.
8.5.Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant's Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares during the Period of Restriction.
8.6.Dividends and Other Distributions. Except as otherwise provided in a Participant's Award Agreement, during the Period of Restriction, all distributions, including regular cash dividends, paid with respect to Shares of Restricted Stock shall be credited to Participants subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid and paid at such time following full vesting as are paid the Shares of Restricted Stock with respect to which such distributions were made.
8.7.Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain unvested Restricted Stock following termination of the Participant's employment or, if the Participant is a Director or Consultant, service with the Company and/or a Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Awards of Restricted Stock, and may reflect distinctions based on the reasons for termination of employment or service.
8.8.Nontransferability of Restricted Stock. Except as otherwise determined by the Committee, during the applicable Period of Restriction, a Participant's Restricted Stock and rights relating thereto shall be available during the Participant's lifetime only to such Participant, and such Restricted Stock and related rights may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated other than by will or by the laws of descent and distribution.
Article 9. Restricted Stock Units and Performance Shares
9.1.Grant of Restricted Stock Units/Performance Shares. Subject to the terms and provisions of the Plan, Restricted Stock Units and Performance Shares may be granted to Participants in such amounts, upon such terms, and at such times as the Committee shall determine.
9.2.Award Agreement. Each grant of Restricted Stock Units or Performance Shares shall be evidenced by an Award Agreement that shall specify the applicable Period(s) of Restriction and/or Performance Period(s) (as the case may be), the number of Restricted Stock Units or Performance Shares granted, and such other provisions as the Committee shall determine. The initial value of a Restricted Stock Unit or Performance Share shall be at least equal to the Fair Market Value of a Share on the date of grant; provided, however, that this restriction shall not apply to Replacement Awards or Awards that are adjusted pursuant to Section 4.3 herein.

9.3.Form and Timing of Payment. Except as otherwise provided in Article 17 herein or a Participant's Award Agreement, payment of Restricted Stock Units or Performance Shares shall be made at a specified settlement date that shall not be earlier than the last day of the Period of Restriction or Performance Period, as the case may be. The Committee, in its sole discretion, may pay earned Restricted Stock Units and Performance Shares by delivery of Shares or by payment in cash of an amount equal to the Fair Market Value of such Shares (or a combination thereof). The Committee may provide that settlement of Restricted Stock Units or Performance Shares shall be deferred, on a mandatory basis or at the election of the Participant.
9.4.Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units or Performance Shares granted hereunder; provided, however, that the Committee may deposit Shares potentially deliverable in connection with Restricted Stock Units or Performance Shares in a rabbi trust, in which case the Committee may provide for pass through voting rights with respect to such deposited Shares.
9.5.Dividend Equivalents. At the discretion of the Committee, an Award of Restricted Stock Units or Performance Shares may provide the Participant with the right to receive Dividend Equivalents, which will be credited to an account for the Participant and subject to the restrictions and vesting conditions applicable to such Award, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish. Nothwithstanding anything herein to the contrary, in no event shall Dividend Equivalents be currently payable with respect to unearned Awards.
9.6.Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive a payout with respect to an Award of Restricted Stock Units or Performance Shares following termination of the Participant's employment or, if the Participant is a Director or Consultant, service with the Company and/or a Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Restricted Stock Units or Performance Shares, and may reflect distinctions based on the reasons for termination of employment or service.
9.7.Nontransferability. Except as otherwise determined by the Committee, Restricted Stock Units and Performance Shares and rights relating thereto may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.
Article 10. Performance Units
10.1.Grant of Performance Units. Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants in such amounts, upon such terms, and at such times as the Committee shall determine.
10.2.Award Agreement. Each grant of Performance Units shall be evidenced by an Award Agreement that shall specify the number of Performance Units granted, the Performance Period(s), the performance goals and such other provisions as the Committee shall determine.
10.3.Value of Performance Units. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met, will determine the number and/or value of Performance Units that will be paid out to the Participants.
10.4.Form and Timing of Payment. Except as otherwise provided in Article 17 herein or a Participant's Award Agreement, payment of earned Performance Units shall be made following the close of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units in cash or in Shares that have an aggregate Fair Market Value equal to the value of the earned Performance Units (or a combination thereof). The Committee may provide that settlement of Performance Units shall be deferred, on a mandatory basis or at the election of the Participant.
10.5.Dividend Equivalents. At the discretion of the Committee, an Award of Performance Units may provide the Participant with the right to receive Dividend Equivalents, which will be credited to an account for the Participant and subject to the restrictions and vesting conditions applicable to such Award, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish. Nothwithstanding anything herein to the contrary, in no event shall Dividend Equivalents be currently payable with respect to unearned Awards.
10.6.Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive a payout with respect to an Award of Performance Units following termination of the Participant's employment or, if the Participant is a Director or Consultant, service with the Company and/or a Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Performance Units and may reflect distinctions based on reasons for termination of employment or service.
10.7.Nontransferability. Except as otherwise determined by the Committee, Performance Units and rights relating thereto may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article 11. Other Awards
11.1.Grant of Other Awards. Subject to the terms and conditions of the Plan, Other Awards may be granted to Participants in such amounts, upon such terms, and at such times as the Committee shall determine. Types of Other Awards that may be granted pursuant to this Article 11 include, without limitation, the payment of cash or Shares based on attainment of performance goals established by the Committee, the payment of Shares as a bonus or in lieu of cash based on attainment of performance goals established by the Committee, and the payment of Shares in lieu of cash under other Company incentive or bonus programs.
11.2.Payment of Other Awards. Payment under or settlement of any such Awards shall be made in such manner and at such times as the Committee may determine.
11.3.Termination of Employment or Service. The Committee shall determine the extent to which the Participant shall have the right to receive Other Awards following termination of the Participant's employment or, if the Participant is a Director or Consultant, service with the Company and/or a Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, may be included in an agreement entered into with each Participant, but need not be uniform among all Other Awards, and may reflect distinctions based on the reasons for termination of employment or service.
11.4.Nontransferability. Except as otherwise determined by the Committee, Other Awards and rights relating thereto may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.
Article 12. Replacement Awards
Each Replacement Award shall have substantially the same terms and conditions (as determined by the Committee) as the award it replaces; provided, however, that the number of Shares subject to Replacement Awards, the Exercise Price, grant price or other price of Shares subject to Replacement Awards, any performance conditions relating to Shares underlying Replacement Awards, or the market price of Shares underlying Replacement Awards or per-Share results may differ from the awards they replace to the extent such differences are determined to be appropriate and equitable by the Committee, in its sole discretion.
Article 13. Performance Measures
The Committee may specify that the attainment of one or more of the performance measures set forth in this Article 13 shall determine the degree of granting, vesting and/or payout with respect to Awards (including any related dividends or Dividend Equivalents) that the Committee intends will qualify for the Performance-Based Exception. The performance goals to be used for such Awards shall be chosen from among the following performance measure(s): earnings per share, economic value created, market share (actual or targeted growth), net income (before or after taxes), operating income, earnings before interest, taxes, depreciation and amortization (EBITDA), earnings before interest, taxes, depreciation, amortization and restructuring costs (EBITDAR), adjusted net income after capital charge, return on assets (actual or targeted growth), return on capital (actual or targeted growth), return on equity (actual or targeted growth), return on investment (actual or targeted growth), revenue (actual or targeted growth), cash flow, operating margin, share price, share price growth, total stockholder return, and strategic business criteria consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation and information technology, and goals relating to acquisitions or divestitures of Subsidiaries and/or other affiliates or joint ventures. The targeted level or levels of performance with respect to such performance measures may be established at such levels and on such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. Awards (including any related dividends or Dividend Equivalents) that are not intended to qualify for the Performance-Based Exception may be based on these or such other performance measures as the Committee may determine.
Achievement of performance goals in respect of Awards intended to qualify under the Performance-Based Exception shall be measured over a Performance Period, and the goals shall be established not later than ninety (90) days after the beginning of the Performance Period or, if less than (90) days, the number of days that is equal to twenty-five percent (25%) of the relevant Performance Period applicable to the Award. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards that are designed to qualify for the Performance-Based Exception may not be adjusted upward (the Committee may, in its discretion, adjust such Awards downward).
Article 14. Beneficiary Designation
Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing during the Participant's lifetime with the Committee. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.
Article 15. Deferrals
If permitted by the Committee, a Participant may defer receipt of amounts that would otherwise be provided to such Participant with respect to an Award, including Shares deliverable upon exercise of an Option or SAR or upon payout of any other Award. If permitted, such deferral (and the required deferral election) shall be made in accordance with, and shall be subject to, the terms and conditions of the applicable nonqualified deferred compensation plan, agreement or arrangement under which such deferral is made and such other terms and conditions as the Committee may prescribe.
Article 16. Rights of Participants
16.1.Continued Service. Nothing in the Plan shall:
a.interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant's employment or service at any time,
b.confer upon any Participant any right to continue in the employ or service of the Company or a Subsidiary, nor
c.confer on any Director any right to continue to serve on the Board of Directors of the Company or a Subsidiary.
16.2.Participation. No Employee, Director or Consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.
Article 17. Change in Control
Except as otherwise provided in a Participant's Award Agreement, upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:
(a)any and all outstanding Options and SARs granted hereunder shall become immediately exercisable; provided, however, that the Committee may instead provide that such Awards shall be automatically cashed out upon a Change in Control;
(b)any Period of Restriction or other restriction imposed on Restricted Stock, Restricted Stock Units and Other Awards shall lapse; and
(c)any and all Performance Shares, Performance Units and other Awards (if performance-based) shall be deemed earned at the target level (or if no target level is specified, the maximum level) with respect to all open Performance Periods.
Article 18. Additional Forfeiture Provisions
The Committee may condition a Participant's right to receive a grant of an Award, to vest in the Award, to exercise the Award, to retain cash, Shares, other Awards, or other property acquired in connection with the Award, or to retain the profit or gain realized by the Participant in connection with the Award, including cash or other proceeds received upon sale of Shares acquired in connection with an Award, upon compliance by the Participant with specified conditions relating to non-competition, confidentiality of information relating to or possessed by the Company, non-solicitation of customers, suppliers, and employees of the Company, cooperation in litigation, non-disparagement of the Company and its officers, directors and affiliates, and other restrictions upon or covenants of the Participant, including during specified periods following termination of employment with or service for the Company and/or a Subsidiary.
Article 19. Amendment, Modification, and Termination
19.1.Amendment, Modification, and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment that requires stockholder approval in order for the Plan to continue to comply with the New York Stock Exchange listing standards or any rule promulgated by the United States Securities and Exchange Commission or any securities exchange on which the securities of the Company are listed shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule. Except as provided in Section 4.3 hereof, the Board does not have the power to amend the terms of previously granted options to reduce the exercise price per share subject to such options, or to cancel such options and grant substitute options with a lower exercise price per share than the cancelled options. The Company is not permitted to purchase for cash previously granted options with an exercise price that is greater than the Company's trading price on the proposed date of purchase.
19.2.Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided, however, that (except as provided in Section 4.3 hereof) the Committee does not have the power to amend the terms of previously granted options to reduce the exercise price per share subject to such options, or to cancel such options and grant substitute options with a lower exercise price per share than the cancelled options. The Company is not permitted to purchase for cash previously granted options with an exercise price that is greater than the Company's trading price on the proposed date of purchase. With respect to any Awards intended to comply with the Performance-Based Exception, any such exception shall be specified at such times and in such manner as will not cause such Awards to fail to qualify under the Performance-Based Exception.
19.3.Awards Previously Granted. No termination, amendment or modification of the Plan or of any Award shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award, unless such termination, modification or amendment is required by applicable law and except as otherwise provided herein.
19.4.Compliance with the Performance-Based Exception. If it is intended that an Award (and/or any dividends or Dividend Equivalents relating to such Award) comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate such that the Awards (and/or dividends or Dividend Equivalents) maintain eligibility for the Performance-Based Exception. If changes are made to Code Section 162(m) or regulations promulgated thereunder to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article 19, make any adjustments to the Plan and/or Award Agreements it deems appropriate.
Article 20. Withholding
19.1.Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, domestic or foreign taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.
19.2.Use of Shares to Satisfy Withholding Obligation. With respect to withholding required upon the exercise of Options or SARs, upon the vesting or settlement of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, or upon any other taxable event arising as a result of Awards granted hereunder, the Committee may require or may permit Participants to elect that the withholding requirement be satisfied, in whole or in part, by having the Company withhold, or by tendering to the Company, Shares having a Fair Market Value equal to the minimum statutory withholding (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes) that could be imposed on the transaction and, in any case in which it would not result in additional accounting expense to the Company, taxes in excess of the minimum statutory withholding amounts. Any such elections by a Participant shall be irrevocable, made in writing and signed by the Participant.
Article 21. Indemnification
Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company to the fullest extent permitted by Delaware law against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification is subject to the person having been successful in the legal proceedings or having acted in good faith and what is reasonably believed to be a lawful manner in the Company's best interests. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
Article 22. Successors
All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company.
Article 23. Limitation on Dividends and Dividend Equivalents
Notwithstanding anything in this Plan to the contrary, if dividends or Dividend Equivalents are granted with respect to any Awards that are subject to performance-based vesting conditions, the dividends or Dividend Equivalents shall be accumulated or reinvested and paid only after such performance-based vesting conditions are met, as set forth by the Committee in the applicable Award Agreement.

Article 24. Minimum Vesting Period
Awards under the Plan generally will not contain vesting schedules that provide for vesting to occur more quickly than ratably over two years; provided, however, that this minimum vesting requirement may be waived in extraordinary circumstances, shall not apply to Awards granted to non-employee Directors, and shall not prevent Awards from vesting upon death or disability, termination of service as an Employee, Director or Consultant, or a Change in Control.
Article 25. Legal Construction
25.1.Gender, Number and References. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. Any reference in the Plan to an act or code or to any section thereof or rule or regulation thereunder shall be deemed to refer to such act, code, section, rule or regulation, as may be amended from time to time, or to any successor act, code, section, rule or regulation.
25.2.Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
25.3.Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
25.4.Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Florida, without giving effect to conflicts or choice of law principles.
25.5.Non-Exclusive Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including other incentive arrangements and awards that do or do not qualify under the Performance-Based Exception.
25.6.Code Section 409A Compliance. To the extent applicable, it is intended that this Plan and any Awards granted under the Plan comply with the requirements of Code Section 409A and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service (collectively “Section 409A”). Any provision that would cause the Plan or any Award granted under the Plan to fail to satisfy Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A.

Appendix B
Proposal No. 4 - Amendments to Article IX of the Certificate of Incorporation to Enable Shareholders to Act by Written Consent:
Article IX
Written Consent of Stockholders
~~Any action required or permitted to be taken by stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent or consents by stockholders in lieu of such a meeting.~~
Section 9.01. actions required or permitted to be taken by the stockholders of the Corporation at an annual or special meeting of the stockholders may be effected without a meeting by the written consent of the holders of common stock of the Corporation (a “Consent”), but only if such action is taken in accordance with the provisions of this Article IX or by the holders of any class or series of Preferred Stock issued pursuant to Article IV hereof, if the terms of such class or series of Preferred Stock expressly provide for such action by Consent.
Section 9.02. The record date for determining stockholders entitled to authorize or take corporate action by Consent shall be as fixed by the Board of Directors or as otherwise established under this Article IX. Any stockholder seeking to have the stockholders authorize or take corporate action by Consent shall, by written notice addressed to the Secretary of the Corporation and delivered to the principal executive offices of the Corporation and signed by holders of record owning not less than 15% of all issued and outstanding shares of common stock of the Corporation, as determined in accordance with any applicable requirements of the Bylaws of the Corporation, who shall continue to own not less than 15% of all issued and outstanding shares of common stock of the Corporation through the date of delivery of Consents signed by a sufficient number of stockholders to authorize or take such action and who shall not revoke such request, request that a record date be fixed for such purpose (each such notice, a “Request”). The Request must contain the information set forth in Section 9.03 hereof. By the later of (i) twenty days after delivery of a valid Request and (ii) five days after delivery of any information requested by the Corporation pursuant to Section 9.03 hereof, the Board of Directors shall determine the validity of the Request and whether the Request relates to an action that may be authorized or taken by Consent pursuant to this Article IX and, if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If the Request has been determined to be valid and to relate to an action that may be authorized or taken by Consent pursuant to this Article IX or if such no determination shall have been made by the date required by this Article IX, and in either event no record date has been fixed by the Board of Directors, the record date shall be the day on which the first signed Consent is delivered to the Corporation in the manner described in Section 9.07 hereof; except that, if prior action by the Board of Directors is required under the provisions of the General Corporation Law of the State of Delaware, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
Section 9.03. Any Request (a) must be delivered by the holders of record owning not less than 15% of all issued and outstanding shares of common stock of the Corporation, as determined in accordance with any applicable requirements of the Bylaws of the Corporation (with evidence of such ownership attached), who shall continue to own not less than 15% of all issued and outstanding shares of common stock of the Corporation through the date of delivery of Consents and who shall not revoke such request, signed by a sufficient number of stockholders to authorize or take such action; (b) must describe the action proposed to be authorized or taken by Consent; and (c) must contain (i) such other information and representations, to the extent applicable, then required by the Corporation's Bylaws as though each stockholder submitting such Request was submitting a notice of a nomination for election to the Board of Directors at an annual meeting of stockholders or of other business to be brought before an annual meeting of stockholders, (ii) the text of the proposal (including the text of any resolutions to be adopted by Consent and the language of any proposed amendment to the Bylaws of the Corporation), and (iii) any agreement of the requesting stockholders required by the Bylaws of the Corporation. The Board of Directors may require the stockholders submitting a Request to furnish such other information as it may require to determine the validity of the Request. Stockholders seeking to authorize or take action by Consent shall update the information provided in the Request as required by the Corporation's Bylaws with respect to information provided concerning nominations for elections to the Board or other business at annual stockholders meetings.
Section 9.04. Stockholders are not entitled to authorize or take action by Consent if (a) the action relates to an item of business that is not a proper subject for stockholder action under applicable law, (b) an identical or substantially similar item of business, as determined by the Board of Directors in its reasonable determination, which determination shall be conclusive and binding on the Corporation and its stockholders (a “Similar Item”), is included in the Corporation's notice of meeting as an item of business to be brought before an annual or special stockholders meeting that has been called but

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not yet held or that is called to be held on a date within 90 days after the receipt by the Corporation of the Request for such action, provided that the removal of directors without electing replacements shall not be a Similar Item to the election of directors, or (c) such Request was made in a manner that involved a violation of Regulation 14A promulgated under the Securities Exchange Act of 1934, or other applicable law.
Section 9.05. Stockholders may authorize or take action by Consent only if such Consents are solicited from all holders of common stock of the Corporation.
Section 9.06. Every Consent purporting to take or authorize the taking of corporate action must bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take or authorize the taking of the action referred to therein unless, within 60 days of the earliest dated Consent delivered in the manner required by Section 9.07 hereof, Consents signed by a sufficient number of stockholders to authorize or take such action are so delivered to the Corporation.
Section 9.07. Every Consent purporting to take or authorize the taking of corporate action must be dated and delivered to the Corporation or its registered office in the State of Delaware no earlier than 60 days after the delivery of a valid Request. Consents must be delivered to the Corporation's registered office in the State of Delaware or its principal place of business. Delivery must be made by hand or by certified or registered mail, return receipt requested. The Secretary of the Corporation, or such other officer of the Corporation as the Board of Directors may designate (“Other Officer”), shall provide for the safe-keeping of such Consents and any related revocations and shall promptly conduct such ministerial review of the sufficiency of all Consents and any related revocations and of the validity of the action to be authorized or taken by Consent as the Secretary of the Corporation or Other Officer, as the case may be, deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in the Consents have given consent; provided, however, that if the action to which the Consents relate is the removal or replacement of one or more members of the Board of Directors, the Secretary of the Corporation or Other Officer, as the case may be, shall promptly designate two persons, who shall not be members of the Board of Directors, to serve as inspectors (“Inspectors”) with respect to such Consents and such Inspectors shall discharge the functions of the Secretary of the Corporation or Other Officer, as the case may be, under this Article IX. If after such investigation the Secretary of the Corporation, Other Officer, or the Inspectors, as the case may be, shall determine that the action has been duly authorized or taken by the Consents, that fact shall be certified on the records of the Corporation and the Consents shall be filed in such records. In conducting the investigation required by this Section, the Secretary of the Corporation, Other Officer, or the Inspectors, as the case may be, may retain special legal counsel and any other necessary or appropriate professional advisors as such person or persons may deem necessary or appropriate, at the expense of the Corporation, and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.
Section 9.08. No action may be authorized or taken by the stockholders by Consent except in accordance with this Article IX. If the Board of Directors shall determine that any Request was not properly made in accordance with, or relates to an action that may not be effected by Consent pursuant to, this Article IX, or any stockholder seeking to authorize or take such action does not otherwise comply with this Article IX, then the Board of Directors shall not be required to fix a record date and any such purported action by Consent shall be null and void to the fullest extent permitted by applicable law. No Consent shall be effective until such date as the Secretary of the Corporation, Other Officer, or the Inspectors, as the case may be, certify to the Corporation that the Consents delivered to the Corporation in accordance with Section 9.07 hereof represent at least the minimum number of votes that would be necessary to authorize or take the corporate action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with Delaware law and this Certificate of Incorporation.
Section 9.09. Nothing contained in this Article IX shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any Consent or related revocations, whether before or after such certification by the Secretary of the Corporation, Other Officer, or the Inspectors, as the case may be, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
Section 9.10. Notwithstanding anything to the contrary set forth above, (a) none of the foregoing provisions of this Article IX shall apply to any solicitation of stockholder action by written consent by or at the direction of the Board of Directors and (b) the Board of Directors shall be entitled to solicit stockholder action by Consent in accordance with applicable law.

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Proposal No. 5 - Amendments to the Certificate of Incorporation Eliminating Super-Majority Voting Provisions.
Article XIII
Amendment
The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at any time may be added or inserted, in the manner now or hereafter prescribed by law. All rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article XIII. ~~Notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in~~ In addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Certificate of Incorporation or by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of such Preferred Stock, the provisions (a) of the Bylaws of the Corporation may be adopted, amended or repealed if ~~set forth in (a) Section 2.2 (except for Section 2.2(a)), Section 2.3, Section 3.1 (except for Section 3.1(a)) and Article IX of the Bylaws of the Corporation and (b) Articles V, VI, VII, IX, X and XIII of this Certificate of Incorporation, may not be repealed, altered, amended or rescinded, in whole or in part, nor a new Certificate of Incorporation be adopted, unless~~ approved by a majority of the Board of Directors then in office or ~~and~~ approved by holders of the Class A Common Stock in accordance with applicable law and this Certificate of Incorporation and (b) of this Certificate of Incorporation may be adopted, amended or repealed as provided by applicable law.~~two-thirds of the votes entitled to be cast, voting as a single class, by holders of all outstanding capital stock which by its terms may be voted on all matters submitted to stockholders of the Corporation generally.~~

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